                                                                    EXHIBIT 99.1

                                   $50,000,000

                                  POST-PETITION
                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 16, 2004

                                      Among

    TROPICAL SPORTSWEAR INT'L CORPORATION, TROPICAL SPORTSWEAR COMPANY, INC.,
  SAVANE INTERNATIONAL CORP., APPAREL NETWORK CORP., TSI BRANDS, INC. and TSIL,
                                      INC.

               (each, a Borrower and collectively, the Borrowers)

                                       and

                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME

                           (collectively, the Lenders)

                                       and

                     THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                   (the Agent)

   SECTION 2.3       REPAYMENT OF REVOLVING CREDIT LOANS; REDUCTION
                     OF COMMITMENTS...........................................27
   SECTION 2.4       REVOLVING CREDIT NOTE....................................28
   SECTION 2.5       MANDATORY REPAYMENTS.....................................38

ARTICLE III. LETTER OF CREDIT FACILITY........................................28

   SECTION 3.1       ISSUANCE.................................................28
   SECTION 3.2       ADVANCES AUTOMATIC; PARTICIPATIONS.......................28
   SECTION 3.3       CASH COLLATERAL..........................................29
   SECTION 3.4       FEES AND EXPENSES........................................30
   SECTION 3.5       REQUEST FOR INCURRENCE OF LETTER OF CREDIT

   SECTION 4.16      CONTRIBUTION AND INDEMNIFICATION AMONG THE
                     BORROWERS................................................42
   SECTION 4.17      SUBORDINATION............................................42
   SECTION 4.18      SUPER PRIORITY; NATURE OF SECURED OBLIGATIONS AND
                     THE AGENT'S LIENS........................................59
   SECTION 4.19      WAIVER...................................................60

ARTICLE V. CONDITIONS PRECEDENT...............................................43

   SECTION 5.1       CONDITIONS PRECEDENT TO REVOLVING CREDIT LOANS

   SECTION 8.7       RECORDS RELATING TO COLLATERAL; LOCATION OF
                     OFFICES AND COLLATERAL...................................60
   SECTION 8.8       INFORMATION AND REPORTS..................................60
   SECTION 8.9       COVENANTS REGARDING INTELLECTUAL PROPERTY

   SECTION 9.1       PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR

   SECTION 9.9       HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL

EXHIBITS-1

                                    EXHIBITS
                                    --------

EXHIBIT A                  FORM OF REVOLVING CREDIT NOTE
EXHIBIT B                  FORM  OF   NOTICE  OF   PROPOSED   ADVANCE/CONVERSION/
                           CONTINUATION
EXHIBIT C                  FORM OF POWER OF ATTORNEY
EXHIBIT D                  FORM OF ASSIGNMENT AND TRANSFER AGREEMENT
EXHIBIT E         .........FORM OF ACCOUNTS BORROWING BASE
                           CERTIFICATE
EXHIBIT F         .........FORM OF INVENTORY BORROWING BASE
                           CERTIFICATE
EXHIBIT G         .........CERTAIN LETTER OF CREDIT FEES
EXHIBIT H         .........EXISTING FLEET LETTERS OF CREDIT
EXHIBIT I         .........INTERIM ORDER

SCHEDULES-1

                                    SCHEDULES
                                    ---------

SCHEDULE 1.1:                 Commercial Tort Claims
SCHEDULE 1.2:                 Mortgaged Properties
SCHEDULE 2.2:                 Authorized Officers
SCHEDULE 5.1                  First Day Orders
SCHEDULE 6.1(a):              Organization; Power; Qualification; FEIN
SCHEDULE 6.1(b):              Subsidiaries and Ownership of the Borrowers
SCHEDULE 6.1(e):              Business Description
SCHEDULE 6.1(f):              Compliance with Law; Government Approvals
SCHEDULE 6.1(g):              Titles to Properties
SCHEDULE 6.1(h):              Liens
SCHEDULE 6.1(i):              Indebtedness and Guaranties
SCHEDULE 6.1(j):              Litigation
SCHEDULE 6.1(k):              Tax Returns and Payments
SCHEDULE 6.1(o):              Benefit Plans; ERISA
SCHEDULE 6.1(s):              Inventory
SCHEDULE 6.1(u):              Chief Executive Office
SCHEDULE 6.1(v):              Real Property
SCHEDULE 6.1(w):              Corporate and Fictitious Names
SCHEDULE 6.1(z):              Employee Relations
SCHEDULE 6.1(aa):             Intellectual Property
SCHEDULE 6.1(bb):             Trade Names
SCHEDULE 6.1(cc):             Brokers
SCHEDULE 6.1(dd):             Insurance
SCHEDULE 6.1(ee):             Deposit and Disbursement Accounts
SCHEDULE 6.1(ff):             Government Contracts
SCHEDULE 6.1(gg):             Trade Relations
SCHEDULE 6.1(hh):             Agreements and other Documents
SCHEDULE 9.8:                 Use of Proceeds

                                  POST-PETITION
                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 16, 2004

                  TROPICAL  SPORTSWEAR INT'L CORPORATION,  a Florida  corporation
("Parent"),  TROPICAL SPORTSWEAR COMPANY,  INC., a Delaware corporation ("TSCI"),
SAVANE  INTERNATIONAL  CORP., a Texas  corporation  ("Savane"),  APPAREL  NETWORK
CORP.,  a  Florida  corporation   ("Apparel"),   TSI  BRANDS,  INC.,  a  Delaware
corporation  ("TSI"),  and  TSIL,  INC.,  a  Delaware  corporation  ("TSIL";  and together with Parent,  TSCI,  Savane,  Apparel and TSI, the "Borrowers" and each, a "Borrower"),  the financial  institutions  party to this Agreement from time to time  (collectively,  the  "Lenders"),  and  THE CIT  GROUP/COMMERCIAL  SERVICES,
INC., a New York  corporation,  as agent for the Lenders (in such  capacity,  the
"Agent") agree as follows:

                                    RECITALS:

                  A........The  Borrowers,  the Lenders and the Agent are parties to that  certain  Loan and  Security  Agreement,  dated as of June 17,  2004 (the
"Pre-Petition  Loan  Agreement"),  pursuant to the terms and  conditions of which the Lenders have made available to the Borrowers a revolving  credit  facility in an aggregate  amount of up to  $60,000,000  (including a letter of credit subline in an aggregate amount of up to $40,000,000).

                  B........On  December  16,  2004  (the  "Petition  Date"),  the
Borrowers  commenced  Chapter 11 Case No.  [_______]  (the "Chapter 11 Cases") by
filing  voluntary  petitions for  reorganization  under chapter 11 of title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq. (the "Bankruptcy  Code"), with the United  States  Bankruptcy  Court for the  Middle  District  of Florida  (the
"Bankruptcy Court").

                  C........The Borrowers  continue to operate their  business and manage  their  properties  as debtors  and  debtors  in  possession  pursuant  to
Sections 1107(a) and 1108 of the Bankruptcy Code.

                  D........The Borrowers  have  requested  that the Agent and the
Lenders  provide  a  debtor  in  possession   revolving  credit  facility  in  an
aggregate  amount of up to  $50,000,000  (including a letter of credit subline in an aggregate amount of up to $36,000,000).

                  E........The  Borrowers  intend to utilize  such funds to repay the  Pre-Petition  Revolving  Credit  Loans  and to fund  their  working  capital requirements during the pendency of the Chapter 11 Cases.

ARTICLE I.
                                   DEFINITIONS

SECTION 1.1       Definitions.  For the purposes of this Agreement:

                  "Accounts"  means, as to any Person,  all of such Person's then owned or existing and future  acquired or arising (a)  "accounts",  as such terms is defined in the  Uniform  Commercial  Code,  and any and all other  receivables
(whether  or  not   specifically   listed  on  schedules   furnished  to  Agent),
including,  without limitation,  all accounts created by, or arising from, all of any  Borrower's  sales,  leases,  rentals  or  other  dispositions  of  goods  or renditions  of  services to its  customers  (whether or not they have been earned by  performance),  including  but not limited to,  those  accounts  arising  from sales,  leases,  rentals or other  dispositions of goods or rendition of services made under any of the trade names,  logos or styles of any  Borrower,  or through any  division  of  any  Borrower;  (b)  Instruments,  Documents,  Chattel  Paper,
Contracts,  Contract Rights, acceptances,  and tax refunds relating to any of the
foregoing  or  arising   therefrom;   (c)  unpaid  seller's   rights   (including
rescission,   replevin,  reclamation,   repossession  and  stoppage  in  transit)
relating to any of the  foregoing or arising  therefrom;  (d) rights to any Goods relating  to any of the  foregoing  or  arising  therefrom,  including  rights to returned,  reclaimed or  repossessed  Goods;  (e)  reserves  and credit  balances
relating  to  any  of  the  foregoing  or  arising  therefrom;   (f)   Supporting
Obligations  and Letter of Credit  Rights  relating  to any of the  foregoing  or
arising  therefrom;  (g)   insurance  policies  or rights  relating to any of the
foregoing;  (h) General  Intangibles  relating to any of the foregoing or arising therefrom  including,  without  limitation,  all  payment  intangibles  and other rights to payment  (including,  but not limited to, those  arising in  connection with bank and  non-bank  credit card  receivables)  and books and records and any electronic media and software relating thereto;  (i) notes,  deposits or property of  Account  Debtors  relating  to any  of the  foregoing  or  arising  therefrom securing the  obligations of any such Account  Debtors to the Borrowers;  and (l)
cash and non-cash Proceeds of any and all the foregoing.

                  "Accounts  Borrowing Base" means at any time, for the Borrowers in the  aggregate,  an amount  equal to the sum of  (A) ninety  percent  (90%) of
Eligible  Credit  Approved  Accounts  plus  (2)  eighty-five   percent  (85%)  of
Eligible Non-Credit Approved Accounts.

                  The Agent shall have,  and reserves,  the right at any time, in
its  reasonable   credit   judgment,   to  adjust  the  foregoing   advance  rate
percentages.

                  "Accounts  Borrowing Base  Certificate"  means a certificate in the form attached  hereto as Exhibit E (or another form  acceptable to the Agent)
setting  forth the  calculation  of the  Accounts  Borrowing  Base,  including  a calculation  of each  component  thereof,  in  sufficient  detail by Borrowers or otherwise in such detail as shall be reasonably  satisfactory  to the Agent.  All calculations  of the Accounts  Borrowing Base in connection  with the preparation of any  Accounts  Borrowing  Base  Certificate  shall  originally  be made by the
Borrowers  and  certified to the Agent;  provided,  that the Agent shall have the right to review and adjust,  in the exercise of its reasonable  credit  judgment, any such  calculation  (a) to reflect  its  reasonable  estimate  of  declines in value of any of the  Collateral  described  therein,  and (b) to the extent  that such calculation is not in accordance with this Agreement.

                  "Account  Debtor"  means a  Person  who is  obligated  on or in connection with an Account.

                  "ACH  Transactions"   means  any  cash  management  or  related
services  including the automatic  clearing  house  transfer of funds by a Lender for the account of the Borrowers pursuant to agreement or overdrafts.

                  "Advance"  means  an  amount  or  amounts  advanced  or  to  be advanced,  as the context  requires,  by the Lenders to the  Borrowers  under the
Revolving Credit Facility pursuant to Article 2 hereof.

                  "Affiliate"  means, with respect to a Person,  (a) any partner, officer,  manager,  director,  employee or managing  agent of such Person or such
Person's  Affiliates;  and (b) any other Person  (other than a Subsidiary)  that,
(i) directly or indirectly through one or more  intermediaries,  controls,  or is controlled  by,  or is  under  common  control  with,  such  given  Person,  (ii)
directly  or  indirectly  beneficially  owns or holds 20% or more of any class of voting  stock or  partnership  or other  voting  interest  of such  Person or any
Subsidiary  of  such  Person,  or  (iii)  20% or  more  of the  voting  stock  or partnership  or  other  voting  interest  of  which  is  directly  or  indirectly beneficially  owned or held by such Person or a Subsidiary  of such  Person.  The term "control"  means the  possession,  directly or  indirectly,  of the power to direct  or cause  the  direction  of the  management  and  policies  of a Person, whether  through  ownership of voting  securities or  partnership or other voting
interest,   by  contract  or  otherwise;   provided,   however,   that  the  term
"Affiliate" shall specifically exclude the Agent and each Lender.

                  "Agent"  shall have the  meaning  ascribed  to such term in the
Recitals to this Agreement.

                  "Agent's  Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 15.1(c) hereof.

                  "Agreement"   means  this   Post-Petition   Loan  and  Security
Agreement,  including all Schedules,  Exhibits and other attachments  hereto, and all amendments,  modifications and supplements  hereto and thereto and shall mean and  refer  to this  Agreement  as the  same may be in  effect  at the time  such reference becomes operative.

                  "Agreement  Date" means the date as of which this  Agreement is dated.

                  "Allowed  Professional  Fees" has the meaning  ascribed to such term in Section 4.18(c).

                  "Applicable   Law"   means   all   applicable   provisions   of
constitutions,  statutes,  rules,  regulations  and  orders  of all  governmental bodies and of all orders and  decrees of all courts and  arbitrators,  including, without limitation, applicable Environmental Laws.

                  "Appraised  FM  Value"  means  the  fair  market  value  of the relevant  property  determined from time to time pursuant to periodic  appraisals
(i)  conducted  by  an  appraiser   satisfactory   to  the  Agent,  in  its  sole
discretion,  (ii) which contain results and values which are  satisfactory to the
Agent, in its sole  discretion,  and (iii) which have been accepted by the Agent, in its  sole  discretion,  and  such  acceptance  has  been  communicated  to the
Borrowers.

                  "Appraised OL Value" means the net "orderly  liquidation" value of the  relevant  property  determined  from time to time  pursuant  to  periodic appraisals (i) conducted by an appraiser  satisfactory  to the Agent, in its sole discretion,  (ii) which contain results and values which are  satisfactory to the
Agent, in its sole  discretion,  and (iii) which have been accepted by the Agent, in its  sole  discretion,  and  such  acceptance  has  been  communicated  to the
Borrowers.

                  "Approved Sale Price" means,  solely with respect to De Minimis
Asset  Dispositions,  the aggregate  purchase  price or other  consideration,  as
approved   by  the   Bankruptcy   Court,   to  be  received  by  the  Debtors  as
consideration for any asset or assets subject to the Asset Disposition.

                  "Asset  Disposition"  means the sale,  transfer,  conveyance or other  disposition  (including,  without  limitation,  pursuant  to  any  merger, consolidation or  sale-leaseback  transaction) of any asset or property of any of the  Borrowers  including,  but not limited to, the capital stock of any Borrower or any  Subsidiary  of any  Borrower,  but  excluding  sales of  Inventory in the ordinary course of business.

                  "Assignment  and Transfer"  means an  assignment  and transfer, substantially  in the form of Exhibit D  hereto,  assigning all or a portion of a
Lender's  interests,  rights and  obligations  under this  Agreement  pursuant to
Section 13.2.

                  "Availability  Reserve"  means  an  amount  equal  to  (a)  the
Inventory  Reserves plus (b) the Minimum Excess  Availability  Reserve plus (c) a reserve  or  reserves  in the full  amount of the  Carve-Out  Amount  plus (d) an amount equal to the  Pre-Petition  Indebtedness  plus (e) three (3) months rental payments  or  similar  charges  for  any  Borrower's  leased  premises  or  other
Collateral  locations  (other than show rooms and sales offices with an amount of
Inventory  deemed by the Agent to be immaterial)  for which such Borrower has not delivered  to the Agent a Waiver  and  Consent  plus (f) the amount of such other reserve or reserves as the Agent may  establish  or deem  necessary  from time to time  in the  exercise  of its  reasonable  credit  judgment  including,  without limitation,  as a  result  of  (i)  any  reserve  established  by  Agent,  in its discretion,  pursuant to Sections 8.1, 8.10,  and 8.11 hereof,  (ii) any negative forecasts  and/or  trends in the  business,  prospects,  operation  or  financial condition  of the  Borrowers  (iii) the  occurrence  of any event or existence of any  condition  which has  adversely  impacted or is  reasonably  anticipated  to adversely  impact the perfection,  priority,  validity or  enforceability  of the
Security  Interest  or Agent's  and  Lenders'  ability to realize on the value of the  Collateral  or which is  otherwise  expected  to have a  Materially  Adverse
Effect,  (iv) the existence of any material and  unanticipated  cash  requirement or liability of the Borrowers,  or (v) any other issues,  circumstances  or facts
that  could   otherwise   negatively   impact  the  Borrowers  or  the  business,
prospects, operations, financial condition or assets of the Borrowers.

                  "Bank  Products"  means any one or more of the following  types of services or  facilities  extended to the  Borrowers by FCC or any Affiliate of
FCC  (and  for  purposes  hereof,  Bank  of  America,  N.A.,  will be  deemed  an
Affiliate of FCC): (i) ACH  Transactions  and (ii) cash  management  services and products,  including controlled  disbursement services,  checking accounts,  wire transfer services and all fees and expenses associated therewith.

                  "Bank Products  Liabilities" means Liabilities of a Borrower to
FCC or any Affiliate of FCC arising out of or relating to Bank Products.

                  "Bankruptcy  Code" has the meaning ascribed to such term in the recitals to this Agreement.

                  "Bankruptcy  Court" has the  meaning  ascribed  to such term in the recitals to this Agreement.

                  "Bankruptcy  Rules"  means  the  Federal  Rules  of  Bankruptcy
Procedure and the Official  Bankruptcy  forms,  as amended,  the Federal Rules of
Civil  Procedure,   as  amended,  as  applicable  to  the  Chapter  11  Cases  or proceedings  therein,  and the local rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  "Benefit  Plan" or "Plan" means an "employee  benefit  plan" as defined in  Section 3(3) of ERISA (other than a  Multi-Employer  Plan) in respect of which a  Borrower  or any  Related  Company  is, or with  respect  to  defined benefit  plans (as defined  under ERISA)  within the  immediately  preceding  six years was, an  "employer"  as defined in Section  3(5) of ERISA,  including  such plans as may be established after the Agreement Date.

                  "Blocked  Account" shall have the meaning ascribed to such term in Section 8.1(a)(i) of this Agreement.

                  "Borrower" and "Borrowers"  shall have the meanings ascribed to such terms in the preamble of this Agreement.

                  "Borrowing  Base" means at any time,  for the  Borrowers in the aggregate, an amount equal to the lesser of:

(a)      an amount equal to (i) the Revolving  Credit  Facility Amount minus (ii)
         an amount equal to the sum of (A) the Letter of Credit Reserve,  and (B)
         the amount of any Availability Reserves,

or

(b)      an amount equal to (i) the sum of (A) the  Accounts  Borrowing Base; (B)
         the Inventory  Borrowing  Base; and (C) the Fixed Asset  Borrowing Base;
         minus  (ii) an  amount  equal  to the sum of (A) the  Letter  of  Credit
         Reserve, and (B)  the amount of any Availability Reserves.

                  "Borrowing  Notice"  shall have the  meaning  assigned  to such term in Section 2.2(a)(i).

                  "Budget"  means a rolling  thirteen week cash flow forecast (on a cash basis)  initially  covering  the period  from the  Petition  Date  through
March 18, 2005 and other cash flow and  financial  projections  that itemize on a weekly  basis all  material  expenditures  proposed to be made during the term of this Agreement.

                  "Business  Day" means any day other than a Saturday,  Sunday or other day on which  either (i) the office of Chase  Bank,  in New York,  New York or (ii) the Agent's office in Charlotte, North Carolina, is authorized to close.

                  "Capital  Expenditures"  means, with respect to any Person, all expenditures  made and  liabilities  incurred for the acquisition of assets which are not, in  accordance  with GAAP,  treated as expense  items for such Person in the year made or incurred  or as a prepaid  expense  applicable  to a future year or years.

                  "Capitalized  Lease"  means a  lease  that  is  required  to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means  Indebtedness  represented by obligations  under a Capitalized  Lease,  and the amount of such  Indebtedness shall be the  capitalized  amount of such  obligations  determined  in accordance with GAAP.

                  "CARPA"  means  the  Credit   Approved   Receivables   Purchase
Agreement  dated November 1, 2003 between CIT and the Parent,  as the same may be amended, modified or supplemented from time to time.

                  "Carve-Out"  has the  meaning  ascribed to such term in Section
4.18(c).

                  "Carve-Out  Amount"  has the  meaning  ascribed to such term in
Section 4.18(c).

                  "Carve-Out  Expense"  has the meaning  ascribed to such term in
Section 4.18(c).

                  "Cash Collateral"  means collateral  consisting of cash or Cash
Equivalents  on which  the  Agent,  for the  benefit  of  itself as Agent and the
Lenders, has a first priority Lien.

                  "Cash  Collateral  Account" shall have the meaning  assigned to such term in Section 3.3(a) hereof.

                  "Cash Equivalents" means

(a)      marketable direct obligations  issued or  unconditionally  guaranteed by the United States  Government or issued by any agency thereof and backed by the  full  faith  and  credit  of the  United  States,  in each  case maturing within one year from the date of acquisition thereof;

(b)      commercial  paper  maturing  no more than one year from the date  issued and,  at the time of  acquisition  thereof,  having a rating of at least
         A-2 from  Standard  & Poor's  Corporation  or at least P-1 from  Moody's
         Investors Service, Inc.;

(c)      certificates  of  deposit  or  bankers'  acceptances  issued  in  Dollar denominations  and  maturing  within one year from the date of  issuance thereof  issued by any commercial  bank organized  under the laws of the
         United  States  of  America  or any state  thereof  or the  District  of
         Columbia  having   combined   capital  and  surplus  of  not  less  than
         $250,000,000.00  and,  unless  issued  by the  Agent  or a  Lender,  not subject to set-off or offset  rights in favor of such bank  arising from any banking relationship with such bank; and

(d)      repurchase   agreements   in  form  and   substance   and  for   amounts
         satisfactory  to the Agent  with a term of not more than  seven days for underlying  securities  of the types  described  in clauses (a), (b) and
         (c) above,  entered  into with any  financial  institution  meeting  the qualifications specified in clause (c).

                  "Change  of  Control"  means  any of  the  following:  (a)  any person or group of persons  (within the meaning of the  Securities  Exchange  Act of 1934,) shall have acquired  beneficial  ownership  (within the meaning of Rule
13d-3   promulgated  by  the  Securities  and  Exchange   Commission   under  the
Securities  Exchange  Act of 1934,) of 40% or more of the issued and  outstanding shares of capital  stock of Parent  having the right to vote for the  election of directors  of Parent  under  ordinary  circumstances;  (b)  during  any period of twelve  consecutive  calendar  months,  individuals  who at the beginning of such period  constituted  the  board of  directors  of Parent  (together  with any new
directors   whose  election  by  the  board  of  directors  of  Parent  or  whose nomination for election by the  Stockholders  of Parent was approved by a vote of at least  two-thirds  of the  directors  then  still in office  who  either  were directors at the  beginning of such period or whose  election or  nomination  for election was  previously  so  approved)  cease for any reason other than death or disability to constitute a majority of the directors  then in office;  (c) Parent ceases to own and  control,  directly  or  indirectly,  all of the  economic  and voting rights  associated with all of the outstanding  capital stock of the other
Borrowers  or (d)  Borrowers  cease to own and control,  directly or  indirectly, all of the  economic and voting  rights  associated  with all of the  outstanding capital stock of any of its Subsidiaries.

                  "Chapter  11 Cases" has the  meaning  ascribed  to such term in the recitals to this Agreement.

                  "Charges" means all Federal,  state, county,  city,  municipal, local,  foreign  or other  governmental  taxes  (including,  without  limitation, taxes owed to PBGC at the time due and payable),  levies,  assessments,  charges, liens,  claims or encumbrances  upon or relating to (i) the Collateral,  (ii) the
Secured Obligations,  (iii) the employees,  payroll,  income or gross receipts of a Borrower,  (iv) the  ownership  or use of any assets by a Borrower,  or (v) any other aspect of a Borrower's business.

                  "Chase  Bank"  means  JPMorgan  Chase  Bank,  N.A.,  a national banking association.

                  "Chase  Bank  Rate"  means  the  rate  of  interest  per  annum announced  by Chase  Bank from  time to time as its  prime  rate in effect at its principal  office in the City of New York.  Such rate is not  intended  to be the lowest rate of interest charged by Chase Bank to its borrowers.

                  "Chattel  Paper" means as to any Person,  any "chattel  paper,"
as such term is defined in the  Uniform  Commercial  Code,  including  electronic chattel paper, now owned or hereafter acquired by such Person.

                  "CIT"  means The CIT  Group/Commercial  Services,  Inc.,  a New
York corporation, in its capacity other than as Agent.

                  "Clearing  Bank"  means any  banking  institution  with which a
Blocked Account has been established pursuant to a Lockbox Agreement.

                  "Code"  means the  Internal  Revenue  Code of 1986,  as amended from time to time.

                  "Collateral"  means  all of each  Borrower's  right,  title and interest in and to each of the  following  (whether in the name of such  Borrower or under any of such Borrower's  Trade Names),  wherever  located and whether now or hereafter existing or now owned or hereafter acquired or arising:

(a)      all Accounts,

(b)      all Chattel Paper,

(c)      all Contracts,

(d)      all Contract Rights,
(e)      all Deposit Accounts,

(f)      all Documents,

(g)      all Equipment,

(h)      all Fixtures,

(i)      all General Intangibles (including payment intangibles and Software),

(j)      all Instruments,

(k)      all Inventory,

(l)      all Investment Property,

(m)      all Mortgaged Properties,

(n)      all  commercial  tort  claims  (which  are  specifically   described  on
         Schedule 1.1),

(o)      all Supporting Obligations and Letter of Credit Rights,

(p)      all other  Goods and  property,  whether  or not  delivered,  including, without limitation,  such other goods and property (i) the sale or lease of  which  gives  or  purports  to give  rise to any  Account  or  other
         Collateral,  including,  but not  limited  to, all  Inventory  and other merchandise  returned or rejected by or repossessed  from customers,  or
         (ii)  securing  any  Account  or other  Collateral,  including,  without limitation,  all  rights  as an  unpaid  vendor  or  lienor  (including, without limitation,  stoppage in transit, replevin and reclamation) with respect to such other Goods and properties,

(q)      all substitutes and  replacements  for,  accessories,  attachments,  and other  additions to, any of the above and any and all products or masses into which any Goods are  physically  united such that their identity is lost,

(r)      all  policies  and  certificates  of  insurance  relating  to any of the foregoing, now owned or hereafter acquired,  evidencing or pertaining to any and all items of Collateral,

(s)      all files,  correspondence,  computer programs, tapes, discs and related data  processing  software  which  contain  information  identifying  or pertaining to any of the  Collateral or any Account  Debtor,  or showing the  amounts  thereof or  payments  thereon or  otherwise  necessary  or helpful in the realization thereon or the collection thereof,

(t)      all cash  deposited with the Agent or any Lender or any Affiliate of the
         Agent or any Lender or which the Agent,  for the benefit of the Lenders, or any  Lender or such  Affiliate  is  entitled  to retain or  otherwise possess as Collateral  pursuant to the  provisions of this  Agreement or any of the Security  Documents or any agreement  relating to any Letters of Credit, and

(u)      any and all products and Proceeds of the foregoing  (including,  but not limited to, any claim to any item  referred to in this  definition,  and any claim against any third party for loss of, damage to or  destruction of any or all of, the  Collateral  or for  proceeds  payable  under,  or unearned  premiums  with respect to,  policies of insurance) in whatever form, including,  but not limited to, cash, Instruments,  Chattel Paper, security agreements and other documents.

                  "Collection  Account" means the Agent's  account,  currently at
Wachovia Bank, National Association, Charlotte, North Carolina.

                  "Collection  Report" means a report  delivered by the Borrowers to the Agent, from time to time, pursuant to the provisions of Section 8.8(b).

                  "Commitment"  means,  as to each  Lender,  the amount set forth opposite such Lender's name on the signature  pages hereof (or in the  Register), representing  such  Lender's  obligation,  upon  and  subject  to the  terms  and conditions of this  Agreement,  to make  Advances and to purchase  participations in Letters of Credit.

                  "Commitment   Percentage"   means,   as  to  any  Lender,   the
percentage  of the Revolving  Credit  Facility  Amount  obtained by dividing such
Lender's Commitment by the Revolving Credit Facility Amount.

                  "Committees"  means,  collectively,  the official  committee of unsecured  creditors  and any other  committee  formed,  appointed or approved in the  Chapter 11 Cases,  and each of such  committees  shall be  referred  to as a
"Committee."

                  "Common  Stock"  means,  with respect to any  corporation,  the shares of common stock of such corporation.

                  "Consolidated  Net  Income"  means,  for  any  period,  the net income or loss of the  Borrowers  and their  consolidated  Subsidiaries  for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidating  Balance  Sheet"  means a  Consolidated  Balance
Sheet plus  individual  balance  sheets for each  Borrower  and its  consolidated
Subsidiaries,   showing  all  eliminations  of  inter-company   transactions  and
prepared in such form as is satisfactory to the Agent.

                  "Consolidated  Balance  Sheet"  means  a  consolidated  balance sheet for the  Borrowers and their  consolidated  Subsidiaries,  eliminating  all inter-company transactions and Liabilities and prepared in accordance with GAAP.

                  "Contaminant" means any waste, pollutant,  hazardous substance, toxic substance,  hazardous waste, special waste,  petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  "Contracts"  means,  as to any Person,  all "contracts" as such term is defined in the Uniform Commercial Code,  including,  without  limitation, all of such  Person's  then  owned or  existing  and future  acquired  or arising contracts,  undertakings,  or agreements  (other than rights evidenced by chattel paper,  documents  or  instruments  as such  terms  are  defined  in the  Uniform
Commercial  Code) in or under  which such  Person may now or  hereafter  have any right, title or interest,  including,  without limitation, any agreement relating to  Inventory,  the terms of payment or the terms of  performance  of any Account or any other Collateral.

                  "Contract  Rights"  means,  as  to  any  Person,  all  of  such
Person's  then owned or  existing  and future  acquired or arising  rights  under
Contracts  not yet fully  performed and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

                  "Control  Agreement"  means  an  acknowledgement  from,  or  an agreement  among the Borrowers,  the Agent,  for the benefit of the Lenders,  and
(i) the  issuer of  uncertificated  securities  with  respect  to  uncertificated securities  in the name of any  Borrower,  (ii) a  securities  intermediary  with
respect  to  securities,  whether  certificated  or  uncertificated,   securities
entitlements  and other  financial  assets  held in a  securities  account in the name of any Borrower,  or (iii) a futures commission  merchant or clearing house, as applicable,  with respect to commodity  accounts and commodity  contracts held
by  any  Borrower,   whereby,   among  other  things,   the  issuer,   securities
intermediary,  or futures commission  merchant disclaims any security interest in the applicable  financial  assets,  acknowledges  the Lien of the Agent,  for the benefits  of the  Lenders,  on such  financial  assets,  and agrees to follow the instructions  or entitlement  orders of the Agent without  further consent by the affected Borrower.

                  "Cost" means with  respect to Eligible  Inventory of a Borrower the lower of cost,  determined  on a first-in  first-out  basis,  or fair  market value of such Eligible Inventory as determined in accordance with GAAP.

                  "De Minimis Asset  Disposition" means any Asset Disposition for which  the  Approved  Sale  Price  of the  asset  or  assets  sold,  transferred, conveyed,  or otherwise disposed of (including,  without limitation,  pursuant to
any  merger,   consolidation  or  sale-leaseback  transaction)  does  not  exceed
$50,000,  provided,  however,  that the aggregate  amount of all De Minimis Asset
Dispositions shall not exceed $500,000.

                  "Default"  means any of the events  specified  in  Section 12.1 which with the  passage of time or giving of notice or both would  constitute  an
Event of Default.

                  "Default Margin" means two percent (2%) per annum.

                  "Deposit  Accounts"  means,  as to  any  Person,  all  "deposit accounts"  as defined in the  Uniform  Commercial  Code,  now owned or  hereafter acquired,  including,  without  limitation,  all of such Person's  demand,  time,
savings,   passbook,   money   market  or  like   depository   accounts  and  all
certificates of deposit,  maintained with a bank,  savings and loan  association, credit  union  or  like  organization  (other  than  an  account  evidenced  by a certificate of deposit that is an instrument under the Uniform Commercial Code).

                  "Disbursement  Account"  means an account  maintained by and in the name of a Borrower  with a  Disbursing  Bank for the  purposes of  depositing proceeds of Advances.

                  "Disbursing  Bank" means any  commercial  bank  within  which a
Borrower maintains a Disbursement Account after the Effective Date.

                  "Documentary  Letter of Credit" means any documentary letter of credit  issued or  authorized  to be issued by an Issuing Bank for the account of a Borrower pursuant to Article 3 hereof.

                  "Documents"  means,  as  to  any  Person,  all  "documents"  as defined  in the  Uniform  Commercial  Code,  now  owned  or  hereafter  acquired, including,  without  limitation,  all of such Person's  certificates or documents of origin  and of title,  warehouse  receipts  and  manufacturers  statements  of origin.

                  "Domestic  Subsidiary"  means a Subsidiary of a Borrower (other than a Subsidiary  that is a Borrower) that is  incorporated  under the laws of a state of the United States or the District of Columbia.

                  "Dollar"  and  "$"  means  freely  transferable  United  States dollars.

                  "Early   Termination   Date"  means  any  date,  prior  to  the
Expiration  Date,  on  which  the  Borrowers  terminate  this  Agreement  or  the
Revolving Credit Facility pursuant to Section 4.5.

                  "EBITDA"  means,  for any  period  Consolidated  Net Income for such  period  plus  without  duplication  and  to  the  extent  deducted  in  the determination  of Consolidated Net Income for such period,  (a) interest,  income
taxes,   depreciation  and  amortization  expenses,  (b)  non  cash  charges  for capitalized  CIT costs (which  non-cash  charges  shall not exceed the  aggregate sum of  $600,000  during  the term of this  Agreement);  and (c)  court  approved professional  fees and severance and retention  costs related to the petition for
Chapter 11, all as determined on a consolidated basis in accordance with GAAP.

                  "Effective Date" means the later of (a) the  Agreement Date, or
(b) the first date on which all of the  conditions  set forth in Article 5  shall have been fulfilled.

                  "Effective  Interest Rate" means the rate of interest per annum on the  Revolving  Credit  Loans in  effect  from  time to time  pursuant  to the provisions of Section 4.1(a).

                  "Eligible Accounts" of a Borrower,  means the unpaid portion of any  Account,  including  credit  card  receivables,  payable  in Dollars to such
Borrower  net of any  returns,  discounts,  claims,  credits,  charges  or  other allowances,  offsets, deductions,  counterclaims,  disputes or other defenses and reduced by the aggregate amount of all reserves,  limits and deductions  provided for in this  definition,  which  are  deemed  by Agent in its  reasonable  credit judgment  to be  eligible  for  inclusion  in the  calculation  of  the  Accounts
Borrowing  Base;  provided,  that,  unless  otherwise  approved in writing by the
Agent,  (I) no  Account  shall  be  deemed  to be an  Eligible  Account  of  such
Borrower  unless it meets all of the  following  requirements:  (a) such  Account arises  from  the sale of  goods,  is owned by such  Borrower  and  represents  a
complete  bona  fide  transaction   which  requires  no  further  act  under  any
circumstances  on the part of such  Borrower to make such Account  payable by the
Account  Debtor;  (b) such Account has not been not  outstanding  for longer than the  earlier of (i) one  hundred  and twenty  (120) days after the  invoice  date thereof  or (ii) sixty (60) days  after the due date  thereof;  (c) such  Account and the underlying  contract does not  contravene any laws,  rules or regulations
applicable  thereto  including,   without   limitation,   rules  and  regulations
relating to truth-in-lending,  fair credit billing, fair credit reporting,  equal credit  opportunity,  fair debt collection  practices and privacy and no party to the  underlying  contract is in violation of any such laws,  rules or regulation;
(d) such  Account  is a valid,  legally  enforceable  obligation  of the  Account
Debtor with  respect  thereto and is not subject to any  present,  or  contingent
(and no facts  (y)  exist to the  knowledge  of any  Borrower,  or (z) have  been disclosed  in the  course of any  audit,  which  are the  basis  for any  future)
offset,  deduction or counterclaim,  dispute or other defense on the part of such
Account Debtor;  (e) such Account is subject to the Security  Interest,  which is perfected  as to such  Account,  and is subject to no other Lien  whatsoever  and the goods,  the sale of which gave rise to the Accounts,  were not at the time of the sale subject to any Lien  whatsoever;  (f) such  Borrower is not in breach of any express or implied  representations  or warranty  with  respect to the goods, the sale of which gave rise to such  Account nor in breach of any  representation or warranty,  covenant or other  agreement  contained in the Loan  Documents with respect to such Account;  (g) such Account does not arise out of any  transaction with any Subsidiary,  Affiliate,  creditor,  lessor or supplier of such Borrower;
(h) the Account  Debtor with respect  thereto is located within the United States of America;  (i) such Account is not subject to the  Assignment  of Claims Act of
1940,  as  amended  from time to time,  or any  Applicable  Law now or  hereafter existing  similar in effect  thereto,  as  determined  in the sole  discretion of
Lender,  or to any provision  prohibiting  its assignment or requiring  notice of or  consent to such  assignment;  (j) the  Account  Debtor  with  respect to such
Account  is  not  insolvent  or  the  subject  of any  bankruptcy  or  insolvency proceedings  of any kind or of any other  proceeding  or  action,  threatened  or pending,  which might, in Agent's  reasonable credit judgment,  have a materially adverse  effect  on such  Account  Debtor;  (k) such  Account  is not owing by an
Account  Debtor  (other  than  Wal  Mart or Sam's  Club)  that has  then-existing
Accounts  owing to such  Borrower,  fifty  percent  (50%) of which are not deemed
Eligible Accounts  hereunder;  (l) such Account is not owing by Wal Mart or Sam's
Club if either  such  Account  Debtor has  then-existing  Accounts  owing to such
Borrower,  twenty-five  percent (25%) of which are not deemed  Eligible  Accounts hereunder;  (m) such Account is  evidenced  by an invoice or other  documentation in a form  acceptable to Agent  containing  only terms  normally  offered by such
Borrower;  (n) such Account is not  evidenced by Chattel  Paper or an  Instrument of any kind;  (o) such  Account  does not  arise  out of a rebill or  advertising bill;  (r) the  Goods,  the  sale of  which  gave  rise  to  such  Account,  were delivered to the Account  Debtor on an absolute  sale basis and not on (i) a bill and hold sale basis,  (ii) a  consignment  sale basis,  (iii) a  guaranteed  sale basis,  (iv)  a sale  or  return  basis,  or (v)  on  the  basis  of any  similar understanding,  and  no  material  part  of  such  Goods  has  been  returned  or rejected;  (p) such  Account  does not arise  from the  performance  of  services under or related to any warranty claim or  obligation,  or out of fees or charges imposed  by  such  Borrower  for the  time  value  of  money;  and (q) any  other requirements  deemed  necessary by the Agent in its  reasonable  credit  judgment and which are  customary  either in the  commercial  finance  industry  or in the lending  practices of the Agent,  and (II) Eligible  Accounts of a Borrower shall not include any  Account  (a) owed by an Account  Debtor  (other than Wal Mart or
Sam's Club) if the  aggregate  unpaid  balance of such  Accounts  exceeds  thirty percent (30%) of the aggregate  unpaid  balance of all Eligible  Accounts owed to such  Borrower  at such time,  but only to the extent of such  excess or (b) owed by Wal  Mart or Sam's  Club if the  aggregate  unpaid  balance  of such  Accounts exceeds  sixty  percent  (60%) of the  aggregate  unpaid  balance of all Eligible
Accounts  owed to such  Borrower  at such  time,  but only to the  extent of such excess.

                  "Eligible  Assignee"  means  (i) a  commercial  bank  organized under the laws of the United States,  or any State  thereof,  having total assets in excess of  $500,000,000  or any  commercial  finance  or asset  based  lending affiliate of any such  commercial  bank;  (ii) a savings and loan  association or savings  bank  organized  under  the  laws of the  United  States,  or any  State thereof,  or any  finance  company,  insurance  company,  fund  or  institutional investor  regularly  engaged in the business of making secured loans,  which,  in each  of  the  foregoing  cases,  has  total  assets  of  at  least  $500,000,000 calculated  in  accordance  with GAAP and,  unless a Default  or Event of Default exists,  is  reasonably  acceptable  to  the  Borrowers  (such  approval  by  the
Borrowers,  when required,  not to be unreasonably  withheld or delayed and to be deemed given by Borrowers  if no  objection is received by the  assigning  Lender and the Agent from the  Borrowers  within two (2)  Business  Days after notice of such proposed  assignment has been provided by the assigning  Lender as set forth in Section  13.2;  and  (iii) any  Lender  listed on the  signature  page of this
Agreement  or  any  finance  Affiliate  thereof;  provided  in  the  case  of the institutions  or  Lenders  described  in  clauses  (i),  (ii)  and  (iii) of this definition,  such  institution  or Lender is  reasonably  acceptable to the Agent and the  representations  contained in Section  13.2 hereof  shall be  applicable with respect to such institution or Lender.

                  "Eligible  Credit Approved  Accounts"  means Eligible  Accounts that have been approved as to credit by CIT under the CARPA.

                  "Eligible   Non-Credit   Approved   Accounts"   means  Eligible
Accounts that are not Eligible Credit Approved Accounts.

                  "Eligible  Inventory" of a Borrower means items of Inventory of such  Borrower  consisting  of raw  materials or finished  goods held for sale in the ordinary  course of the business of such  Borrower  which are deemed by Agent
in  its  reasonable   credit  judgment  to  be  eligible  for  inclusion  in  the calculation  of the  Inventory  Borrowing  Base.  Unless  otherwise  approved  in writing by the Agent,  no Inventory  shall be deemed to be Eligible  Inventory of
a  Borrower  unless  it  meets  all  of  the  following  requirements:   (a) such
Inventory is owned by such Borrower,  is subject to the Security Interest,  which is  perfected  as to  such  Inventory,  and  is  not  subject  to  any  claim  of reclamation,  adverse  claim,  security  interest  or right of equal or  superior priority  to the  Security  Interest,  or any  other  Lien  whatsoever;  (b) such
Inventory   consists  of  raw   materials   or  finished   goods,   but  excludes
work-in-process;   (c)  such  Inventory  is  in  good  condition  and  meets  all standards  applicable  to such goods for their use or sale  imposed by any Person having regulatory  authority over such matters;  (d) such  Inventory is currently usable or merchantable  and readily  saleable,  at prices  approximating at least the Cost thereof,  in the normal course of such  Borrower's  business;  (e)  such
Inventory is not slow moving,  stale,  obsolete,  or seconds;  (f) such Inventory
(i)  is  located  at one  of  the  locations  listed  in  Schedule  6.1(s)  or is in-transit to such locations,  provided that such Inventory that is in transit is
(x) fully  insured with the Agent as the loss payee with respect  thereto and (y)
is to be paid for by a drawing on a  Documentary  Letter of Credit  issued by the
Agent or an Issuing Bank and (ii) is not  Inventory  that has been sold on terms,
FOB customer  location or  destination;  (g) such  Inventory is in the possession and control of the  Borrower  and not any third  party;  provided  that,  if such
Inventory  is  located in a  facility  owned by a third  party or is subject to a mortgage  in favor of a lender  other than  Agent,  then the  mortgagee,  lessor, warehouseman,  bailee  or other  third  party,  as the case  may be,  shall  have executed and  delivered  to the Agent a Waiver and Consent in form and  substance satisfactory  to the Agent;  (h) such  Inventory is not food,  perishables,  live plants,  freight,  damaged,  defective or unmerchantable goods, sample inventory, display items,  packaging or shipping  materials,  supplies used or consumed in a
Borrower's  business,  shrinkage  or Inventory  scheduled  for return to vendors;
(i) such  Borrower is not in breach of any express or implied  representation  or warranty  with  respect to either  the  Inventory  in general or to the  Eligible
Inventory;  (j) it is not subject to any  License  Agreement  or other  agreement that limits,  conditions  or restricts  such  Borrower's  or the Agent's right to sell or  otherwise  dispose  of such  Inventory  unless (i) the  aggregate  value
(measured  as the  lower  of cost or  market  value)  of  such  Inventory  is not greater than  $1,000,000 or (ii) the Licensor has entered into a  Licensor/Lender
Agreement  with the Agent;  and (k) such  Inventory was not produced in violation of the  Fair  Labor  Standards  Act and  subject  to the  so-called  "hot  goods"
provision contained in Title 29, Chapter 8, U.S.C.ss.215(a).

                  "Eligible  Letters  of  Credit"  means  Documentary  Letters of
Credit  issued to support the  purchase of Inventory by any Borrower for shipment to the United States of America.

                  "Environmental  Laws"  means  all  federal,  state,  local  and foreign laws now or hereafter in effect  relating to pollution or  protection  of the environment,  including laws relating to emissions,  discharges,  Releases or threatened  Releases  of  pollutants,  Contaminants,  chemicals,  or  industrial, toxic  or  hazardous  substances  or  wastes  into  the  environment  (including, without  limitation,  ambient air,  surface  water,  ground water,  or land),  or
otherwise   relating  to  the   manufacture,   processing,   distribution,   use,
treatment,  storage,  disposal,  removal,  transport,  or handling of pollutants,
Contaminants,   chemicals,  or  industrial,  toxic  or  hazardous  substances  or wastes, and any and all regulations,  notices or demand letters issued,  entered, promulgated or approved  thereunder;  such laws and  regulations  include but are not limited to the Resource  Conservation  and Recovery Act, 42 U.S.C.ss. 6901 et
seq., as amended;  the  Comprehensive  Environmental  Response,  Compensation and
Liability  Act,  42  U.S.C.ss. 6901 et seq.,  as  amended;  the Toxic  Substances
Control Act, 15 U.S.C.ss. 2601 et seq., as amended;  the Clean Air Act, 46 U.S.C.
ss. 7401  et seq.,  as  amended;  and  state  and  federal  lien and  environmental cleanup programs.

                  "Environmental  Lien" means a Lien in favor of any governmental entity for (a) any  liability  under  Environmental  Laws or (b) damages  arising from,  or costs  incurred by such  governmental  entity in response to, a Release or threatened Release of Contaminant into the environment.

                  "Environmental  Liabilities" means, with respect to any Person, all liabilities,  obligations,  responsibilities,  response, remedial and removal costs,  investigation and feasibility study costs,  capital costs,  operation and maintenance costs, losses, damages,  punitive damages,  property damages, natural resource  damages,  consequential  damages,  treble  damages,  costs and expenses
(including  all  fees,   disbursements  and  expenses  of  counsel,  experts  and
consultants),  fines,  penalties,  sanctions and interest incurred as a result of or related to any claim,  suit,  action,  investigation,  proceeding or demand by any  Person,  whether  based in  contract,  tort,  implied or  express  warranty, strict  liability,  criminal or civil statute or common law,  including,  without limitation,  arising under or related to any  Environmental  Laws,  Environmental
Permits,  or in connection with any Release or threatened  Release or presence of a  Contaminant  whether on, at, in,  under,  from or about or in the  vicinity of any real or personal property.

                  "Environmental   Permits"   means   all   permits,    licenses,
authorizations,   certificates,   approvals,   registrations   or  other  written
documents required by any Governmental Authority under any Environmental Laws.

                  "Equipment"  means,  as to any Person,  all "equipment" as such term  is  defined  in  the  Uniform  Commercial  Code,  now  owned  or  hereafter acquired,  including,  without  limitation,  all of such  Person's  then owned or
existing  and  future  acquired  or  arising  machinery,   apparatus,  equipment,
furnishings,  Fixtures,  motor vehicles,  computers,  trade  fixtures,  tractors, trailers,  rolling stock,  fittings,  and other tangible personal property (other than  Inventory) of every kind and  description  used in such  Person's  business operations  or owned by such Person or in which such  Person has an interest  and all spare parts,  accessories  and special tools and all increases and accessions thereto and substitutions and replacements thereof.

                  "ERISA" means the Employee  Retirement  Income  Security Act of
1974, as in effect from time to time, and any successor statute.

                  "Event  of  Default"  means  any of  the  events  specified  in
Section 12.1,  provided that any  requirement  for notice or lapse of time or any other express condition has occurred or been satisfied.

                  "Excess  Availability"  means, at any time, the amount by which
(a) the  Borrowing  Base at such time,  exceeds (b) the  aggregate  amount of all
Revolving Credit Loans outstanding at such time.

                  "Exchange  Notes" means a note or other  similar  security that is  registered  under  the  Securities  Act of 1933 and that is  exchanged  for a
Senior Subordinated Note.

                  "Existing  Fleet Bank Letters of Credit" means those letters of credit  issued by Fleet  National  Bank prior to the Petition  Date and listed on
Exhibit H attached hereto.

                  "Existing  Letters of  Credit"  means the  Existing  Fleet Bank
Letters of Credit and the Existing Other Letters of Credit.

                  "Existing  Other  Letters of  Credit"  means  those  letters of credit  issued  for  the  account  of a  Borrower  under  the  Pre-Petition  Loan
Agreement.

                  "Expiration Date" means October 1, 2005.

                  "FCC"  shall  have  the  meaning  given  to  such  term  in the
Recitals to this  Agreement  and shall  include any  successor  to FCC that is an
Affiliate of Bank of America, N.A.

                  "Fees"  mean  any and all  fees  payable  to the  Agent  or any
Lender pursuant to this Agreement or any of the other Loan Documents.

                  "Final Order" means, collectively,  the order of the Bankruptcy
Court  entered in the Chapter 11 Cases  after a final  hearing  under  Bankruptcy
Rule  4001(c)(2)  or such other  procedure as approved by the Court,  which order shall be  satisfactory  in form and  substance to the Agent and the Lenders,  and from  which no appeal  or  motion to  reconsider  has been  timely  filed,  or if timely filed,  such appeal or motion to reconsider  has been  dismissed or denied
(unless  the Agent and the Lenders  waive such  requirement),  together  with all extensions,  modifications  and amendments  thereto,  which,  among other matters but not by way of limitation,  authorizes  the Borrowers to obtain credit,  incur
Indebtedness  and grant Liens under the Agreement  and the other Loan  Documents, as the case may be, and  provides  for the super  priority of the Agent's and the
Lender's claims.

                  "Financial  Covenant  Applicability  Date"  means  any  date on which (a) Excess  Availability  is less than  $2,000,000 on such date and (b) the
Agent has provided the Borrower written notice thereof;  provided,  however,  (i)
after  the  first  Financial  Covenant  Applicability  Date to  occur  after  the
Effective  Date,  if  Excess  Availability  becomes  equal  to  or  greater  than
$2,000,000   within  ten  (10)  Business  Days  after  such  Financial   Covenant
Applicability  Date (the date on which Excess  Availability  becomes  equal to or greater than $2,000,000 being  hereinafter  known as the "Cure Date"),  then such
Financial  Covenant  Applicability  Date shall be deemed not to have occurred and
(ii) the same  opportunity  shall  exist for a Cure Date to occur in  respect  of any Financial  Covenant  Applicability  Date after the first  Financial  Covenant
Applicability  Date but only  after a period  of  ninety  (90)  days has  elapsed after the most recent Cure Date.

                  "Financial Covenant  Inapplicability Date" means any date after the occurrence of any Financial  Covenant  Applicability Date on which (a) Excess
Availability  is equal to or  greater  than  $2,000,000  on such date and (b) the
Agent has provided the Borrower written notice thereof.

                  "Financial  Officer" means the chief financial  officer,  chief accounting  officer,  Treasurer or Controller  of a Borrower,  or an officer in a comparable position at any Borrower.

                  "Financing   Statements"   means  and   includes  (a)  all  UCC
financing  statements  required by Agent and  authorized  by a Borrower,  in form and  substance  satisfactory  to the  Agent  for  the  purpose  of  perfecting  a security  interest  in the  personal  property  Collateral  and (b)  the  Fixture
Filings.

                  "Fiscal   Month"   means  each  of  the  twelve  (12)   monthly
accounting periods of the Borrowers comprising their Fiscal Year.

                  "Fiscal  Quarter"  means  each  of  the  quarterly   accounting
periods of the Borrowers comprising their Fiscal Year.

                  "Fiscal  Week" means each of the weekly  accounting  periods of the Borrowers comprising their Fiscal Year.

                  "Fiscal  Year" means each of the fiscal years of the  Borrowers ending on the Saturday nearest to September 30th of each calendar year.

                  "Fixed  Asset  Borrowing  Base"  means  at any  time,  for  the
Borrowers in the  aggregate,  an amount equal to the lesser of (i)  $3,640,000 or
(ii)  the sum of (A)  fifty  percent  (50%)  of the  Appraised  FM  Value  of the
Mortgaged  Property  and (B) eighty  percent  (80%) of the  Appraised OL Value of each Borrower's  Equipment.  Notwithstanding  the foregoing to the contrary,  the
Fixed  Assets  Borrowing  Base will be  reduced by  $400,000  on each of March 1,
June  1,  and  September  1,  2005  and by the  Net  Proceeds  of any  Borrower's
Equipment and Mortgaged Property.

                  The Agent shall have,  and reserves,  the right at any time, in
its  reasonable   credit   judgment,   to  adjust  the  foregoing   advance  rate
percentages.

                   "Fixtures"  means,  as to any Person,  all  "fixtures" as such term is defined in the Uniform  Commercial Code, now owned or hereafter  acquired by such Person.

                  "Fixture  Filings"  means and includes all of those certain UCC
Financing  Statements  authorized by Borrowers  and  delivered to Agent,  for the benefit of Lenders,  for the purpose of perfecting a security  interest in and to
Borrowers' Fixtures.

                  "Foreign  Subsidiary" means a Subsidiary that is not a Domestic
Subsidiary.

                  "GAAP" means accounting  principles  generally  accepted in the
United  States  consistently   applied  and  maintained   throughout  the  period
indicated  and  consistent  with  the  prior  financial  practice  of the  Person referred to.

                  "General  Intangibles"  means,  as to any Person,  all "general intangibles"  as defined in the Uniform  Commercial  Code, now owned or hereafter acquired,  including,  without  limitation,  all of such  Person's  then owned or existing and future  acquired or arising  general  intangibles,  choses in action and causes of action and all other  intangible  personal  property of such Person of every kind and nature, including,  without limitation,  Intellectual Property, corporate or other business  records,  inventions,  designs,  blueprints,  plans, specifications,  trade secrets,  goodwill,  computer  software,  customer  lists, licenses,  franchises,  tax refund  claims,  reversions or any rights thereto and any other  amounts  payable to such Person from any Benefit  Plan,  Multiemployer
Plan or other  employee  benefit  plan,  rights and claims  against  carriers and
shippers,  rights  to  indemnification,   and  business  interruption,  property,
casualty or any similar type of insurance and any proceeds thereof.

                  "Goods" means, as to any Person,  all "goods" as defined in the
Uniform  Commercial  Code, now owned or hereafter  acquired,  including,  without limitation,  all of such Person's  then owned or existing and future  acquired or arising  movables,  Fixtures,  Equipment,  Inventory and other tangible  personal property.

                  "Government  Lists" means any of the following  lists:  (a) the
"Specially  Designated  Nationals and Blocked  Persons List"  maintained by OFAC,
(b)  any  other  list  of  terrorists,   terrorist   organizations  or  narcotics
traffickers  maintained  pursuant  to any of the  Rules and  Regulations  of OFAC that  Agent  notifies  Borrower  in writing is to be  included  in  "Governmental
Lists",  or (c) any similar list  maintained by the United  States  Department of
State,  the  United  States  Department  of  Commerce  or any other  Governmental
Authority  or  pursuant to any  Executive  Order of the  President  of the United
States of America  that Agent  notifies  Borrower in writing is to be included in
"Governmental Lists".

                  "Governmental  Approvals" means all  authorizations,  consents, approvals,  licenses and  exemptions  of,  registrations  and filings  with,  and reports to, all governmental  bodies,  whether federal,  state,  local or foreign national or provincial and all agencies thereof.

                  "Governmental  Authority"  means any nation or government,  any state or other  political  subdivision  thereof,  and any agency,  department  or
other  entity  exercising  executive,   legislative,   judicial,   regulatory  or
administrative functions of or pertaining to government.

                  "Guaranty,"  "Guaranteed"  or to  "Guarantee" as applied to any obligation of another Person means

(a)      a guaranty  (other than by  endorsement  of negotiable  instruments  for collection in the ordinary course of business),  directly or indirectly, in any  manner,  of any  part or all of such  obligation  of such  other
         Person, and

(b)      an agreement  direct or indirect,  contingent or otherwise,  and whether or not  constituting  a guaranty,  the  practical  effect of which is to assure the  payment or  performance  (or payment of damages in the event of  nonperformance)  of any part or all of such obligation of such other
         Person  whether by (i) the purchase of securities or  obligations,  (ii)
         the  purchase,  sale or lease (as lessee or lessor) of  property  or the purchase or sale of services  primarily  for the purpose of enabling the obligor  with  respect  to  such  obligation  to  make  any  payment  or performance  (or payment of damages in the event of  nonperformance)  of or on  account  of any part or all of such  obligation  or to assure the owner of such obligation  against loss, (iii) the supplying of funds to, or in any other  manner  investing  in, the obligor with respect to such obligation,  (iv)  repayment of amounts drawn down by  beneficiaries  of letters of credit,  or (v) the  supplying  of funds to or investing in a
         Person on account of all or any part of such Person's  obligation  under a guaranty of any obligation or  indemnifying  or holding  harmless,  in any way, such Person against any part or all of such obligations.

                  "Indebtedness" of any Person means,  without  duplication,  (a)
Liabilities,  (b)  all  obligations  for  money  borrowed  or  for  the  deferred purchase price of property or services,  other than trade  indebtedness  incurred in the  ordinary  course of business  that is  unsecured  and not overdue by more than six (6) months unless being contested in good faith,  (c) all  reimbursement and other  obligations  with respect to letters of credit,  bankers'  acceptances and surety bonds,  whether or not matured,  (d) all  obligations  represented  by bonds,  debentures,  notes and  similar  instruments  and  accepted  drafts  that represent  extensions of credit,  (e) all Capitalized  Lease  Obligations and the present  value of future rental  payments  under all  synthetic  leases,  (f) all obligations  (including  obligations  created  or arising  under any  conditional sale or title retention  agreement)  secured by any Lien to which any property or asset  owned or held by such  Person is  subject,  whether or not the  obligation secured  thereby shall have been assumed by such Person,  (g) all  obligations of other Persons which such Person has  Guaranteed,  including,  but not limited to, all obligations of such Person  consisting of recourse  liability with respect to accounts  receivable  sold  or  otherwise  disposed  of by such  Person,  (h) all obligations  of such Person under  commodity  purchase or options  agreements  or other commodity price hedging  arrangements,  in each case whether  contingent or matured,  (i) all obligations of such Person under any foreign exchange  contract currency swap  agreement,  interest rate swap,  cap or collar  agreement or other similar  agreement  or  arrangement  designed  to alter the risks of such  Person arising from  fluctuations  in currency  values or interest  rates,  in each case whether  contingent or matured,  (j) all  obligations  in respect of  mandatorily
redeemable   capital   stock  and  (j)  in  the  case  of  a  Borrower   (without
duplication), the Revolving Credit Loans.

                  "Instruments"  means, as to any Person,  all  "instruments," as such term is defined  in the  Uniform  Commercial  Code,  now owned or  hereafter
acquired  by  such  Person,  including,   without  limitation,  all  certificated
securities,  all  certificates  of deposit,  and all notes and other evidences of indebtedness,  other than instruments  that constitute,  or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual  Property"  means, as to any Person,  all of such
Person's  then owned  existing  and future  acquired or arising  patents,  patent rights,  copyrights,  works  which are the  subject  of  copyrights,  trademarks, service  marks,  trade names,  patent,  trademark and service mark  applications, and all  licenses  and  rights  related  to any of the  foregoing  and all  other
rights  under  any  of  the  foregoing,   all  extensions,   renewals   reissues,
divisions,  continuations and  continuations-in-part  of any of the foregoing and all  rights to sue for  past,  present  and  future  infringements  of any of the foregoing.

                  "Interest  Expense" means the interest on  Indebtedness  during the period for which  computation is being made,  excluding (a) the  amortization of fees and costs  incurred  with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

                  "Interest  Payment  Date" means for all Loans,  the first (1st)
day of each calendar month  commencing on the first day of the month  immediately
following   the  Effective   Date   continuing   thereafter   until  the  Secured
Obligations have been irrevocably paid in full.

                  "Interim   Order"  means,   collectively,   the  order  of  the
Bankruptcy  Court  entered  in the  Chapter  11 Cases  after an  interim  hearing
(assuming  satisfaction  of  the  standards  prescribed  in  Section  364  of the
Bankruptcy  Code and Bankruptcy  Rule 4001 and other  applicable  law),  together
with  all  extensions,   modifications  and  amendments   thereto,  in  form  and
substance  satisfactory to the Agent,  which,  among other matters but not by way of  limitation,  authorizes,  on an interim  basis,  the Borrowers to execute and perform under this Agreement and the other Loan Documents,  substantially  in the form of Exhibit I.

                  "Inventory"  means,  as  to  any  Person,  all  "inventory"  as defined in the Uniform  Commercial Code  including,  without  limitation,  all of such  Person's  then  owned or  existing  and  future  acquired  or  arising  (a)
inventory,  merchandise,  Goods and other personal  property intended for sale or lease or for display or  demonstration,  (b) work in process,  (c) raw  materials and other  materials and supplies of every nature and  description  used or which
might  be  used  in  connection   with  the   manufacture,   packing,   shipping,
advertising,  selling,  leasing or furnishing of the foregoing or otherwise  used or  consumed  in the  conduct of  business,  and (d)  Documents  evidencing,  and
General Intangibles relating to, any of the foregoing.

                  "Inventory   Borrowing   Base"  means  at  any  time,  for  the
Borrowers in the  aggregate,  an amount  equal to the lesser of  (A) $25,000,000,
(B) sixty  percent  (60%) of the sum of (i) Eligible  Inventory at Cost plus (ii)
the face  amount of  Eligible  Letters  of Credit  prior to the time title to the
Inventory on order and  documented  under such Eligible  Letters of Credit passes to a  Borrower,  (C)  eighty-five  percent  (85%)  of the  sum  of  (i)  Eligible
Inventory  at its  Appraised  OL Value  plus (ii) the  Appraised  OL Value of the
Inventory on order and documented  under Eligible  Letters of Credit prior to the time  title  to  such  Inventory  passes  to a  Borrower,  or  (D)  the  Accounts
Borrowing Base.

                  The Agent shall have,  and reserves,  the right at any time, in
its  reasonable   credit   judgment,   to  adjust  the  foregoing   advance  rate
percentages.

                  "Inventory  Borrowing Base Certificate"  means a certificate in the form attached  hereto as Exhibit F (or another form  acceptable to the Agent)
setting  forth the  calculation  of the  Inventory  Borrowing  Base,  including a calculation  of each  component  thereof,  in  sufficient  detail by Borrowers or otherwise in such detail as shall be reasonably  satisfactory  to the Agent.  All calculations  of the Inventory  Borrowing Base in connection with the preparation of any  Inventory  Borrowing  Base  Certificate  shall  originally be made by the
Borrowers  and  certified to the Agent;  provided,  that the Agent shall have the right to review and adjust,  in the exercise of its reasonable  credit  judgment, any such  calculation  (a) to reflect  its  reasonable  estimate  of  declines in value of any of the  Collateral  described  therein,  and (b) to the extent  that such calculation is not in accordance with this Agreement.

                  "Inventory  Reserves"  means such  reserve or  reserves  as the
Agent may  establish or deem  necessary  from time to time in the exercise of its reasonable  credit judgment with respect to changes in the  determination  of the saleability  of the  Eligible  Inventory  or  which,  without  duplication  as to valuation  for purposes of the  Borrowing  Base,  reflect  such other  factors as negatively  affect the value of the  Eligible  Inventory.  Without  limiting  the generality  of the  foregoing,  Inventory  Reserves  may  include,  but  are  not
limited  to,  reserves  based  on  (i)  obsolescence,   (ii)  seasonality,  (iii)
shrinkage,  (iv)  imbalance,  (v) change in Inventory  character,  composition or mix, (vi) vendor  chargebacks,  and (vii) estimated  reclamation claims of unpaid sellers  of  Inventory  to any  Borrowers  including,  in each  of the  foregoing cases,  where any of the foregoing are  inconsistent  with prior period  practice or performance, industry standards, or current business plans of any Borrower.

                  "Investment   Accounts"   means  any  and  all  of   Borrowers'
securities  accounts,  brokerage  accounts and  commodities  accounts held with a brokerage, commodities, investment banking or other financial institution.

                  "Investment  Property" means, as to any Person, all "investment property",  as  defined  in  the  Uniform  Commercial  Code,  including,  without
limitation,   (i)  all  securities,   whether   certificated  or  uncertificated,
including,  but not limited to,  stocks,  bonds,  interests in limited  liability companies,  partnership  interests,  treasuries,  certificates  of  deposit,  and mutual fund shares; (ii) all securities  entitlements of such Person,  including, but not  limited  to, the rights of such Person to any  Investment  Accounts  and the financial  assets held by a financial  intermediary  in such accounts and any free  credit  balance or other  money owing by any  financial  intermediary  with respect to such  accounts;  (iii) all  commodity  contracts of such  Person;  and
(iv) all Investment Accounts of such Person.

                  "IRS"  means the  Internal  Revenue  Service  or any  successor agency thereto.

                  "Issuing  Bank"  means  any  banking  institution  which  is an issuer of a Letter of Credit and its successors and assigns hereunder.

                  "Ledger  Debt"  means   Indebtedness  for  goods  and  services
purchased  by any  Borrower  from any  Person  whose  Accounts  are  factored  or financed by CIT.

                  "Lender"  means, at any time, any financial  institution  party to this  Agreement as a Lender at such time,  including any such Person  becoming a party hereto  pursuant to the  provisions of Section 13.2,  and its  successors
and  assigns,   and  "Lenders"   means,   at  any  time,  all  of  the  financial
institutions  party to this  Agreement  as Lenders at such  time,  including  any such  Persons  becoming  parties  hereto  pursuant to the  provisions  of Section
13.2, and their successors and assigns.

                  "Letter of Credit"  means any  Documentary  Letter of Credit or
Standby Letter of Credit, including any Existing Letter of Credit.

                  "Letter of Credit Amount" means,  with respect to any Letter of
Credit,  the  aggregate  maximum  amount at any time  available for drawing under such Letter of Credit.

                  "Letter of Credit Default Margin" means 2.00% per annum.

                  "Letter of Credit  Facility"  means that part of this Agreement pursuant  to which  Letters  of Credit or  guarantees  thereof  are  provided  to
Borrowers.

                  "Letter  of  Credit  Facility   Amount"  means  the  amount  of
$27,000,000  with respect to Documentary  Letters of Credit and  $9,000,000  with respect to Standby Letters of Credit

                  "Letter of Credit  Obligations"  means, at any time, the sum of
(a) the  aggregate  Reimbursement  Obligations  of all of the  Borrowers  at such time,  plus (b) the  aggregate  Letter of  Credit  Amount  of  Letters  of Credit outstanding  at such  time,  plus (c) the  aggregate  Letter of Credit  Amount of
Letters  of Credit the  issuance  of which has been  authorized  by the Agent and the Issuing Bank  pursuant to Section 3.1 but that have not yet been  issued,  in each case as determined by the Agent.

                  "Letter of Credit  Reserve"  means,  at any time, the aggregate
Letter  of  Credit   Obligations  at  such  time,   excluding  Letter  of  Credit
Obligations that are fully secured by Cash Collateral.

                  "Letter of Credit Rights" means, as to any Person,  all "letter of credit  rights"  as  defined  in the  Uniform  Commercial  Code,  now owned or hereafter acquired by such Person.

                  "Liabilities"  means,  as at the end of any fiscal period,  all liabilities determined in accordance with GAAP and included on a balance sheet.

                   "License  Agreement"  means any  agreement  between a Borrower and a  Licensor  pursuant  to  which  such  Borrower  is  authorized  to use  any
Intellectual  Property in connection with the manufacturing,  marketing,  sale or other distribution of any Inventory of such Borrower.

                  "Licensor"  means any Person  from whom a Borrower  obtains the right to use (whether on an exclusive or  non-exclusive  basis) any  Intellectual
Property in connection with such  Borrower's  manufacturing,  marketing,  sale or other distribution of any Inventory of such Borrower.

                  "Licensor/Lender  Agreement"  means an  agreement  between  the
Agent  and a  Licensor  by  which  the  Agent  is given  the  unqualified  right, vis-a-vis  such  Licensor,  to enforce the Agent's  Liens with  respect to and to dispose of a Borrower's  Inventory with the benefit of any Intellectual  Property applicable  thereto,  irrespective of such  Borrower's  default under any License
Agreement  with  such  Licensor  and  which is  otherwise  in form and  substance satisfactory to the Agent.

                  "Lien" as applied to the property of any Person means:  (a) any mortgage,  deed to  secure  debt,  deed of trust,  lien,  pledge,  charge,  lease constituting  a Capitalized  Lease  Obligation,  conditional  sale or other title retention  agreement,  or other security interest,  security title or encumbrance of any kind in  respect  of any  property  of such  Person or upon the income and profits  therefrom,  whether such interest is based on the common law, statute or contract,  (b) any arrangement,  express or implied,  under which any property of such Person is transferred,  sequestered or otherwise  identified for the purpose of  subjecting  the same to the payment of  Indebtedness  or  performance  of any other obligation in priority to the payment of the general,  unsecured  creditors of such Person,  and (c) the filing of, or any  agreement to give,  any financing statement under the UCC of any state or its equivalent in any jurisdiction.

                  "Loan  Account"  and "Loan  Accounts"  shall have the  meanings ascribed thereto in Section 4.4(a).

                  "Loan Documents" means collectively this Agreement,  the Notes,
the  Security  Documents  and  each  other  instrument,   agreement  or  document
executed by any  Borrower  or any  Affiliate  or  Subsidiary  of any  Borrower in
connection  with this Agreement  whether prior to, on or after the Effective Date
and  each  other  instrument,   agreement  or  document  referred  to  herein  or
contemplated hereby, all in form and substance acceptable to the Agent.

                  "Lockbox  Agreement"  means an agreement among a Borrower,  the
Agent and a Clearing  Bank,  in a form  acceptable to the Agent,  concerning  the
collection,   treatment  and  remission  of  payments  or  other  deposits  which represent the proceeds of Collateral.

                  "Margin  Stock"  means  margin  stock  as  defined  in  Section
221.1(h) of  Regulation U,  as the same may be amended or supplemented  from time to time.

                  "Material  Contract"  means any  contract or other  arrangement
(other than Loan  Documents),  whether  written or oral, to which any Borrower is a party as to which  the  breach,  nonperformance,  cancellation  or  failure  to renew by any party  thereto  could  reasonably  be expected to have a  Materially
Adverse Effect.

                  "Materially  Adverse Effect" means a materially  adverse effect upon (a) the business, assets, properties,  liabilities,  condition (financial or otherwise),  results of  operations or business  prospects of any  Borrower,  (b)
the  value  of  the  whole  or  any  material  part  of  the  Collateral,  or the enforceability  or  priority  of the  Security  Interest,  (c) the ability of any
Borrower to perform any  material  obligations  hereunder or under any other Loan
Document to which it is a party or (d) the legality,  validity,  binding  effect, enforceability  or  admissibility  into  evidence  of any  Loan  Document  or the rights or remedies of the Agent or the Lenders  under or in  connection  with any
Loan  Document.  The  commencement  of the  Chapter  11 Cases,  and the  actions, proceedings,  investigations and other matters related thereto,  shall not in and
of  themselves   constitute  a  "Material   Adverse  Effect"  but  any  event  or
occurrence  that would not have occurred but for the  commencement of the Chapter
11 Cases, or the actions,  proceedings,  investigations and other matters related thereto, may constitute a "Material Adverse Effect."

                  "Materially Adverse Change" means an act, omission,  situation, circumstance,  event or  undertaking  which could  reasonably be expected to have singly or in  combination  with one or more other  acts,  omissions,  situations, circumstances, events or undertakings a Material Adverse Effect.

                  "Minimum  Commitment"  shall have the meaning  ascribed to such term in Section 13.2(a) hereof.

                  "Minimum  Excess  Availability  Reserve"  means,  at any  time,
$10,000,000.

                  "Money  Borrowed"  means,  as  applied  to  Indebtedness,   (a)
Indebtedness  for money borrowed,  (b)  Indebtedness,  whether or not in any such case the same was for  money  borrowed,  (i)  represented  by notes  payable  and
drafts  accepted,   that  represent   extensions  of  credit,  (ii)  constituting
obligations  evidenced by bonds,  debentures,  notes or similar  instruments,  or
(iii)  upon  which  interest  charges  are  customarily  paid  (other  than trade
Indebtedness)  or that was  issued or  assumed  as full or  partial  payment  for property,  (c) Indebtedness that constitutes a Capitalized Lease Obligation,  (d)
Indebtedness  that is such by  virtue of clause  (f) of the  definition  thereof, but only to the extent  that the  obligations  Guaranteed  are  obligations  that would  constitute  Indebtedness for Money Borrowed and (e) obligations in respect of mandatory redeemable capital stock, if any, of any Borrower.

                  "Mortgaged  Properties"  means  the Real  Estate  described  on
Schedule 1.2 hereto.

                  "Mortgage" means an indenture of mortgage,  deed of trust, deed to secure  debt or other  similar  instrument  in form and  substance  reasonably satisfactory  to the Agent and the Lenders  granting to the Agent for the benefit of the Lenders a Lien on and  security  interest  in the  subject  Real Estate to secure the Secured Obligations and other obligations referred to therein.

                  "Multi-employer  Plan" means a "multi-employer plan" as defined in  Section  4001(a)(3)  of ERISA to which a  Borrower  or a Related  Company  is required to contribute or has contributed  within the  immediately  preceding six years.

                  "Net  Outstandings"  of any Lender means,  at any time, the sum of (a) all  amounts  paid by such  Lender to the Agent in  respect  of  Revolving
Credit  Loans or the Letter of Credit  Obligations  under this  Agreement,  minus
(b) all  amounts  paid by the  Agent to such  Lender  which are  received  by the
Agent and which,  pursuant  to this  Agreement,  are paid over to such Lender for application in reduction of the  outstanding  principal  balance of the Revolving
Credit Loans or the Letter of Credit Obligations.

                  "Net  Proceeds"  means with  respect to any Asset  Disposition, the aggregate  cash payments  received  (directly or  indirectly),  including any cash  payments  received by way of deferred  payment of  principal  pursuant to a note or  installment  receivable  or otherwise,  therefrom,  but only as and when
received,   net  of  (i)  the  transaction  costs  of  such  Asset   Disposition,
including,  without limitation,  all reasonable legal and investment banking fees and expenses,  title and recording tax expenses,  commissions,  fees and expenses incurred in obtaining  regulatory  approvals and other  reasonable  and customary fees and  expenses  incurred  or agreed to be  incurred,  (ii) any tax  liability arising from such Asset Disposition including,  without limitation,  all foreign, federal,  state  and  local  income  or  other  Taxes  estimated  to  be  payable currently,  attributable  thereto,  and  (iii) the  amount  of any  contractually required repayments of Indebtedness  (other than the Secured  Obligations) to the extent secured by a Permitted Lien thereon.

                  "Non-Ratable  Loan" means a  Revolving  Credit Loan made by the
Settlement Lender in accordance with the provisions of Section 4.7(b)(ii).

                  "Note" means the  Revolving  Credit Note and "Notes" means more than one of such Revolving Credit Notes.

                  "OFAC"  mean the  Office  of  Foreign  Assets  Control,  United
States  Department  of the Treasury,  or any other  office,  agency or department that succeeds to the duties of OFAC.

                  "Operating  Lease" shall have the meaning assigned to such term in Section 11.10 hereof.

                  "Operating  Lease  Obligations"   means,  with  respect  to  an
Operating  Lease  for a  Borrower,  as of any date,  an  amount  equal to (a) the monthly lease payment for such Operating  Lease  including,  without  limitation, any projected  percentage rent,  additional rent,  escalation  payments,  and any other  payments by such Borrower to any lessor under an Operating  Lease relating to common area maintenance,  operating expenses,  real estate taxes, insurance or any other  expenses  allocated to such  Borrower as tenant  under such  Operating
Lease  multiplied  times (b) the number of months then  remaining  in the current term of such Operating Lease.

                  "Orders" means the Interim Order and the Final Order.

                  "Overadvance"  means any advance made  pursuant to Section 4.12 hereof.

                  "Overextension"  shall have the  meaning  assigned to such term in Section 2.3(a) hereof.

                  "Parent"  shall have the  meaning  assigned to such term in the preamble to this Agreement.

                   "PBGC" means the Pension Benefit  Guaranty  Corporation or any successor agency.

                  "Permitted  Guaranties"  means (a) those  described on Schedule
6.1(i), or (b) any Guaranty of Permitted Obligations.

                  "Permitted  Indebtedness  for  Money  Borrowed"  means  (a) the
Pre-Petition  Indebtedness,  (b) the  Indebtedness  to Lenders arising under this
Agreement,  (c) Indebtedness owed to another Borrower,  (d) Permitted Guaranties,
(e) the Senior  Subordinated  Indebtedness  and (f) the Indebtedness set forth on
Schedule 6.1(i) hereof.

                  "Permitted    Liens"   means:   (a)   Liens   securing   taxes,
assessments  and  other  governmental  charges  or  levies  (excluding  any  Lien
imposed   pursuant  to  any  of  the  provisions  of  ERISA)  or  the  claims  of materialmen,  suppliers,  mechanics,  carriers,  warehousemen  or  landlords  for labor,  materials,  supplies  or  rentals  incurred  in the  ordinary  course  of business,  but in all cases,  only if payment  shall not at the time be  required to be made in accordance with Section 9.6,  and (b) Liens  consisting of deposits or pledges  made in the ordinary  course of business in  connection  with,  or to secure  payment  of  utility  payments,  bids,  tenders,  contracts  (other  than contracts  for  payment  of  money),  obligations  under  workers'  compensation, unemployment  insurance or similar  legislation  or under  surety or  performance bonds,  in each  case  arising  in the  ordinary  course of  business;  (c) Liens
constituting   encumbrances  in  the  nature  of  zoning  restrictions,   special
assessments,  easements  and rights or  restrictions  of record on the use of the
Real  Estate,  which  in the  reasonable  credit  judgment  of the  Agent  do not materially  detract  from the value of Real  Estate or impair the use  thereof in the  business  of  the  applicable  Borrower;  (d)  Liens  securing  Pre-Petition
Indebtedness;  (e) Liens securing the Secured Obligations;  (f) Liens arising out of or resulting  from any judgment or award,  the time for the appeal or petition for  rehearing  of which  shall  not have  expired,  or in  respect  of which the applicable  Borrower is fully  protected by insurance or in respect of which such
Borrower  shall at any time in good faith be  prosecuting an appeal or proceeding for a review and in respect of which a stay of  execution  pending such appeal or proceeding  for  review  shall  have been  secured,  and as to which  appropriate reserves  have  been  established  on the books of such  Borrower;  and (g) Liens listed on Schedule 6.1(h).

                  "Permitted   Obligations"   means  the   aggregate   amount  of
outstanding  Purchase  Money  Indebtedness,   Operating  Lease  Obligations,  and
Permitted  Indebtedness  for Money  Borrowed  which,  and only to the extent,  is
incurred  subject  to  the  provisions  of  this  Agreement,   including  without
limitation, Section 11.2.

                  "Person"   means  an  individual,   corporation,   partnership,
association,  trust  or  unincorporated  organization,  or a  government  or  any agency, division, department, or political subdivision thereof.

                  "Petition  Date" has the  meaning  ascribed to such term in the recitals to this Agreement.

                  "Pledge  Agreement"  means  the  Pledge  Agreement   previously
executed and  delivered by certain of the  Borrowers  and their  Subsidiaries  to the Agent for the  benefit of the  Lenders in  connection  with the  Pre-Petition
Loan Agreement,  as the same may be amended,  modified or supplemented  from time to time,  pursuant to which such  Borrowers and their  Subsidiaries  have pledged to the Agent,  for the  benefit  of the  Lenders,  as  security  for the  Secured
Obligations,  66% of the  capital  stock  of  each  Foreign  Subsidiary  of  such
Borrowers  and their  Subsidiaries  and all of the capital stock of each Domestic
Subsidiary of such Borrowers and their Subsidiaries.

                  "Power of Attorney"  means the Power of Attorney  substantially in the form of Exhibit C hereto,  executed  and  delivered  by each  Borrower  to
Agent  contemporaneously  herewith,  as the  same  may be  amended,  modified  or supplemented from time to time.

                  "Pre-Petition   Agent"   means  CIT  in  its  capacity  as  the
administrative agent under the Pre-Petition Loan Agreement.

                  "Pre-Petition  Indebtedness"  means all  Indebtedness and other obligations of Borrowers to the  Pre-Petition  Agent or any  Pre-Petition  Lender
on the Petition Date that arise under the  Pre-Petition  Loan Agreement,  whether direct or indirect,  absolute or contingent  or due or to become due,  including, without  limitation,  the  Pre-Petition  Revolving Credit Loans, and all interest accruing on any of the  foregoing  after the Petition Date and all legal fees and collection expenses  heretofore incurred in collecting any of such Indebtedness.

                  "Pre-Petition  Lenders"  means those Persons who were "Lenders"
under (and as defined in) the  Pre-Petition  Loan  Agreement  as of the  Petition
Date.

                  "Pre-Petition  Loan Agreement" has the meaning ascribed to such term in the recitals to this Agreement.

                  "Pre-Petition  Revolving  Credit  Loans"  means the  "Revolving
Credit Loans" under (and as defined in) the Pre-Petition Loan Agreement.

                   "Proceeds"  means  "proceeds,"  as such term is defined in the
Uniform  Commercial  Code,  including (a) any and all proceeds of any  insurance, indemnity,  warranty or guaranty  payable to any Borrower  from time to time with respect  to any of the  Collateral,  (b)  any  and  all  payments  (in  any  form whatsoever)  made  or due  and  payable  to any  Borrower  from  time  to time in
connection  with  any  requisition,   confiscation,   condemnation,   seizure  or
forfeiture  of all or any part of the  Collateral by any  Governmental  Authority
(or any Person acting under color of  governmental  authority),  (c) any claim of any Borrower against third parties (i) for past,  present or future  infringement
of  any  patent  or  patent  license,   or  (ii)  for  past,  present  or  future
infringement  or dilution  of any  copyright,  copyright  license,  trademark  or trademark  license,  or for injury to the goodwill  associated with any trademark or trademark  license,  (d) any recoveries by any Borrower  against third parties with  respect to any  litigation  or  dispute  concerning  any of the  Collateral including claims arising out of the loss or nonconformity  of,  interference with the use of, defects in, or infringement  of rights in, or damage to,  Collateral,
(e) all amounts  collected on, or  distributed  on account of, other  Collateral, including  dividends,  interest,  distributions  and Instruments  with respect to
Investment  Property  and  pledged  Stock,  and (f) any  and all  other  amounts, rights to payment  or other  property  acquired  upon the sale,  lease,  license, exchange  or other  disposition  of  Collateral  and all  rights  arising  out of
Collateral.

                  "Professionals"  has  the  meaning  ascribed  to  such  term in
Section 4.18(c).

                  "Purchase Money  Indebtedness"  means  Indebtedness  created to finance or refinance  the payment of all or any part of the  purchase  price (not in excess of the fair market  value  thereof) of any tangible  asset,  other than
Inventory,  incurred  at the time of or within  ten (10)  days  prior to or after the acquisition of such tangible asset and secured only by Purchase Money Liens.

                  "Purchase  Money Lien" means any Lien securing  Purchase  Money
Indebtedness,  but only if such  Lien  shall at all times be  confined  solely to the  tangible  asset  (other than  Inventory)  which was  financed or  refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  "Real  Estate"  means all of each  Borrower's  now or hereafter owned or leased  estates in real property,  including,  without  limitation,  all fees,  leaseholds and future interests,  together with all of such Borrower's now or  hereafter  owned or  leased  interests  in the  improvements  and  emblements thereon,  the fixtures  attached thereto and the easements  appurtenant  thereto, including, without limitation, the real property described on Schedule 6.1(v).

                  "Register"  shall  have the  meaning  assigned  to such term in
Section 13.2(c) hereof.

                  "Regulation U" means  Regulation U of the Board of Governors of the  Federal  Reserve  System (or any  successor),  as the same may be amended or supplemented from time to time.

                  "Reimbursement  Agreement"  means,  with respect to a Letter of
Credit,  such form of application  therefor and form of  reimbursement  agreement therefor  (whether  in a single  document  or several  documents)  as the Issuing
Bank may employ in the  ordinary  course of business  for its own  account,  with such  modifications  thereto  as may be  agreed  upon by an  Issuing  Bank  and a
Borrower,  provided that such  application  and  agreement and any  modifications thereto are not inconsistent with the terms of this Agreement.

                  "Reimbursement   Obligations"   means  the   reimbursement   or
repayment  obligations  of a Borrower to an Issuing Bank pursuant to Article 3 or pursuant to a  Reimbursement  Agreement  with  respect to amounts  that have been drawn under Letters of Credit.

                  "Related Company" means, as to any Person,  any (a) corporation which is a member  of the same  controlled  group  of  corporations  (within  the meaning of Section 414(b) of the Code) as such Person,  (b)  partnership or other trade or business  (whether or not  incorporated)  under common  control  (within the  meaning of Section  414(c) of the Code) with such  Person,  or (c) member of the same  affiliated  service group (within the meaning of Section  414(m) of the
Code) as such  Person or any  corporation  described  in clause  (a) above or any partnership, trade or business described in clause (b) above.

                  "Release" means release,  spill,  emission,  leaking,  pumping, injection,  deposit, disposal,  discharge,  dispersal, leaching or migration into the indoor or outdoor  environment or into or out of any property,  including the movement  of  Contaminants  through  or  in  the  air,  soil,  surface  water  or groundwater.

                  "Remedial  Action"  means  actions  required  to (i)  clean up, remove,  treat or in any other way address  Contaminants in the indoor or outdoor environment;  (ii)  prevent  the  Release or threat of Release  or  minimize  the further  Release of  Contaminants  so they do not migrate or endanger or threaten to endanger  public  health or welfare or the indoor or outdoor  environment;  or
(iii)  perform   pre-remedial   studies  and   investigations  and  post-remedial
monitoring and care.

                  "Replacement   Letters  of  Credit"   shall  have  the  meaning
assigned to such term in Section 3.3(a) hereof.

                  "Required  Lenders"  means  (a) at any  time  the  Lenders  are comprised  only of CIT and FCC,  one  hundred  percent  (100%) of the  Commitment
Percentages  of such  Lenders  and (b) at any  other  time,  any  combination  of
Lenders whose  Commitment  Percentages at such time aggregate at least fifty-nine percent (59%) thereof.

                  "Restricted  Distribution"  means,  with respect to any Person,
(a) any retirement,  redemption,  purchase, or other acquisition for value of any capital stock or other equity  securities or membership or partnership  interests issued  by such  Person,  (b) any  declaration  or  payment  of any  dividend  or distribution  on or  with  respect  to  any  such  securities  or  membership  or partnership  interests,  (c) any loan or  advance  by such  Person  to,  or other investment  by  such  Person  in,  the  holder  of  any  of  such  securities  or membership  or  partnership  interests,  and (d) any other payment by such Person in respect of such securities or membership or partnership interests.

                  "Restricted  Investments"  means any acquisition of property by a Borrower or any of its  Subsidiaries  in exchange  for cash or other  property, whether in the form of an acquisition  of equity  interests or  Indebtedness,  or the purchase or  acquisition by such Borrower or any of its  Subsidiaries  of any other  property,  or a  loan,  advance,  capital  contribution  or  subscription,
except   acquisitions   of  the  following:   (a)  investments  in  one  or  more
Subsidiaries  of such Borrower to the extent  existing on the Effective Date, (b)
current  assets  arising  from the sale or  lease  of goods or the  rendition  of services by such Borrower or any of its  Subsidiaries  in the ordinary  course of business;  (c) fixed assets to be used in the  business of such  Borrower and any of its  Subsidiaries  so  long as the  acquisition  costs  thereunder  constitute
Capital  Expenditures  permitted  hereunder,  (d) goods held for sale or lease or to be used in the  manufacture  of goods or the  rendition  of  services  by such
Borrower or any of its  Subsidiaries in the ordinary course of business;  and (e)
Cash Equivalents.

                  "Restricted  Payment"  means,  with respect to any Person,  (a)
any retirement,  redemption,  repurchase, prepayment or other acquisition, or the setting  aside of any money for a sinking,  defeasance  or other  analogous  fund
for  any  such   retirement,   redemption,   repurchase,   prepayment   or  other
acquisition,  prior to the  stated  maturity  thereof or prior to the due date of
any  regularly  scheduled   installment  or  amortization  payment  with  respect
thereto,  of any Indebtedness of such Person (other than the Secured  Obligations and trade  debt),  (b) the payment by such Person of the  principal  amount of or interest on any  Indebtedness  (other than trade debt) owing to an  Affiliate  of such  Person,  and  (c)  the  payment  of  any  management,  advisory,  guaranty, consulting or other similar fee by such Person to an Affiliate of such Person.

                  "Revolving  Credit  Facility" means that part of this Agreement pursuant to which Revolving Credit Loans are provided to Borrowers.

                  "Revolving  Credit Facility  Amount" means the principal amount equal to $50,000,000.

                  "Revolving  Credit Loans" means,  as measured at any time,  the aggregate  outstanding  amount  of the  Advances  made  to  all of the  Borrowers pursuant to Section 2.1.

                  "Revolving  Credit Note" means a  promissory  note made payable by the  Borrowers  to the order of a Lender  evidencing  the  obligation  of each
Borrower to pay the aggregate  unpaid  principal  amount of the Revolving  Credit
Loans made to it by such  Lender  (and any  promissory  note or notes that may be issued from time to time in  substitution,  renewal,  extension,  replacement  or exchange  therefor  whether  payable to such Lender or to a  different  Lender in connection  with  a  Person  becoming  a  Lender  after  the  Effective  Date  or otherwise)  substantially  in the form of  Exhibit  A  hereto,  with  all  blanks properly  completed,  either as originally  executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "Schedule  of  Accounts"  means  a  schedule  delivered  by the
Borrowers  to the  Agent,  from  time to  time,  pursuant  to the  provisions  of
Section 8.8(a).

                  "Schedule  of  Inventory"  means a  schedule  delivered  by the
Borrowers  to the  Agent,  from  time to  time,  pursuant  to the  provisions  of
Section 8.8(c).

                  "Secured  Obligations"  means,  in  each  case  whether  now in existence or hereafter  arising,  (a) the principal of, and interest and premium, if any, on, the Revolving  Credit Loans,  (b) the  Reimbursement  Obligations and
all  other  obligations  of any  Borrower  to the Agent or any  Lender  (or Fleet
National  Bank or FCC in  connection  with the Existing  Fleet Letters of Credit)
arising in  connection  with the  issuance  of Letters of Credit  (including  the
Existing  Letters of  Credit),  (c)  Ledger  Debt not to exceed  $750,000  in the
aggregate  at  any  one  time,  (d)  Bank  Products   Liabilities   and  (e)  all
indebtedness,  liabilities,  obligations, covenants and duties of any Borrower to the Agent or to the Lenders of every kind,  nature and description  arising under or in respect of this  Agreement,  the  Notes,  any of the other Loan  Documents, whether direct or indirect,  absolute or contingent,  due or not due, contractual or tortious,  liquidated  or  unliquidated,  and whether or not  evidenced by any
note,  and  whether  or  not  for  the  payment  of  money,   including   without
limitation,  fees  required  to be  paid  pursuant  to  Article  4  and  expenses required to be paid or reimbursed pursuant to Section 15.2.

                  "Security Documents" means each of the following:

(a)      the Financing Statements;

(b)      the Lockbox Agreements;

(c)      the Control Agreements;

(d)      the Waivers and Consents;

(e)      the Trademark Security Agreement;

(f)      the Pledge Agreement; and

(g)      each other  agreement,  document,  instrument  or writing  executed  and delivered  by any  Borrower  or any other  Person  securing  the Secured
         Obligations.

                  "Security   Interest"  means  the  valid  and  perfected  first
priority  Liens of the Agent,  for the benefit of the Agent and the  Lenders,  on and in the  Collateral  effected  hereby or by any of the  Security  Documents or pursuant to the terms hereof or thereof.

                  "Senior  Subordinated  Documents" means the Senior Subordinated
Indenture,  the  Senior  Subordinated  Notes and all  documents,  agreements  and instruments entered into in connection therewith or related thereto.

                  "Senior  Subordinated  Indebtedness" means the Indebtedness for
Money  Borrowed  owing by the  Parent  evidenced  by and  owing  pursuant  to the
Senior Subordinated Documents.

                  "Senior  Subordinated  Indenture"  means the  Indenture,  dated
June 10, 1998, among the Parent, certain of its Subsidiaries and the Trustee.

                  "Senior  Subordinated  Notes"  means  the  Senior  Subordinated
Unsecured  Notes  issued  by  the  Parent  pursuant  to the  Senior  Subordinated
Indenture  in  the  aggregate  amount  of  $100,000,000,  and  payable  in  2008, together with any Exchange Notes at any time issued with respect thereto.

                  "Settlement  Date" means each  Business Day after the Effective
Date  selected by the Agent in its sole  discretion  subject to and in accordance with the  provisions  of  Section 4.7(b)(i)  as of which a  Settlement  Report is delivered  by the Agent and on which  settlement  is to be made among the Lenders in accordance with the provisions of Section 4.7.

                  "Settlement  Lender"  means,  for the  purposes of Section 4.7, the Agent in its capacity as a Lender.

                  "Settlement  Report"  means each report,  substantially  in the form  agreed to by Agent and  Lenders,  prepared  by the Agent and  delivered  to each Lender and setting  forth,  among other things,  as of the  Settlement  Date indicated  thereon and as of the next  preceding  Settlement  Date, the aggregate principal  balance of all  Revolving  Credit  Loans  outstanding,  each  Lender's
Commitment   Percentage   thereof,   each  Lender's  Net   Outstandings  and  all
Non-Ratable  Loans  made,  and all  payments  of  principal,  interest  and  fees received by the Agent from a Borrower  during the period  beginning  on such next preceding Settlement Date and ending on such Settlement Date.

                  "Software"  means all "software" as such term is defined in the
Uniform Commercial Code, now owned or hereafter  acquired by any Borrower,  other than  software  embedded  in  any  category  of  Goods,  including  all  computer
programs  and  all  supporting   information   provided  in  connection   with  a
transaction related to any program.

                  "Standby  Letter of Credit"  means any letter of credit  (other than a  Documentary  Letter of Credit)  issued by an Issuing Bank for the account of a Borrower pursuant to Article 3 hereof.

                  "Subordinated   Indebtedness"  means  the  Senior  Subordinated
Indebtedness  and any other  Permitted  Indebtedness  for Money  Borrowed  (other than  the  Revolving  Credit  Facility),  that  is  subordinated  to the  Secured
Obligations on terms and conditions acceptable to the Agent.

                  "Subsidiary"

(a)      when used to determine the  relationship  of a Person to another Person, means a Person of which an  aggregate of 50% or more of the stock of any class or classes or 50% or more of other  ownership  interests  is owned of  record  or  beneficially  by such  other  Person,  or by one or more
         Subsidiaries  of such other  Person,  or by such other Person and one or more Subsidiaries of such Person,

         (i)      if the holders of such stock, or other ownership interests, (A)
                  are ordinarily, in the absence of  contingencies,  entitled  to vote for the election of a majority of the directors (or other individuals  performing similar functions) of such Person, even though  the  right  so  to  vote  has  been  suspended  by  the happening of such a contingency,  or (B) are entitled,  as such holders,  to  vote  for  the  election  of a  majority  of  the directors  (or  individuals  performing  similar  functions) of such  Person,  whether  or not the  right so to vote  exists by reason of the happening of a contingency, or

        (ii)      in  the  case  of  such  other  ownership  interests,  if  such ownership interests constitute a majority voting interest, and

(b)      when used  with  respect  to a Plan,  ERISA or a  provision  of the Code pertaining to employee benefit plans, also means any corporation,  trade or business (whether or not incorporated)  which is under common control with a Borrower and is treated as a single  employer  with such Borrower under Section 414(b) or (c) of the Code and the regulations thereunder.

                  "Supporting   Obligations"   means,  as  to  any  Person,   all
"supporting  obligations" as such term is defined in the Uniform Commercial Code, now owned or  hereafter  acquired,  including,  without  limitation,  all of such
Person's  mortgages,  deeds to secure debt and deeds of trust on real or personal property,  guaranties,  leases,  security  agreements,  and other  agreements and property  which  secure or  relate to any  Collateral,  or are  acquired  for the purpose of securing and enforcing any item thereof,

                  "Termination  Date"  means  the  first  to  occur  of  (a)  the
Expiration  Date,  (b) an Early  Termination  Date,  upon  thirty (30) days prior written  notice by the  Borrowers,  (c) the date of  termination  of the Lenders'
obligations  to make  Advances  and to incur  Letter  of  Credit  Obligations  or permit  existing  Advances to remain  outstanding  pursuant to Section 12.2,  (d)
the date that is 45 days  after  the  Petition  Date if the  Final  Order has not been entered by the Bankruptcy  Court by such date,  unless the Interim Order has been  extended  with the  Agent's  written  consent to a date  acceptable  to the
Agent;  (e) the date upon  which the  Interim  Order  expires,  unless  the Final
Order shall have been  entered and becomes  effective  by such date;  and (f) the date a plan or reorganization in the Chapter 11 Cases becomes effective.

                  "Termination  Event" means (a) a "Reportable  Event" as defined in  Section 4043(b)  of  ERISA,  but  excluding  any such  event as to which  the
provision   for  30  days'  notice  to  the  PBGC  is  waived  under   applicable
regulations,  (b) the filing of a notice of intent to  terminate  a Benefit  Plan or the  treatment of a Benefit  Plan  amendment as a  termination  under  Section
4041 of ERISA,  or (c) the  institution  of  proceedings  to  terminate a Benefit
Plan by the PBGC under Section 4042 of ERISA or the  appointment  of a trustee to administer any Benefit Plan.

                  "Title IV Plan" means a Benefit  Plan which is subject to Title
IV of ERISA.

                  "Total  Liabilities" means, as at the end of any fiscal period, total  Liabilities  determined in accordance with GAAP and included on the latest
Consolidated Balance Sheet.

                  "Trademark   Security  Agreement"  means,   collectively,   the
Trademark  Security  Agreements  previously  executed  and  delivered  by certain
Borrowers to the Agent,  for the benefit of the Lenders,  in connection  with the
Pre-Petition   Loan  Agreement,   as  the  same  may  be  amended,   modified  or
supplemented from time to time.

                  "Trade  Names" shall have the meaning  assigned to such term in
Section 6.1(bb) hereof.

                  "Trustee" means SunTrust Bank, a Georgia banking corporation.

                  "UCC"  and   "Uniform   Commercial   Code"  means  the  Uniform
Commercial  Code as in  effect  from  time to time in North  Carolina;  provided, that to the  extent  that the UCC is used to  define  any term  herein  or in any
Loan  Document  and such term is defined  differently  in  different  Articles or
Divisions of the UCC, the  definition of such term  contained in Revised  Article
9  shall  govern;  provided  further,  that  in the  event  that,  by  reason  of mandatory  provisions  of  law,  any  or all of  the  attachment,  perfection  or priority  of, or remedies  with respect to,  Agent's or any Lender's  Lien on any
Collateral  is governed by the Uniform  Commercial  Code as enacted and in effect in a  jurisdiction  other  than the State of North  Carolina,  the term  "UCC" or
"Uniform  Commercial  Code" means the Uniform  Commercial  Code as enacted and in effect in such other  jurisdiction  solely for purposes of the provisions thereof relating to such  attachment,  perfection,  priority or remedies and for purposes of definitions related to such provisions.

                  "Unfunded  Vested Accrued  Benefits"  means with respect to any
Plan at any  time,  the  amount  (if any) by which (a) the  present  value of all vested  non-forfeitable  benefits  under such Plan  exceeds  (b) the fair  market value of all Plan assets  allocable to such  benefits,  all determined as of then most recent valuation date for such Plan.

                  "Unused Line Fee" shall have the meaning  assigned to such term in Section 4.2(a).

                  "Waiver and  Consent"  shall have the meaning  assigned to such term in Section 8.10 hereof.

SECTION 1.2       Other Referential Provisions.

(a)      All defined terms in this Agreement,  the Exhibits and Schedules  hereto shall  have the same  meanings  when  used in any other  Loan  Document, unless the context shall require otherwise.

(b)      Except as otherwise  expressly provided herein, all accounting terms not specifically  defined  or  specified  herein  shall  have  the  meanings generally  attributed  to  such  terms  under  GAAP  including,  without limitation,  applicable  statements  and  interpretations  issued by the
         Financial   Accounting   Standards   Board  and   bulletins,   opinions,
         interpretations  and  statements  issued by the  American  Institute  of
         Certified  Public  Accountants  or its  committees.  All  financial  and accounting  calculations,  measurements  and  computations  made for any purpose relating to this Agreement,  including,  without limitation, all computations  utilized  by any  Borrower to  determine  whether it is in compliance  with any  covenant  contained  herein,  shall,  unless  this
         Agreement  otherwise provides or unless Required Lenders shall otherwise consent in writing,  be performed in  accordance  with GAAP That certain terms  or  computations  are  explicitly  modified  by  the  phrase  "in accordance  with  GAAP"  shall  in no  way be  construed  to  limit  the foregoing.

(c)      All  personal  pronouns  used in  this  Agreement,  whether  used in the masculine,  feminine or neuter gender,  shall include all other genders;
         the singular shall include the plural,  and the plural shall include the singular.  In any  circumstance  where use of the term "the Borrower" as opposed  to the  term  "the  Borrowers,"  or vice  versa,  would  limit, diminish  or  otherwise  impair or  negatively  affect  any of  Lenders'
         rights hereunder,  the plural shall be substituted for the singular,  or vice  versa,  in  such  manner  as will  result  in the  maintenance  or enlargement of Lenders' rights hereunder or pursuant  hereto.  By way of example,  but not in  limitation,  if a  reference  to  "the  Borrowers'
         property"  would  otherwise be  construed as referring  only to property which  is  jointly  owned by all the  Borrowers,  such  reference  shall instead  be  construed  as  referring  to the  aggregate  total  of each
         Borrower's property.

(d)      The words  "hereof,"  "herein"  and  "hereunder"  and  words of  similar import when used in this  Agreement  shall refer to this  Agreement as a whole and not to any particular provisions of this Agreement.

(e)      Titles of Articles and Sections in this  Agreement  are for  convenience only,  do not  constitute  part of this  Agreement and neither limit nor amplify the  provisions of this  Agreement,  and all  references in this
         Agreement  to  Articles,  Sections,  Subsections,  paragraphs,  clauses, subclauses,  Schedules  or  Exhibits  shall  refer to the  corresponding
         Article,  Section,  Subsection,  paragraph,  clause or subclause  of, or
         Schedule  or  Exhibit  attached  to,  this  Agreement,  unless  specific reference is made to the  articles,  sections or other  subdivisions  or divisions  of, or to  schedules  or  exhibits  to,  another  document or instrument.

(f)      Each  definition  of a document in this  Agreement  shall  include  such document as amended,  modified,  supplemented  or restated  from time to time in accordance with the terms of this Agreement.

(g)      Except  where  specifically  restricted,  reference to a party to a Loan
         Document  includes that party and its permitted  successors  and assigns permitted hereunder or under such Loan Document.

(h)      Unless otherwise specifically stated,  whenever a time is referred to in this  Agreement  or in any other Loan  Document,  such time shall be the local  time in the city in which the  office of Agent is  located as set forth in Section 15.1 hereof.

(i)      Whenever  the  phrase  "to the  knowledge  of a  Borrower"  or  words of similar import  relating to the knowledge of a Borrower are used herein, such  phrase  shall  mean and refer to (i) the actual  knowledge  of the
         President,  chief  executive  officer,  chief operating  officer,  chief financial  officer or other Section 16 reporting  officers,  or (ii) the knowledge  that such officers would have obtained if they had engaged in good faith in the diligent  performance  of their duties,  including the making of such reasonable  specific inquiries as may be necessary in the reasonable  business judgment of such officers to ascertain the accuracy of the matter to which such phrase relates.

(j)      The  term  "including"  shall  not  be  limiting  or  exclusive,  unless
         specifically   indicated  to  the  contrary.   The  terms  "reasonable,"
         "reasonably"  and the  like,  when  used  in  reference  to a  decision, conduct  or the  discretion  of the  Agent or a Lender,  shall  mean and refer to the  reasonableness  of the conduct,  decision or discretion at issue of an agent or a lender in a  position  equivalent  to that of the
         Agent or Lender,  including without  limitation the normal and customary concerns  of  an  agent  or  a  lender  including,  without  limitation, impairment of collateral,  and the timeliness of a borrower's compliance with payment obligations.

(k)      The  terms  accounts,   chattel  paper,  deposit  accounts,   documents,
         equipment,   fixtures,   general   intangibles,    goods,   instruments,
         inventory,  investment property,  letter of credit rights, software, and supporting obligations,  as and when used (without being capitalized) in this Agreement or the Security Documents,  shall have the meanings given those terms in the Uniform Commercial Code.

SECTION 1.3       Exhibits and  Schedules.  All Exhibits and  Schedules  attached hereto are by reference made a part hereof.

ARTICLE II.
                             REVOLVING CREDIT LOANS

SECTION 2.1       Revolving  Credit  Loans.  Upon the  terms and  subject  to the conditions  of, and in reliance  upon the  representations  and  warranties  made under, this Agreement,  each Lender agrees,  severally,  but not jointly, to make
Advances to the Borrowers  from time to time from the  Effective  Date to but not including  the  Termination  Date,  as  requested  or  deemed  requested  by  the
Borrowers in  accordance  with the terms of Section 2.2, in amounts equal to such
Lender's  Commitment   Percentage  of  each  such  Advance  requested  or  deemed requested  hereunder up to an aggregate amount at any one time outstanding  equal
to  such  Lender's  Commitment   Percentage  of  the  Borrowing  Base;  provided,
however,  that,  the  aggregate  principal  amount of all  outstanding  Revolving
Credit  Loans  (after  giving   effect  to  such   Advances   requested  and  any
Non-Ratable  Loans)  shall  not  exceed  the  Borrowing  Base.  It  is  expressly understood  and agreed  that,  the Lenders  may and at present  intend to use the
Borrowing Base as a maximum  ceiling on Revolving  Credit Loans to the Borrowers;
provided,  further,  however,  that, the parties agree that, should the Revolving
Credit Loans exceed the ceiling so determined or any other  limitation  set forth in this  Agreement,  such Revolving  Credit Loans shall  nevertheless  constitute
Secured  Obligations  and, as such, shall be entitled to all benefits thereof and security  therefor.  The  principal  amount  of any  Advances  which  are  repaid pursuant to Section  2.3(a) may be  reborrowed by the  Borrowers,  subject to the terms and  conditions of this  Agreement,  in  accordance  with the terms of this
Section  2.1.  The Agent's and each  Lender's  books and records  reflecting  the date and the amount of each  Advance  and each  repayment  of  principal  thereof shall  constitute  prima  facie  evidence  of the  accuracy  of  the  information contained  therein,  subject to the  provisions  of  Section 4.7.  On the date of the entry of the Final Order (or such  earlier  date as may be  permitted  by the
Bankruptcy  Court),  the Borrowers  shall be deemed to have  requested,  and each
Lender  agrees to make  available,  Revolving  Credit Loans in an amount equal to the outstanding  Pre-Petition  Indebtedness on such date to pay such  obligations in full, and, after such payment in full of the  Pre-Petition  Indebtedness,  the
Pre-Petition Loan Agreement shall be deemed satisfied and terminated.

SECTION 2.2       Manner of Borrowing  Revolving  Credit  Loans.  Advances  under the Revolving Credit Facility shall be made as follows:

(a)      Requests  for  Advances.  A request  for an  Advance  shall be made,  or shall be deemed to be made, in the following manner:

         (i)      a Financial Officer of the Borrowers (or   another   authorized
                  representative   designated  by  a  Financial  Officer  of  the
                  Borrowers and listed on  Schedule 2.2  hereto) shall deliver to
                  the   Agent   a   Notice   of   Proposed    Advance/Conversion/
                  Continuation  in the form of Exhibit B  hereto (the  "Borrowing
                  Notice")  not later  than  11:00  a.m.  (New York  time) on the
                  Business  Day of the proposed  Advance.  The  Borrowing  Notice shall  contain the  information  requested  therein  including, without  limitation,  a statement that an Advance is requested, the  amount  of  the  proposed  Advance  and  the  date  of the proposed  Advance.  Unless  the  Agent has  received  notice in accordance  with the provisions of Section 4.6(c) that a Lender will not make  available  to the Agent  such  Lender's  ratable portion  of  an  Advance  because  of a  Default  or  Event  of
                  Default,  the Agent shall use commercially  reasonable  efforts to disburse  the  proceeds of each  Advance not later than 3:30
                  p.m. (New York time) on the Business Day a Borrowing  Notice is received.  The  Borrowing  Notice shall be given in  accordance with the  provisions  of this  Section  2.2  hereof;  provided, however,  that upon written notice from Agent, the Parent shall thereafter  include  in each  Borrowing  Notice  the  amount of
                  Excess  Availability  after  giving  effect  to such  requested
                  Advance,

         (ii)     unless payment is otherwise made by the Borrowers, the becoming due of any amount  required to be paid under this  Agreement or any of the Notes as  interest  shall be deemed to be  a request for an Advance on the due  date in the  amount required  to pay such interest,

        (iii)     unless payment is otherwise made by the Borrowers, the becoming due of  any  other Secured  Obligation (other than Ledger Debt)
                  shall be deemed to be a request for an Advance  on the due date
                  in  the  amount  then  so  due,  and   such  request  shall  be
                  irrevocable,

         (iv)     the  receipt by the Agent of notification from an Issuing  Bank to the effect  that a drawing  has been made  under a Letter of
                  Credit and that a Borrower has failed to reimburse  the Issuing
                  Bank therefor in  accordance  with the terms of  the  Letter of
                  Credit, the  Reimbursement  Agreement  and  Article 3, shall be deemed  to  be  a  request  for  an  Advance  on the date  such
                  notification  is received   in  the   amount  of  such  drawing
                  which is so unreimbursed, and

          (v)     unless payment is otherwise made by the Borrowers,  the receipt by Agent of a  demand for  reimbursement  by  a  Clearing  Bank pursuant to the provisions of any Lockbox  Agreement,  shall be deemed to be a request for  an  Advance  on the  date any  such demand  is received by Agent in the amount set forth therein.

(b)      Notification  to  Lenders.   Unless  the  Agent  has  elected   periodic
         settlements  pursuant to Section  4.7, the Agent shall  promptly  notify the Lenders of any Borrowing  Notice  delivered or deemed given pursuant to Section 2.2(a) by 12:00 noon (New York time) on the proposed  Advance date with  respect  to any  Advance.  The  notice  from the Agent to the
         Lenders  shall set forth the  information  contained  in the  applicable
         Borrowing  Notice.  Not  later  than 1:30  p.m.  (New York  time) on the proposed  Advance date,  each Lender shall make  available to the Agent, for the  account  of the  Borrowers,  at the  Agent's  Office  in  funds immediately  available to the Agent,  an amount  equal to such  Lender's
         Commitment Percentage of the Advance to be made on such Advance date.

(c)      Disbursement of Advances.  Each Borrower hereby  irrevocably  authorizes the Agent to disburse the proceeds of each Advance requested,  or deemed to be requested, pursuant to this Section 2.2 as follows:

         (i)      the proceeds of each Advance  requested under Section 2.2(a)(i)
                  shall  be  disbursed  by the Agent in  Dollars  in  immediately available funds by wire transfer to the  Disbursement  Account, or by wire transfer to such other  account as designated in writing  by the Borrowers at least two (2) Business Days prior to the borrowing date of such proposed Advance,

         (ii)     the proceeds of each Advance deemed requested under Section 2.2
                  (a)(ii) or (iii)  or (iv)  shall be  disbursed  by the Agent by way of  direct  payment  of  the  relevant  interest or Secured
                  Obligation, as the case may be, and

         (iii)    the proceeds of  each Advance deemed  requested  under  Section
                  2.2(a)(v) shall  be  disbursed  by  the  Agent  directly to the
                  Clearing  Bank on behalf of the applicable Borrower.

SECTION 2.3       Repayment   of   Revolving    Credit   Loans;    Reduction   of
                  Commitments.

(a)      The Revolving Credit Loans will be repaid as follows:

         (i)      Whether or not any Default or Event of  Default  has  occurred, the  outstanding  principal amount  of all the Revolving Credit
                  Loans  is  due  and  payable,   and shall  be  repaid  by   the
                  Borrowers in full, not later than the Termination Date;

         (ii)     If  at  any time  the  aggregate  outstanding  unpaid principal amount of the Revolving  Credit  Loans  exceeds  the  Borrowing
                  Base in effect at such time (such excess referred to herein  as
                  an   "Overextension"),   the    Borrowers   shall   repay   the
                  Revolving Credit Loans in an  amount  sufficient  to reduce the aggregate unpaid  principal  amount  of  such Revolving  Credit
                  Loans by an amount equal to the  Overextension,  together  with accrued and unpaid interest on the amount of the  Overextension to the date of repayment; and

         (iii)    The Borrowers  hereby instruct the Agent to repay the Revolving
                  Credit Loans  outstanding  on any day in an amount equal to the amount  received  by  the Agent on such day pursuant to Section
                  8.1(b).

(b)      Reserved.

SECTION 2.4       Revolving  Credit Note.  Each Lender's  Revolving  Credit Loans
and the joint and several  obligation  of the  Borrowers to repay such  Revolving
Credit Loans shall also be  evidenced  by a Revolving  Credit Note payable to the order of such  Lender.  Each  Lender's  Revolving  Credit Note shall be dated the
Effective  Date, be duly and validly  executed and delivered by the Borrowers and be in the amount of such Lender's Commitment.

SECTION 2.5       Mandatory Prepayments.

(a)      Immediately  upon  receipt by a Borrower  of the  proceeds  of any Asset
         Disposition,  such Borrower  shall prepay the Revolving  Credit Loans in an amount equal to the Net Proceeds thereof.

(b)      Any prepayments made by Borrower  pursuant to Section 2.5(a) above shall be  applied  in  the  order  set  forth  in  Section  4.3(c).  With  the exception  of  De  Minimis  Asset  Dispositions,  the  Revolving  Credit
         Facility  Amount shall be permanently  reduced by the amount of any such prepayments.

ARTICLE III.
                            LETTER OF CREDIT FACILITY

SECTION 3.1       Issuance.  The Borrowers,  the Agent and the Lenders agree that the Existing  Letters of Credit shall  remain  outstanding  after the date hereof and shall constitute  Secured  Obligations  hereunder upon the entry of the Final
Order.  Each Lender  shall be deemed to have  purchased  risk  participations  in such Existing  Letters of Credit as more fully  described in Section  3.2(b)(ii), and such  Existing  Letters of Credit shall be deemed to be included in Letter of
Credit  Obligations.  In addition,  after the  Effective  Date and subject to the terms and  conditions  of the  Agreement,  Agent and the Lenders  agree to incur, from  time to time  prior  to the  Termination  Date,  upon  the  request  of the
Borrowers  and for the  Borrowers'  account,  Letter  of  Credit  Obligations  by causing  Letters of Credit to be issued (by Agent or an Affiliate  thereof,  or a bank or other legally  authorized  Person  selected by and acceptable to Agent in its sole  discretion,  including  Fleet  National  Bank as issuer of the Existing
Fleet Letters of Credit (each,  an "Issuing  Bank")) for the  Borrowers'  account and  guaranteed  by  Agent;  provided,  however,  that if the  Issuing  Bank is a
Lender,  then such Letters of Credit shall not be  guaranteed by Agent but rather each Lender shall,  subject to the terms and  conditions  hereinafter  set forth, purchase  (or be  deemed  to have  purchased)  risk  participations  in all  such
Letters  of Credit  issued  with the  written  consent  of Agent,  as more  fully described in Section  3.2(b)(ii)  below.  The Agent and the Lenders shall have no obligation to incur Letter of Credit  Obligations  if, after giving effect to the issuance or guaranty by the Lenders of any  requested  Letter of Credit,  (i) the aggregate  amount  of all such  Letter of Credit  Obligations  outstanding  would exceed the Letter of Credit Facility  Amount or (ii) the aggregate  amount of all
Revolving  Credit Loans  outstanding  would exceed the Borrowing Base or (iii) if no Revolving  Credit Loans are  outstanding,  the aggregate  amount of the Letter of Credit  Obligations  outstanding  would  exceed the  Borrowing  Base.  No such
Letter  of  Credit  shall  have an  expiry  date  which  is more  than  one  year following the date of issuance  thereof,  and neither Agent nor the Lenders shall be under any  obligation to incur Letter of Credit  Obligations in respect of, or purchase  risk  participations  in,  any Letter of Credit  having an expiry  date which is later than five (5) Business Days prior to the Termination Date.

SECTION 3.2       Advances Automatic; Participations.

(a)      In the event  that  Agent or any  Lender  shall  make any  payment on or pursuant to any Letter of Credit Obligation,  such payment shall then be deemed  automatically  to constitute an Advance under Section 2.2 of the
         Agreement  regardless  of whether a Default  or Event of  Default  shall have  occurred and be  continuing  and  notwithstanding  the  Borrowers'
         failure to satisfy the conditions  precedent set forth in Article 5, and each Lender shall be obligated to pay an amount  calculated  by applying such Lender's  Commitment  Percentage  to the  aggregate  amount of such payment.  The  failure  of any  Lender  to make  available  to Agent for
         Agent's  own  account  an amount  equivalent  to a  Lender's  Commitment
         Percentage  as to any such  payment  by Agent  under or in  respect of a
         Letter of Credit  shall not relieve any other  Lender of its  obligation hereunder to make available to Agent an amount  equivalent to such other
         Lender's Commitment  Percentage with respect thereto, but no breach by a
         Lender  shall  cause  an  increase  in  any  other  Lender's  Commitment
         Percentage.

(b)      If it shall be illegal or  unlawful  for any Lender to be deemed to have assumed  a ratable  share of the  Reimbursement  Obligations  owed to an
         Issuing Bank, or if the Issuing Bank is a Lender,  then (i)  immediately and without  further action  whatsoever,  each Lender shall be deemed to have  irrevocably  and  unconditionally  purchased  from  Agent (or such
         Issuing   Bank,   as  the  case  may  be)  an  undivided   interest  and
         participation  in an  amount  equivalent  to  such  Lender's  Commitment
         Percentage   (based  on  the   Commitments)  of  the  Letter  of  Credit
         Obligations  in respect of all  Letters of Credit then  outstanding  and
         (ii)  thereafter,  immediately  upon  issuance  of any Letter of Credit, each  Lender  shall be deemed to have  irrevocably  and  unconditionally purchased  from  Agent  (or such  Issuing  Bank,  as the case may be) an undivided  interest and  participation  in an amount  equivalent to such
         Lender's Commitment  Percentage (based on the Commitments) of the Letter of Credit  Obligations with respect to such Letter of Credit on the date of such  issuance.  Each  Lender  shall  fund its  participation  in all payments or  disbursements  made under the Letters of Credit in the same manner as provided in the Agreement  with respect to Advances as set out in Section 2.2(b) hereof.

SECTION 3.3       Cash Collateral.

(a)      If any  Letter  of  Credit  Obligations,  whether  or not  then  due and payable,  shall for any reason be outstanding on the Termination Date or an Event of Default shall have  occurred,  the Borrowers  shall,  at the request of the Agent,  either  (i) provide  cash collateral  therefor in the manner  described  below,  or (ii) cause all such  Letters of Credit and guaranties  thereof to be canceled and returned,  or (iii) deliver a stand-by  letter (or  letters) of credit in  guarantee of such Letter of
         Credit  Obligations,  which stand-by letter (or letters) of credit shall be of like  tenor and  duration  as,  and be in an  amount  equal to one hundred five percent  (105%) of the aggregate then available to be drawn under, the Letters of Credit to which such outstanding  Letter of Credit
         Obligations  relate  and  shall be  issued  by a  Person,  and  shall be subject to such terms and  conditions,  as are be  satisfactory to Agent in its sole discretion  (the  "Replacement  Letters of Credit").  If the
         Borrowers  are  required to provide  cash  collateral  for any Letter of
         Credit  Obligations  pursuant to the Agreement  prior to the Termination
         Date,  the  Borrowers  will  deliver  to Agent,  for the  benefit of the
         Lenders,  cash or Cash  Equivalents  in an amount  equal to one  hundred five  percent  (105%) of the maximum  amount then  available to be drawn
         under   each   Letter  of  Credit   outstanding.   Such  funds  or  Cash
         Equivalents  shall be held by Agent in a cash  collateral  account  (the
         "Cash   Collateral   Account")   maintained   at  a  bank  or  financial
         institution  acceptable to Agent.  The Cash Collateral  Account shall be in the name of the  Borrowers  and shall be pledged  to, and  subject to the control of,  Agent,  for the benefit of Agent and the Lenders,  in a manner  satisfactory  to Agent.  Each Borrower hereby pledges and grants to Agent,  on behalf of itself and the Lenders,  a security  interest in all such funds and Cash Equivalents held in any Cash Collateral  Account from time to time and all proceeds thereof,  as security for the payment of all  amounts due in respect of the Letter of Credit  Obligations  and other  Secured  Obligations,  whether  or not then due.  This  Agreement shall constitute a security agreement under applicable law.

(b)      From time to time  after  funds  are  deposited  in the Cash  Collateral
         Account by the Borrowers,  whether before or after the Termination Date,
         Agent may apply  such  funds or Cash  Equivalents  then held in the Cash
         Collateral  Account  to the  payment  of any  amounts,  in such order as
         Agent may  elect,  as shall be or shall  become  due and  payable by the
         Borrowers to Lenders  with respect to such Letter of Credit  Obligations of the  Borrowers  and, upon the  satisfaction  in full of all Letter of
         Credit  Obligations,  to any  other  Secured  Obligations  then  due and payable.

(c)      No  Borrower  nor any  Person  claiming  on  behalf  of or  through  any
         Borrower  shall  have any  right to  withdraw  any of the  funds or Cash
         Equivalents  held in the Cash Collateral  Account,  except that upon the termination or satisfaction in full of all Letter of Credit  Obligations and the payment of all amounts  payable by the  Borrowers  to Lenders in respect  thereof,  any funds  remaining in the Cash  Collateral  Account shall be held and  applied  to other  Secured  Obligations  then due and owing  and  upon  payment  in  full  of  all  Secured  Obligations,  any remaining  amount  shall  be  paid  to  the  Borrowers  or as  otherwise required by law.

SECTION 3.4       Fees  and  Expenses.  The  Borrowers,  jointly  and  severally, agree to pay to the Agent,  for the benefit of the Lenders  (except as  otherwise described in Section 4.2(c)),  as compensation  for Letter of Credit  Obligations incurred hereunder, the fees set forth in Section 4.2(c) hereof.

SECTION 3.5       Request for  Incurrence  of Letter of Credit  Obligations.  The
Borrowers  shall give Agent at least two (2) Business Days prior  written  notice requesting  approval of the  issuance,  or a guarantee  of, any Letter of Credit, specifying  the  date  such  Letter  of  Credit  Obligation  is to  be  incurred, identifying  the  beneficiary to which such Letter of Credit  Obligation  relates
and  describing  the  nature  of  the  transactions   proposed  to  be  supported
thereby.  The  notice  shall be  accompanied  by the form of the Letter of Credit
(which shall be acceptable  to the Issuing  Bank) to be issued or guaranteed  and a  completed  application  for the  Standby  Letter of Credit or the  Documentary
Letter of Credit in form and substance  satisfactory to Borrowers,  Agent and the
Issuing  Bank.   Notwithstanding  anything  contained  herein  to  the  contrary,
Letter of Credit  applications  by the  Borrowers  and  approvals by Agent may be
made  and  transmitted   pursuant  to  electronic  codes  and  security  measures
mutually  agreed upon and  established by and among such Borrower,  Agent and the
Issuing Bank.

SECTION 3.6       Obligation  Absolute.   The  obligation  of  the  Borrowers  to
reimburse  Agent and the Lenders for payments  made with respect to any Letter of
Credit  Obligation  shall be absolute,  unconditional  and  irrevocable,  without
necessity  of  presentment,   demand,  protest  or  other  formalities,  and  the
obligations  of each Lender to make  payments to Agent with respect to Letters of
Credit  shall  be  unconditional   and  irrevocable.   Such  obligations  of  the
Borrowers  and the Lenders to Agent shall be paid  strictly  in  accordance  with the terms hereof under all circumstances including the following circumstances:

(a)      any lack of validity  or  enforceability  of any Letter of Credit,  this
         Agreement, the other Loan Documents or any other agreement;

(b)      the  existence of any claim,  set-off,  defense or other right which any
         Borrower  or any of its  Affiliates  or any  Lender may at any time have against a beneficiary  or any transferee of any Letter of Credit (or any
         Persons or entities for whom any such transferee may be acting),  Agent, any  Lender,  or any  other  Person,  whether  in  connection  with  the
         Agreement,  the Letter of Credit, the transactions  contemplated  herein or  therein  or any  unrelated  transaction  (including  any  underlying transaction  between  such  Borrower  or any of its  Affiliates  and the beneficiary for which the Letter of Credit was procured);

(c)      any draft,  demand,  certificate or any other document  presented  under any  Letter of Credit  proving  to be  forged,  fraudulent,  invalid  or insufficient  in any respect or any  statement  therein  being untrue or inaccurate in any respect;

(d)      except as expressly provided in Section 3.7(b)(iii)  hereof,  payment by
         Agent or any  Issuing  Bank  under any  Letter  of  Credit  or  guaranty thereof against  presentation of a demand, draft or certificate or other document  which does not comply  with the terms of such Letter of Credit or such guaranty;

(e)      any other circumstance or happening whatsoever,  which is similar to any of the foregoing; or

(f)      the fact that a Default or an Event of Default  shall have  occurred and be continuing.

SECTION 3.7

         Indemnification; Nature of Lenders' Duties.

(a)      In addition to amounts  payable by the Borrowers to Agent and Lenders as elsewhere provided in this Agreement,  the Borrowers hereby, jointly and severally,  agree to pay and to protect,  indemnify,  and save  harmless
         Agent,  and each Lender and each  Issuing  Bank from and against any and all claims, demands,  liabilities,  damages,  losses, costs, charges and
         expenses   (including   attorneys'   fees  and,  after  and  during  the
         continuance  of  an  Event  of  Default,  allocated  costs  of  internal counsel)  which  Agent,  any Lender or any Issuing  Bank may incur or be subject to as a consequence,  direct or indirect, of (i) the issuance of any Letter of Credit or guaranty  thereof,  or (ii) the failure of Agent or any Lender seeking  indemnification or of any Issuing Bank to honor a demand for payment  under any Letter of Credit or guaranty  thereof as a result of any act or  omission,  whether  rightful or  wrongful,  of any present  or  future  de  jure or de  facto  government  or  Governmental
         Authority,  in each case other than to the extent  solely as a result of the gross  negligence or willful  misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(b)      As between  Agent,  any Lender and any Issuing  Bank and the  Borrowers,
         the  Borrowers,  jointly and  severally,  hereby assume all risks of the
         acts  and   omissions   of,  or  misuse  of  any  Letter  of  Credit  by
         beneficiaries  of any  Letter  of  Credit.  In  furtherance  and  not in limitation  of the  foregoing,  to the fullest  extent  permitted by law neither  Agent nor any Lender  shall be  responsible:  (i) for the form, validity,  sufficiency,  accuracy,  genuineness  or legal  effect of any document  issued by any party in connection with the application for and issuance of any Letter of Credit,  even if it should in fact prove to be in any or all respects invalid, insufficient,  inaccurate, fraudulent or
         forged;   (ii)  for  the  validity  or  sufficiency  of  any  instrument transferring  or  assigning  or  purporting  to  transfer  or assign any
         Letter of  Credit  or the  rights or  benefits  thereunder  or  proceeds thereof,  in  whole  or in  part,  which  may  prove  to be  invalid  or ineffective for any reason;  (iii) for failure of the beneficiary of any
         Letter of Credit to comply  fully with  conditions  required in order to demand  payment under such Letter of Credit;  provided that, in the case of any payment by Agent under any Letter of Credit or guaranty  thereof,
         Agent  shall be liable to the extent  such  payment was made solely as a result  of its  gross  negligence  or  willful  misconduct  (as  finally determined by a court of competent  jurisdiction)  in  determining  that the demand for payment  under such Letter of Credit or guaranty  thereof complies on its face with any applicable  requirements  for a demand for payment  under  such  Letter  of Credit or  guaranty  thereof;  (iv) for errors,  omissions,  interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise,  whether or not they be in cipher;  (v) for errors in interpretation of technical terms;  (vi) for any loss or delay in the  transmission  or otherwise of any  document  required  in order to make a payment  under any Letter of
         Credit or guaranty  thereof or of the  proceeds  thereof;  (vii) for the application  of the  proceeds of any drawing  under any Letter of Credit or  guaranty  thereof;  and (viii)  for any  consequences  arising  from causes  beyond  the  control of Agent or any  Lender.  None of the above shall  affect,  impair,  or prevent the vesting of any of Agent's or any
         Lender's rights or powers hereunder or under the other Loan Documents.

(c)      Nothing  contained  herein  shall be deemed  to limit or to  expand  any waivers,  covenants or indemnities  made by any Borrower in favor of any
         Issuing  Bank  in  any  letter  of  credit  application,   reimbursement
         agreement or similar  document,  instrument  or  agreement  between such
         Borrower and such Issuing Bank.

ARTICLE IV.
                             GENERAL LOAN PROVISIONS

SECTION 4.1       Interest.

(a)      General  Interest  Provisions.  The  Borrowers,  jointly and  severally, agree to pay interest to Agent,  for the ratable benefit of the Lenders, on the  Revolving  Credit Loans from time to time  outstanding  from the date of such loan(s) until such principal  amount shall be paid in full, at a rate  equal to the  Chase  Bank  Rate then in  effect,  payable  in arrears as it accrues on each Interest Payment Date.

(b)      Non-Business  Day  Payments.  If any  payment  on the  Revolving  Credit
         Loans  becomes due and payable on a day other than a Business  Day,  the maturity  thereof will be extended to the next  succeeding  Business Day and,  with respect to payments of principal,  interest  thereon shall be payable at then applicable rate during any such extension.

(c)      Default  Interest.  From and after the occurrence of an Event of Default and at the  option  of the  Agent or at the  direction  of the  Required
         Lenders,  without notice to the Borrowers,  the unpaid  principal amount of each  Secured  Obligation  shall  bear  interest  while such Event of
         Default is  continuing  at a rate per annum equal to the Default  Margin plus the then Effective  Interest Rate,  payable on demand. The interest rate provided for in this Section  4.1(c) shall to the extent  permitted by  applicable  law  also  apply  to and  accrue  on the  amount  of any judgment entered with respect to any Secured Obligation.

(d)      Computation.  The  interest  rates  provided for in this Section 4.1 and the fees  provided  for in  Sections  4.2(a) and  4.2(b)(i)(C)  shall be computed  on the basis of a year of three  hundred  sixty (360) days and the actual number of days elapsed.

(e)      Maximum Rate. It is not intended by the Lenders,  and nothing  contained in this  Agreement or any Note shall be deemed,  to establish or require the  payment  of a rate  of  interest  in  excess  of the  maximum  rate permitted by  applicable  law (the  "Maximum  Rate").  If, in any month,
         the  Effective  Interest  Rate,  absent  such  limitation,   would  have
         exceeded the Maximum  Rate,  then the  Effective  Interest Rate for that month  shall  be the  Maximum  Rate,  and  if,  in  future  months,  the
         Effective  Interest Rate would  otherwise be less than the Maximum Rate, then the Effective  Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder  equals the amount of interest  which would have been paid if the same had not been limited by the Maximum Rate. In this  connection,  in the event that,  upon payment in full of the Secured  Obligations,  the total amount of interest  paid or  accrued  under  the terms of this  Agreement  is less than the total amount  of  interest  which  would  have  been  paid or  accrued  if the
         Effective  Interest  Rate  had at all  times  been in  effect,  then the
         Borrowers  shall, to the extent  permitted by applicable law, pay to the
         Lenders an amount equal to the difference  between (i) the lesser of (A)
         the amount of  interest  which  would have been  charged if the  Maximum
         Rate had,  at all times,  been in effect and (B) the amount of  interest which would have accrued had the Effective  Interest Rate, at all times, been in  effect,  and (ii)  the  amount  of  interest  actually  paid or accrued  under  this  Agreement.  In  the  event  the  Lenders  receive, collect  or apply as  interest  any sum in excess of the  Maximum  Rate, such excess  amount shall be applied to the  reduction of the  principal balance of the applicable Secured Obligation,  and, if no such principal is then  outstanding,  such excess or part  thereof  remaining  shall be paid to the Borrowers.

SECTION 4.2       Fees.

(a)      Unused Line Fee. As additional  compensation  for the costs and risks in making the Revolving  Credit  Facility  available to the Borrowers,  the
         Borrowers  agree to pay to the  Agent,  for the  ratable  benefit of the
         Lenders,  in arrears, on the first (1st) Business Day of each month with respect to the  immediately  prior month,  during the term hereof or any extension  thereof,  a fee equal to 0.25% per annum  (the  "Unused  Line
         Fee")  of the  difference  between  (i) the  Revolving  Credit  Facility
         Amount,  and  (ii)   the  average  daily  outstanding   balance  of  the
         Revolving Credit Loans and the Letter of Credit  Obligations  during the period for which the Unused Line Fee is due.

(b)      Letter of Credit  Charges and Fees.  The  Borrowers  agree to pay (i) to the Agent,  (A) the fees set forth on Exhibit G with  respect to Letters of Credit  other than the  Existing  Fleet  Letters  of  Credit,  (B) an opening  fee of 0.125% of the face  amount of each  Letter of Credit and
         (C) for each  month  during  which any  Letter of Credit  Obligation  is outstanding,  a fee in an amount equal to 3% per annum times the average amount  available  to be drawn under each Letter of Credit in such month
         (the "Letter of Credit  Monthly Fee") and (ii) to FCC the fees set forth on  Exhibit G with  respect  to the  Existing  Fleet  Letters of Credit.
         Each  Letter of  Credit  Monthly  Fee  shall be paid to  Agent,  for the benefit of the  Lenders,  in arrears on the first (1st)  Business Day of each month with respect to the  immediately  preceding  month and on the
         Termination  Date or until all such  Letter of Credit  Obligations  have been paid or otherwise  satisfied.  Upon the  occurrence  and during the continuation  of an Event of Default,  the Letter of Credit  Monthly Fee
         shall be increased  by an amount  equal to the Letter of Credit  Default
         Margin.

(c)      Collateral  Monitoring  Fee. The Borrowers  shall pay to the Agent,  for the ratable  benefit of the  Lenders,  a  collateral  monitoring  fee of
         $15,000  for each  month or part  thereof  during  which  any  Revolving
         Credit Loans are outstanding  and unpaid,  payable on the Effective Date and  thereafter  in advance on the first  Business Day of each  calendar month.

SECTION 4.3       Manner of Payment; Application of Proceeds.

(a)      Each payment (including  prepayments) by the Borrowers on account of the principal of or interest on the  Revolving  Credit Loans or of any other amounts  payable to the Lenders  under this  Agreement or any Note shall be made not later than 1:00 p.m.  (New York time) on the date  specified for payment  under this  Agreement to the Agent,  for the account of the
         Lenders,  at the Agent's Office,  in Dollars,  in immediately  available funds and shall be made  without any setoff,  counterclaim  or deduction
         whatsoever  and,  for  purposes  of  calculating   interest  on  Secured
         Obligations,  shall be applied to the Secured  Obligations  as set forth in Section  8.1(b)  hereof.  Any payment  received  after 1:00 p.m. (New
         York  time) on such day  shall be  deemed  to have been made on the next succeeding Business Day.

(b)      The  Borrowers  hereby  irrevocably   authorize  each  Lender  and  each
         Affiliate  of such  Lender  and each  participant  herein to charge  any account  of the  Borrowers  maintained  with  such  Lender  or with such
         Affiliate or  participant  with such  amounts as may be  necessary  from time to time to pay any  Secured  Obligations  (whether  or not  owed to such Lender,  Affiliate or participant) which are not paid when due, and the  proceeds  thereof  shall be applied  as set forth  below in Section
         4.3(c).

(c)      Except as otherwise  provided in Section 12.3, the Agent and the Lenders shall apply all receipts  with  respect to payments on Revolving  Credit
         Loans and all proceeds of Collateral (other than the Mortgaged  Property as provided in Section 4.3(d)) and other amounts  representing  payments in respect of any of the Secured  Obligations (i) first, to the Agent to pay any unpaid  principal  and accrued  interest on the Agent  Advances;
         (ii) second,  to the Settlement  Lender to pay the principal and accrued interest  on any portion of the  Non-Ratable  Loans  outstanding,  to be shared with the Lenders that have acquired and paid for a  participating interest in such  Non-Ratable  Loans,  (iii) third,  to the Agent to pay all  costs  and  expenses  including,  without  limitation,  indemnified amounts,  that have not been reimbursed to Agent by the Borrowers or the
         Lenders,  including interest thereon,  if any; (iv) fourth, to the Agent to pay any fees due the Agent hereunder,  including interest thereon, if any;  (v) fifth,  to the Lenders for any  indemnified  amounts and costs and expenses  paid to or  reimbursed  to the Agent;  (vi) sixth,  to the
         Lenders  to  pay  any  unpaid  principal  and  accrued  interest  on the
         Revolving   Credit  Loans  and  the  other  Secured   Obligations   then
         outstanding;  (vii) seventh,  to pay an amount to the Agent equal to all outstanding  Letter of Credit  Obligations to be held as cash collateral for such Letter of Credit  Obligations;  (viii) eighth, to any Lender or any Affiliate  thereof in payment of any Bank Products  Liabilities  and to CIT in payment  of Ledger  Debt up to a maximum  of  $750,000,  to be shared  pro rata based on the amount of Bank  Products  Liabilities  and
         Ledger Debt (up to a maximum of $750,000)  then  outstanding;  provided, however,  in the event  that (x) the  aggregate  amount  of  outstanding
         Revolving  Credit  Loans  exceeds the  Borrowing  Base,  or (y) upon the occurrence  of an Event of Default,  the Agent and the Lenders may apply all such amounts  received in respect of the Secured  Obligations or the
         Collateral to the payment of Secured  Obligations  in such manner and in such  order as the Agent may elect in its  reasonable  credit  judgment.
         Notwithstanding  anything herein to the contrary,  the Agent may, as and to the extent  provided in the Orders,  apply any proceeds of Collateral in  existence  on the  Petition  Date  to the  Pre-Petition  Obligations
         before application of same to any of the Secured Obligations.

SECTION 4.4       Loan Accounts; Statements of Account.

(a)      Each Lender  shall open and  maintain on its books a loan account in the
         Borrowers' name (each, a "Loan  Account").  Each Loan Account shall show as debits  thereto each Advance made under this Agreement by such Lender to the  Borrowers and as credits  thereto all payments  received by such
         Lender and  applied to the  principal  of such  Revolving  Credit  Loans outstanding  to the Borrowers so that the balance of the Loan Account at all times  reflects  the  aggregate  principal  amount of the  Revolving
         Credit Loans due such Lender from the Borrowers.

(b)      The  Agent  shall  maintain  on its  books  a  control  account  for the
         Borrowers  in which  shall be  recorded  (i) the amount of each  Advance made  hereunder to the  Borrowers,  (ii) the amount of any  principal or interest due or to become due from the  Borrowers  hereunder,  and (iii)
         the  amount  of  any  sum  received  by the  Agent  hereunder  from  the
         Borrowers and each Lender's ratable share therein.

(c)      The entries made in the  accounts  pursuant to  subsections  (a) and (b)
         shall be prima facie evidence,  in the absence of manifest error, of the existence  and  amounts  of the  obligations  of the  Borrowers  therein recorded  and in case  of  discrepancy  between  such  accounts,  in the
         absence  of  manifest  error,  the  accounts   maintained   pursuant  to
         subsection (b) shall be controlling.

(d)      The Agent will account to the Borrowers  monthly with a statement of the
         Revolving  Credit  Loans,  charges  and  payments  made  to  and  by the
         Borrowers pursuant to this Agreement,  and such accounts rendered by the
         Agent shall be deemed final,  binding and conclusive,  save for manifest error,  unless the Agent is notified by the  Borrowers in writing to the contrary  within  thirty  (30)  days  of the  date  the  account  was so rendered.  Such notice by the Borrowers  shall be deemed an objection to only  those  items  specifically  objected  to  therein.  Failure of the
         Agent to render  such  account  shall in no way affect the rights of the
         Agent or of the Lenders hereunder.

SECTION 4.5       Termination  of  Agreement.   On  the  Termination   Date,  the
Borrowers  shall pay to the Agent,  for the account of the  Lenders,  in same day funds, an amount equal to all Secured  Obligations then  outstanding,  including, without  limitation,  all (i) accrued  interest  thereon,  (ii) all accrued  fees provided  for  hereunder,  and (iii)  any  amounts  payable  to the Agent and the
Lenders  pursuant to Sections 4.1, 4.2, 4.8, 4.11,  4.12,  4.13,  15.2,  15.3 and
15.13, and, in addition  thereto,  shall deliver to the Agent, in respect of each outstanding  Letter of  Credit,  either the  Replacement  Letter of Credit or the
Cash  Collateral  as  provided  in  Section  3.3.  Upon  payment  in  full of the amounts  specified in this Section 4.5, this  Agreement  shall be terminated  and the Agent,  the Lenders and the Borrowers  shall have no further  obligations  to any other party hereto  except for the  obligations  to the Agent and the Lenders pursuant to Section  15.11  hereof and those  which  survive  according  to their express terms.

SECTION 4.6       Making of Advances.

(a)      Nature of Obligations of Lenders to Make  Advances.  The  obligations of the Lenders under this  Agreement to make the Revolving  Credit Loan are several and are not joint or joint and several.

(b)      Assumption  by Agent.  Subject  to the  provisions  of  Section  4.7 and notwithstanding  the  occurrence or continuance of a Default or Event of
         Default or other  failure  of any  condition  to the making of  Advances hereunder  subsequent to the Advances to be made on the Effective  Date, unless the Agent shall have received  notice from a Lender in accordance with the  provisions  of Section  4.6(c)  prior to a proposed  borrowing date  that  such  Lender  will  not make  available  to the  Agent  such
         Lender's  ratable portion of the amount to be borrowed on such date, the
         Agent may assume that such Lender will make such  portion  available  to the Agent in  accordance  with  Section  2.2(b),  and the Agent may,  in reliance upon such  assumption,  make available to the Borrowers on such date a  corresponding  amount.  If and to the extent such  Lender  shall not make such ratable  portion  available to the Agent,  such Lender and the Borrowers  severally agree to repay to the Agent forthwith on demand such  corresponding  amount (the  "Make-Whole  Amount"),  together  with interest  thereon  for  each  day from  the  date  such  amount  is made available to the  Borrowers  until the date such amount is repaid to the
         Agent at the Effective  Interest  Rate or, if lower,  subject to Section
         4.1(e),  the Maximum  Rate. If such Lender shall repay to the Agent such corresponding  amount,  the  amount  so  repaid  shall  constitute  such
         Lender's  Commitment  Percentage  of the Advance made on such  borrowing date for purposes of this  Agreement.  The failure of any Lender to make available  its  Commitment  Percentage of any Advance shall not (without regard to whether the Borrowers  shall have returned the amount  thereof to the Agent in  accordance  with this  Section  4.6)  relieve it or any
         other  Lender  of  its  obligation,   if  any,  hereunder  to  make  its
         Commitment  Percentage of such Advance available on such borrowing date, but no Lender shall be  responsible  for the failure of any other Lender to make  available  its  Commitment  Percentage  of such  Advance on the borrowing date.

(c)      Delegation of Authority to Agent.

         (i)      Without  limiting  the  generality of Section 14.1, each Lender expressly authorizes  the Agent  to determine on behalf of such
                  Lender (A)  any  reduction  or   increase  of   advance   rates
                  applicable  to  the  Borrowing  Base,  so long as such  advance rates do not at any time  exceed  the  rates  set forth in  the
                  Borrowing   Base definition,  (B) the  creation or  elimination
                  of any reserves (other than the Letter of Credit   Reserve  and
                  the   Minimum   Excess    Availability   Reserve)   under   the
                  Revolving  Credit Facility  and  the  Borrowing  Base,  and (C)
                  whether  or  not  Inventory  shall  be  deemed  to   constitute
                  Eligible  Inventory.  Such  authorization  may  be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal  signed by the Required Lenders; provided,  however, that unless  otherwise  agreed  by the Agent such withdrawal of authorization  shall  not become  effective until the thirtieth
                  (30th) Business  Day after receipt of such notice by the Agent.
                  Thereafter,  the Required Lenders  shall  jointly  instruct the
                  Agent in writing  regarding such matters with such frequency as the Required  Lenders shall jointly determine.

         (ii)     Unless and until the Agent shall have received  written  notice from the Required Lenders that because of a Default or Event of
                  Default the Required Lenders do not intend to make available to the Agent  such Lenders' ratable  share  of Advances made after the effective date of such notice,  the Agent shall be entitled to continue to make the assumptions described in Section 4.6(b).
                  After  receipt  of  the  notice   described  in  the  preceding
                  sentence,  which  shall  become  effective  on the third  (3rd)
                  Business  Day after  receipt of such notice by the Agent unless otherwise  agreed by the Agent,  the Agent shall be entitled to make the  assumptions  described  in  Section  4.6(b) as to any
                  Advances  as to which it has not  received a written  notice to the  contrary  prior  to  11:00  a.m.  (New  York  time) on the
                  Business Day next  preceding the day on which the Advance is to be made.  The Agent  shall not be  required to make any Advance as to which it shall  have  received  notice  from a Lender  of such  Lender's  intention  not to make its  ratable  portion of
                  such  Advance   available  to  the  Agent.  Any  withdrawal  of
                  authorization  under this  Section  4.6(c) shall not affect the validity  of any  Advances  made  prior  to  the  effectiveness thereof.

SECTION 4.7       Settlement Among Lenders.

(a)      Revolving   Credit   Loans.   It  is  agreed  that  each   Lender's  Net
         Outstandings  are  intended  by the  Lenders to be equal at all times to such Lender's  Commitment  Percentage of the aggregate  principal amount
         of  all  Revolving  Credit  Loans  outstanding.   Notwithstanding   such
         agreement,  the several and not joint  obligation of each Lender to fund
         Advances made in accordance with the terms of this Agreement  ratably in accordance  with such Lender's  Commitment  Percentage and each Lender's right to receive its ratable  share of  principal  payments on Revolving
         Credit Loans in accordance with its Commitment  Percentage,  the Lenders agree that in order to facilitate the  administration  of this Agreement and the  Loan  Documents  that  settlement  among  them as to  Revolving
         Credit Loans may take place on a periodic  basis in accordance  with the provisions of this Section 4.7.

(b)      Settlement  Procedures as to Revolving  Credit Loans.  To the extent and in the manner  hereinafter  provided  in this  Section  4.7,  settlement among the Lenders as to Revolving  Credit  Loans may occur  periodically on Settlement  Dates  determined  from time to time by the Agent,  which may occur before or after the occurrence or during the  continuance of a
         Default or Event of  Default  and  whether or not all of the  conditions set  forth in  Section  5.2  have  been  met.  On each  Settlement  Date payments  shall be made by or to the  Settlement  Lender  and the  other
         Lenders in the manner  provided in this Section 4.7 in  accordance  with the Settlement  Report delivered by the Agent pursuant to the provisions of this  Section  4.7 in respect of such  Settlement  Date so that as of each  Settlement  Date, and after giving effect to the  transactions  to take place on such  Settlement  Date,  each  Lender's  Net  Outstandings shall equal such Lender's Commitment  Percentage of the Revolving Credit
         Loans outstanding.

         (i)      Selection of  Settlement  Dates.  If  the Agent elects,  in its discretion,  but  subject  to  the  consent  of  the Settlement
                  Lender, to settle accounts  among the Lenders with  respect  to principal  amounts of  Revolving  Credit Loans less  frequently than each Business Day, then the Agent shall designate periodic
                  Settlement Dates which may occur on any Business Day  after the
                  Effective  Date;  provided,   however,  that  the  Agent  shall
                  designate  as  a  Settlement  Date any Business Day which is an
                  Interest   Payment   Date;  and   provided   further,   that  a
                  Settlement  Date  shall occur at least once during  each seven-
                  day  period.  The Agent shall  designate a Settlement  Date  by delivering to each Lender a  Settlement  Report  not later than
                  12:00 noon  (New York time)  on  the proposed  Settlement Date, which Settlement Report shall be  with  respect  to  the period beginning on the next  preceding Settlement Date and  ending on such designated Settlement Date.

         (ii)     Non-Ratable Loans and Payments. Between Settlement  Dates,  the
                  Agent shall request and the Settlement Lender may(but shall not be obligated to) advance to the Borrowers out of the Settlement
                  Lender's own funds,  the entire principal amount of any Advance requested or deemed  requested  pursuant to Section 2.2(a) (any such Advance being  referred to as a "Non-Ratable  Loan").  The making of each Non-Ratable Loan by the Settlement  Lender shall be deemed to be a purchase  by the  Settlement  Lender of a one hundred  percent  (100%)  participation  in each other Lender's
                  Commitment  Percentage of the amount of such Non-Ratable  Loan.
                  All payments of  principal,  interest and any other amount with respect  to such  Non-Ratable  Loan  shall  be  payable  to and received  by the  Agent  for  the  account  of  the  Settlement
                  Lender.  Upon  demand by the  Settlement  Lender,  with  notice thereof  to the  Agent,  each  other  Lender  shall  pay to the
                  Settlement Lender, as the repurchase of such participation,  an amount  equal to one hundred  percent  (100%) of such  Lender's
                  Commitment   Percentage  of  the   principal   amount  of  such
                  Non-Ratable  Loan.  Any payments  received by the Agent between
                  Settlement  Dates  which in  accordance  with the terms of this
                  Agreement   are  to  be  applied  to  the   reduction   of  the
                  outstanding  principal balance of Revolving Credit Loans, shall be paid over to and retained by the Settlement  Lender for such
                  application,   and  such  payment  to  and   retention  by  the
                  Settlement  Lender shall be deemed, to the extent of each other
                  Lender's  Commitment  Percentage  of  such  payment,  to  be  a purchase by each such other  Lender of a  participation  in the
                  Revolving   Credit   Loans   (including   the   repurchase   of
                  participations  in  Non-Ratable  Loans) held by the  Settlement
                  Lender.  Upon demand by another Lender,  with notice thereof to the Agent,  the Settlement  Lender shall pay to the Agent,  for the  account  of such other  Lender,  as a  repurchase  of such
                  participation,   an  amount   equal  to  such  other   Lender's
                  Commitment  Percentage of any such amounts  (after  application
                  thereof  to  the  repurchase  of  any   participations  of  the
                  Settlement Lender in such other Lender's Commitment  Percentage of any  Non-Ratable  Loans) paid only to the Settlement  Lender by the Agent.

         (iii)    Net Decrease in Outstandings.   If on any Settlement  Date  the
                  increase, if any,  in the  dollar  amount  of  any Lender's Net
                  Outstandings  which  is  required  to  comply  with  the  first
                  sentence  of  Section  4.7(a)  is  less   than  such   Lender's
                  Commitment  Percentage  of amounts  received  by  the Agent but paid only to the  Settlement Lender  since  the  next preceding
                  Settlement Date, such Lender and the Agent, in their respective records,  shall  apply  such Lender's Commitment  Percentage of such amounts to the increase in such Lender's Net Outstandings, and  the  Settlement  Lender  shall  pay  to the Agent, for the account of such  Lender,  the excess allocable to such Lender.

         (iv)     Net Increase in  Outstandings.  If  on any Settlement  Date the
                  increase,  if  any,  in  the dollar  amount of any Lender's Net
                  Outstandings  which  is  required  to  comply  with  the  first sentence  of  Section  4.7(a) exceeds such Lender's  Commitment
                  Percentage of  amounts  received  by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective  records,  shall apply such Lender's Commitment  Percentage  of such amounts  to the increase in such Lender's Net Outstandings, and such Lender shall  pay  to  the  Agent,  for  the account of the Settlement
                  Lender, any excess.

         (v)      No Change in Outstandings.   If  a  Settlement Report indicates
                  that no Revolving Credit Loans have been made during the period since the next preceding  Settlement Date, then  such  Lender's
                  Commitment  Percentage of any amounts  received by the Agent in respect  of  Revolving  Credit  Loans  but  paid  only  to  the
                  Settlement  Lender  shall be paid by the  Settlement  Lender to the Agent,  for the  account of such  Lender.  If a  Settlement
                  Report  indicates  that the increase in the dollar  amount of a
                  Lender's Net Outstandings  which is required to comply with the first  sentence  of  Section  4.7(a) is  exactly  equal to such
                  Lender's  Commitment  Percentage  of  amounts  received  by the
                  Agent in respect  of  Revolving  Credit  Loans but paid only to the  Settlement  Lender  since  the next  preceding  Settlement
                  Date, such Lender and the Agent, in their  respective  records,
                  shall  apply  such  Lender's  Commitment   Percentage  of  such
                  amounts to the increase in such Lender's Net Outstandings.

         (vi)     Return of Payments.  If any amounts received by the  Settlement
                  Lender in respect of the Secured Obligations are later required to be returned or  repaid  by  the  Settlement  Lender  to  the
                  Borrowers or any other  obligor or their respective representa-
                  tives  or  successors  in  interest,  whether  by  court order, settlement or otherwise, in excess of the  Settlement  Lender's
                  Commitment  Percentage  of  all  such  amounts  required  to be returned  by all Lenders,  each other Lender shall, upon demand by  the Settlement Lender with  notice to the Agent, pay to the
                  Agent for  the  account  of the  Settlement  Lender,  an amount equal to the excess of such Lender's  Commitment  Percentage of all such amounts required to be returned  by  all  Lenders over the amount, if any, returned directly by such Lender.

         (vii)    Payments to Agent, Lenders.

         (A)      Payment by any Lender to the Agent shall be made not later than
                  1:00 p.m. (New York time)  on  the Business Day such payment is due,  provided  that  if  such  payment  is  due on  demand  by another Lender,  such  demand is made on the paying Lender  not
                  later than  11:00 a.m. (New York time) on  such   Business Day.
                  Payment  by  the  Agent  to  any  Lender  shall be made by wire transfer, promptly following the Agent's receipt of  funds  for the account  of such  Lender and in the type of funds  received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m.  (New  York  time),  the Agent  shall pay such funds to such Lender by 2:00 p.m.  (New York time) on such
                  Business  Day.  If a  demand  for  payment  is made  after  the applicable time set forth above,  the payment due shall be made by  2:00  p.m.  (New  York  time)  on the  first  Business  Day following the date of such demand.

         (B)      If a Lender shall, at any time, fail to make any payment to the
                  Agent required  hereunder,  the Agent may,  but  shall  not  be required to,  retain payments  that  would  otherwise  be  made to such Lender  hereunder  and  apply  such  payments  to  such
                  Lender's defaulted  obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

         (C)      With  respect to the  payment of any funds  under this  Section
                  4.7(b), whether  from the  Agent to a  Lender  or from a Lender to the Agent,  the  party failing  to make  full  payment  when due pursuant to the terms  hereof  shall,  upon  demand  by the other party,  pay such amount  together  with interest on  such amount at the then Effective Interest Rate.

(c)      Settlement of Other Secured  Obligations.  All other amounts received by the Agent on account  of, or applied by the Agent to the payment of, any
         Secured Obligation owed to the Lenders  (including,  without limitation, fees  payable to the Lenders  pursuant  to  Sections  4.2(b) and (c) and proceeds from the sale of, or other  realization  upon,  all or any part of the  Collateral  following an Event of Default)  that are received by the Agent on or prior to 1:00 p.m.  (New York  time) on a  Business  Day will be paid by the Agent to each Lender on the same  Business  Day, and any such  amounts  that are  received by the Agent after 1:00 p.m.  (New
         York  time)  will be paid by the Agent to each  Lender on the  following
         Business  Day.  Unless   otherwise   stated  herein,   the  Agent  shall
         distribute  fees payable to the Lenders  pursuant to Section  4.2(b) and
         (c) ratably to the Lenders based on each Lender's Commitment  Percentage and shall  distribute  proceeds  from the sale of, or other  realization upon,  all or any part of the  Collateral  following an Event of Default ratably to the Lenders as set forth in Section 12.3.

SECTION 4.8       Changed  Circumstances.  Each  Borrower  agrees that if (i) any law  hereafter  in effect or (ii) any  request,  guideline  or  directive  of any
Governmental  Authority  (whether  or not having the force of law and  whether or not  failure  to  comply  therewith  would be  unlawful)  not in effect as of the
Effective  Date with  respect to any law now or  hereafter in effect (and whether
or  not  any  such  law  is   presently   applicable   to  any   Lender)  or  the
interpretation or  administration  thereof by any Governmental  Authority,  shall either (A) (1) impose,  affect,  modify or deem  applicable any reserve,  special deposit,  capital  maintenance  or  similar  requirement  against  any  Revolving
Credit  Loans,  (2)  impose on such  Lender  any other  condition  regarding  any
Advance,  this  Agreement,  any Note or the  facilities  provided  hereunder,  or
(3) result  in  any  requirement   regarding  capital  adequacy   (including  any
risk-based  capital  guidelines)  affecting such Lender being imposed or modified or deemed  applicable  to such Lender or (B) subject  such Lender to any taxes on
the  recording,   registration,   notarization  or  other  formalization  of  the
Revolving  Credit  Loans or Note,  and the  result  of any event  referred  to in clause  (i) or (ii)  above  shall  be to  increase  the  cost to such  Lender  of making,  funding  or  maintaining  any  Revolving  Credit  Loans or to reduce the amount of any sum  receivable  by such Lender or such  Lender's rate of return on capital  with respect to any  Revolving  Credit Loans to a level below that which such Lender could have achieved but for such  imposition,  modification or deemed applicability  (taking into  consideration such Lender's policies with respect to capital  adequacy) by an amount deemed by such Lender to be material,  then, upon demand  by such  Lender,  each  Borrower  shall  immediately  pay to such  Lender additional  amounts which shall be sufficient to compensate  such Lender for such increased  cost,  tax or reduced rate of return.  A certificate of such Lender to the  Borrowers  claiming  compensation  under  this  Section  4.8 shall be final, conclusive  and  binding  on all  parties  for all  purposes  in the  absence  of manifest  error.  Such  certificate  shall set forth the nature of the occurrence giving rise to such  compensation,  the  additional  amount or amounts to be paid to it  hereunder  and the  method  by which  such  amounts  were  determined.  In determining  such  amount,  such  Lender  may use any  reasonable  averaging  and attribution methods

SECTION 4.9       Obligations  Absolute.  Each  Borrower  agrees that the Secured
Obligations  will be paid  strictly  in  accordance  with  the  terms of the Loan
Documents,  regardless  of any law,  regulation  or  order  now or  hereafter  in effect  in any  jurisdiction  affecting  any of such  terms or the  rights of the
Agent or any Lender  with  respect  thereto.  All  Secured  Obligations  shall be conclusively  presumed to have been created in reliance  hereon.  The liabilities of each  Borrower  under  this  Agreement  shall be  absolute  and  unconditional irrespective of:

(a)      any change in the time,  manner or place of payment  of, or in any other term  of,  all or any  part of the  Secured  Obligations,  or any  other amendment  or waiver  thereof  or any  consent to  departure  therefrom, including,  but not limited to, any increase in the Secured  Obligations resulting  from the  extension of  additional  credit to any Borrower or otherwise;

(b)      any taking,  exchange,  release or  non-perfection  of any Collateral or any other collateral securing the Secured  Obligations,  or any release, amendment  or waiver of, or consent to or departure  from,  any guaranty for all or any of the Secured Obligations;

(c)      any change,  restructuring or termination of the corporate  structure or existence of any Borrower; or

(d)      any  other  circumstance  which  might  otherwise  constitute  a defense available  to, or a discharge  of, any  Borrower  other than  payment or satisfaction  of the  Secured  Obligations  or to the extent of any loss resulting from the gross negligence or willful  misconduct of the Agent,
         any  Lender  or  the  Issuing   Bank,   as   determined   by  the  final
         non-appealable judgment of a court of competent jurisdiction.

SECTION 4.10      Borrowers'   Representative.   Each  of  the  Borrowers  hereby
appoints  the Parent as, and the Parent  shall act under this  Agreement  as, the agent,  attorney-in-fact  and  legal  representative  of the  Borrowers  for  all purposes  hereunder,  including,  without  limitation,  requesting  Advances  and receiving  account  statements  and  other  notices  and  communications  to  the
Borrowers  (or any of  them)  from  the  Agent or any  Lender.  Accordingly,  the parties  agree that any and all actions to be taken  hereunder  by the  Borrowers may be taken by the  Parent for and on behalf of the  Borrowers,  and any and all notices and  communications  permitted or required to be made by the Agent or any
Lender  hereunder to the Borrowers,  shall be deemed made to all of the Borrowers if  delivered  to the Parent.  The Agent and the  Lenders may rely,  and shall be fully  protected in relying,  on any  Borrowing  Notice,  request for a Letter of
Credit,  disbursement  instruction,  report,  information  or any other notice or communication  made or given by the  Parent,  whether in its own name,  on behalf of any other  Borrower  or on behalf of "the  Borrowers",  and  neither the Agent nor any  Lender  shall have any  obligation  to make any  inquiry or request  any confirmation  from or on behalf of any other  Borrower as to the  binding  effect on it of any  such  notice,  request,  instruction,  report,  information,  other notice or  communications,  provided  that the  provisions  of this  Section 4.10 shall not be construed so as to preclude any Borrower  from taking other  actions permitted  to be taken by "a  Borrower"  hereunder.  The  Parent may from time to time tender to Agent or Lenders,  representations  or  performance  of  covenants hereunder  and  take  actions  in  respect  of other  matters  on  behalf  of the
Borrowers,  and any such  representations,  performance or actions by the Parent, if accepted  by Agent or  Lenders,  as the case may be,  shall  (irrespective  of whether  the  particular  matter is  otherwise  authorized  elsewhere  herein) be conclusively  deemed done with the  authorization of and on behalf of one or more of the  Borrowers,  as the  circumstances  and  the  specific  action  taken  may indicate.  Agent and any  Lender may in all cases  rely on  communications  from,
and   representations   and  actions  taken  by,  the  Parent  as  though  given,
delivered,  made or taken by or from one or more of the  Borrowers,  and all such communications,  representations  and actions shall be binding upon any and every
Borrower in whose  behalf such  communications,  representations  or actions were purportedly  taken  by the  Parent.  Notwithstanding  anything  to  the  contrary herein,  nothing  in this  Section  4.10  shall be deemed to grant the Parent the authority  to  execute  any  amendment  of any Loan  Document  on  behalf  of any
Borrower.

SECTION 4.11      Agent Advances.

(a)      The Agent hereby is authorized  by the  Borrowers and the Lenders,  from time to time in the Agents' sole  discretion,  (i) after the  occurrence of a Default or an Event of Default (but without  constituting  a waiver of such  Default or Event of  Default),  or (ii) at any time that any of the other applicable  conditions precedent set forth in Section 5.2 have not been  satisfied,  to make Advances to the Borrowers on behalf of the
         Lenders which the Agent,  in good faith,  determines is necessary (A) to preserve  or protect the  Collateral,  or any  portion  thereof,  (B) to enhance the likelihood of repayment of the Secured  Obligations,  or (C)
         to pay any other  amount  chargeable  to the  Borrowers  pursuant to the terms of this  Agreement,  including  costs,  fees, and expenses (any of the Advances  described in this Section 4.11 being hereinafter  referred to as "Agent Advances").

(b)      The  Agent  Advances  shall  (i) not  exceed  the  principal  amount  of
         $1,000,000  in the  aggregate at any one time,  (ii) not be made for the purpose  of paying  Ledger  Debt,  (iii) be  repayable  on demand or, if earlier,  not later  than  fifteen  (15) days  after the  making of such
         Agent Advances unless otherwise agreed by the Required Lenders,  (iv) be
         secured  by  the  Collateral,   (v)  constitute   Advances  and  Secured
         Obligations  hereunder,  and (vi) bear  interest  at the then  Effective
         Interest Rate.

SECTION 4.12      Overadvances.

(a)      The Agent may make voluntary  Overadvances  without the written  consent of the Required  Lenders for  interest,  fees or expenses due to Lenders in  accordance  with  the  provisions  hereof.  If  the  conditions  for borrowing  under Section 5.2 cannot be fulfilled,  the Agent may, but is not obligated to, knowingly and intentionally  continue to make Advances
         (including  Agent  Advances)  to  the  Borrowers,  at the  request  of a
         Borrower,  notwithstanding such failure of condition(s),  so long as, at any time, either (i) the aggregate amount of then outstanding  Revolving
         Credit Loans would not exceed the Borrowing  Base by more than an amount equal to five percent (5%) of the Revolving Credit Facility  Amount,  or
         (ii) (A) the  aggregate  amount of  outstanding  Revolving  Credit Loans would not exceed the Borrowing Base by more than the amount  proposed by the  Agent  and  agreed  to  by  the  Required  Lenders,  and  (B)  such
         Overadvances  are made  pursuant  to a plan  (proposed  by the Agent and agreed  to  by  the  Required  Lenders)  for  the  elimination  of  such
         Overadvances.  The  Overadvances  made under  clause (i) of this Section
         4.12(a)  shall be  repayable  not later than fifteen (15) days after the making of such  Overadvances  unless  otherwise  agreed by the  Required
         Lenders.  The  foregoing  provisions  are for  the  sole  and  exclusive benefit of the Agent and the Lenders and are not  intended to, and shall not be construed to, create any  obligations  of the Agent or any Lender to the Borrowers with respect to Overadvances  or otherwise  benefit the
         Borrowers  in  any  way.  The  Overadvances   and  Agent  Advances,   as
         applicable,  that are made pursuant to this  Agreement  shall be subject to the same terms and  conditions as any other Advance  except that such advances  shall  bear  interest  at the then  Effective  Interest  Rate;
         provided,  however,  that  the  making  of  any  Overadvance  shall  not constitute  a  waiver  of any  Default  or  Event  of  Default  then  in existence or arising therefrom.

(b)      In the event the  Agent  obtains  actual  knowledge  that the  aggregate
         amount  of  outstanding   Revolving  Credit  Loans  exceeds  the  amount
         permitted by the  preceding  paragraph,  regardless  of the amount of or reason for such  excess,  the Agent shall  notify the Lenders as soon as practicable  (and  prior  to  making  any (or any  further)  intentional
         Overadvances   (except  for  and  excluding   amounts   charged  to  the
         applicable  Loan Account for  interest,  fees,  or expenses)  unless the
         Agent  determines that prior notice would result in imminent harm to the
         Collateral  or its value),  and the Lenders  thereupon  shall,  together with the Agent,  jointly  determine the terms of arrangements that shall
         be  implemented  with  the  Borrowers  intended  to  reduce,   within  a
         reasonable  time,  the  outstanding  principal  amount of the  Revolving
         Credit Loans of the  Borrowers to an amount  permitted by the  preceding paragraph.  In  the  event  any  Lender  disagrees  over  the  terms  of reduction and/or  repayment of any  Overadvance,  the terms of reduction
         and/or  repayment   thereof  shall  be  implemented   according  to  the
         determination of the Required Lenders.

(c)      Each Lender  shall be  obligated to settle with the Agent as provided in
         Section  4.7 for  the  amount  of such  Lender's  ratable  share  of any
         Overextension   reported  to  such  Lender,  any  Overadvances  made  as
         permitted  under this  Section  4.12,  and any  Overextension  resulting from the charging to the  applicable  Loan Account  interest,  fees,  or expenses.

(d)      Any and all Overadvances  made by the Agent (i) shall be repaid upon the demand of the Agent  (except as set forth in Section  4.12(a)(ii)  which amounts  shall be repaid  pursuant to a plan for  repayment as described in Section 4.12(a)(ii)  above),  (ii) be secured by the Collateral,  and
         (iii) constitute Advances and Secured Obligations hereunder.

SECTION 4.13      Reserved.

SECTION 4.14      Joint and Several Liability.

(a)      Joint and Several  Liability.  Each of the  Borrowers  acknowledges  and agrees that (i) it is a  co-borrower  hereunder and shall be jointly and severally,  with the other  Borrowers,  directly and primarily liable to the Agent and the  Lenders  for the Secured  Obligations  regardless  of which Borrower  actually receives Advances or other extensions of credit hereunder  or the  amount of such  Advances  received  or the  manner in which the Agent and/or such Lender  accounts for such  Advances or other extensions of credit on its books and records,  (ii) each of the Secured
         Obligations  shall be  secured by all of the  Collateral,  (iii) each of the  Borrowers  shall  have the  obligations  of  co-maker  and shall be primary  obligors with respect to the Revolving Credit Loans, the Notes, and the other Secured Obligations,  it being agreed that the Advances to each Borrower inure to the benefit of all Borrowers,  and (iv) the Agent and the Lenders are relying on such joint and several  liability  of the
         Borrowers  as  co-makers  in  extending  the   Revolving   Credit  Loans
         hereunder.   Each  Borrower's   Secured   Obligations  with  respect  to
         Advances made to it, and each Borrower's Secured  Obligations arising as a result of the joint and several liability of the Borrowers  hereunder, with respect to Advances made to the other  Borrowers  hereunder,  shall be separate and distinct  obligations,  but all such Secured Obligations shall be primary  obligations  of each  Borrower.  Each Borrower  hereby unconditionally  and irrevocably agrees that upon default in the payment when due (whether at stated  maturity,  by acceleration or otherwise) of any principal  of, or interest on, any  Revolving  Credit Loans or other
         Secured  Obligation  payable by it to the Agent or any  Lender,  it will forthwith  pay the  same,  without  notice  of  demand.  Notwithstanding anything to the contrary  contained in this  Agreement,  the Agent shall be entitled to rely upon any  telephonic  request for Advances  received by it from any  Borrower on behalf of all  Borrowers,  shall be entitled to rely upon any other request,  notice or other communication  received by it from  any  Borrower  on  behalf  of all  Borrowers,  and  shall be entitled  to treat  its  giving  of any  notice  hereunder  pursuant  to
         Section 15.1 hereof as notice to each and all Borrowers.

(b)      Unconditional  Liability.  Each Borrower's Secured  Obligations  arising as a  result  of the  joint  and  several  liability  of  the  Borrowers hereunder  with respect to Advances or other  extensions  of credit made to the other Borrowers  hereunder shall, to the fullest extent permitted
         by  law,  be   unconditional   irrespective   of  (i)  the  validity  or
         enforceability,  avoidance or subordination  of the Secured  Obligations of the other  Borrowers or of any Note or other document  evidencing all or any part of the Secured Obligations of the other Borrowers,  (ii) the absence of any  attempt  to collect  the  Secured  Obligations  from the other Borrowers,  or any other security therefor,  or the absence of any other action to enforce the same, (iii) the waiver, consent,  extension, forbearance  or  granting  of any  indulgence  by the Agent  and/or  any
         Lender with respect to any provision of any  instrument  evidencing  the
         Secured Obligations of the other Borrowers,  or any part thereof, or any other  agreement  now or hereafter  executed by the other  Borrowers and delivered to the Agent and/or any Lender,  (iv) the failure by the Agent and/or  any  Lender  to take  any  steps to  perfect  and  maintain  its security  interest  in, or to  preserve  its rights to, any  security or
         Collateral for the Secured  Obligations of the other Borrowers,  (v) the
         Agent's  and/or any  Lender's  election,  in any  proceeding  instituted under the Bankruptcy Code, of the application of  Section-1111(b)(2)  of the Bankruptcy Code, (vi) any borrowing or grant of a security  interest by the other Borrowers,  as  debtors-in-possession  under Section 364 of the Bankruptcy  Code,  (vii) the  disallowance  of all or any portion of the  Agent's  and/or any  Lender's  claim(s)  for the  repayment  of the
         Secured  Obligations  of the other  Borrowers  under  Section 502 of the
         Bankruptcy  Code,  or  (viii)  any  other   circumstances   which  might
         constitute  a legal or  equitable  discharge  or  defense  of any  other
         Borrowers.

(c)      Waiver  of   Subrogation   and  Other  Rights.   With  respect  to  each
         Borrower's  Secured  Obligations  arising  as a result  of the joint and several  liability of the Borrowers  hereunder  with respect to Advances or  other  extensions  of  credit  made  to any of the  other  Borrowers hereunder,  each Borrower waives,  until the Secured  Obligations  shall have been paid in full and the  Agreement  and the other Loan  Documents
         shall  have  been  terminated,   any  right  to  enforce  any  right  of
         subrogation  or any remedy  which the Agent and/or any Lender now has or may hereafter have against such Borrower,  any endorser or any guarantor of all or any part of the Secured  Obligations,  and any benefit of, and any right to  participate  in, any security or  collateral  given to the
         Agent and/or any Lender to secure payment of the Secured  Obligations or any other liability of the Borrowers to the Agent and/or any Lender.

(d)      No Modification  or Release of Obligations.  No payment or payments made by any of the  Borrowers or any other Person or received or collected by the Agent or any Lender from any of the  Borrowers  or any other  Person by virtue of any action or  proceeding or any  set-off-or  appropriation or  application  at any time or from time to time in  reduction of or in payment  of the  Secured  Obligations  shall be  deemed  (except  to the
         extent  Secured  Obligations  are  satisfied)  to  modify,   release  or
         otherwise  affect the liability of each Borrower  under this  Agreement, which shall remain liable for the Secured  Obligations until the Secured
         Obligations  are  paid in full  and the  Revolving  Credit  Facility  is terminated.

SECTION 4.15      Waiver of Suretyship  Defenses.  Each Borrower  agrees that the joint and several  liability of the Borrowers  provided for in Section 4.14 shall not be  impaired  or  affected  by any  modification,  supplement,  extension  or amendment  or any  contract  or  Agreement  to  which  the  other  Borrowers  may hereafter  agree  (other  than an  Agreement  signed  by the Agent and all of the
Lenders specifically  releasing such liability),  nor by any delay,  extension of time,  renewal,  compromise or the  indulgence  granted by the Agent with respect to any of the Secured  Obligations,  nor by any other  agreements or arrangements whatever with any other  Borrower or with anyone else,  and each Borrower  hereby waives all  notice of such  delay,  extension,  release,  substitution,  renewal, compromise or other  indulgence,  hereby  consenting to be bound thereby as fully
and  effectively  as  if  it  had  expressly  agreed  thereto  in  advance.   The
liability of each Borrower is direct and  unconditional  as to all of the Secured
Obligations,  and may be enforced without  requiring the Agent first to resort to any other  right,  remedy or  security.  Each  Borrower  consents and agrees that the Agent  shall be under no  obligation  to marshal  any assets in favor of such
Borrower  or  against  or in  payment  of any or  all  of the  Obligations.  Each
Borrower hereby  expressly  waives  promptness,  diligence,  notice of acceptance and  any  other  notice  with  respect  to any of the  Secured  Obligations,  the
Revolving  Credit Notes,  this  Agreement,  or any other Loan  Document,  and any requirement  that the Agent  protect,  secure,  marshal,  perfect  or insure  any lien  or  any  property  subject  thereto  (except  to  the  extent  required  by
Applicable  Law or this  Agreement)  or  exhaust  any  right or take  any  action against any or all  Borrowers  or any other Person or any  collateral,  including any rights which may be conferred  under  applicable  law  permitting  any Person after  the  Secured  Obligations  become  due,  to demand  that the  Agent  first commence  proceedings  against any other  obligor to collect  such  amounts,  the failure of which by the Agent to commence such  proceedings  would discharge such
Person from its obligations.

SECTION 4.16

         Contribution and Indemnification Among the Borrowers.

(a)      Each  Borrower is  obligated to repay the Secured  Obligations  as joint and  several  obligors  under this  Agreement.  To the  extent  that any
         Borrower  shall,  under this  Agreement as a joint and several  obligor, repay  any of the  Secured  Obligations  constituting  Advances  made to
         another  Borrower  hereunder  or  other  Secured  Obligations   incurred
         directly  and  primarily  by  any  other  Borrower  (an   "Accommodation
         Payment"),  then the Borrower making such Accommodation Payment shall be entitled to  contribution  and  indemnification  from, and be reimbursed by,  each of the other  Borrowers  in an amount,  for each of such other
         Borrowers,  equal  to a  fraction  of such  Accommodation  Payment,  the numerator of which fraction is such other Borrower's  "Allocable Amount"
         (as  defined  below)  and the  denominator  of  which  is the sum of the
         Allocable  Amounts  of  all  of  the  Borrowers.   As  of  any  date  of
         determination,  the  "Allocable  Amount" of each Borrower shall be equal to the maximum  amount of liability  for  Accommodation  Payments  which could be asserted against such Borrower  hereunder without (a) rendering such Borrower  "insolvent"  within the meaning of Section 101(31) of the
         Bankruptcy  Code  Section of the Uniform  Fraudulent  Transfer  Act (the
         "UFTA"),  or Section 2 of the  Uniform  Fraudulent  Conveyance  Act (the
         "UFCA"),  (b) leaving such Borrower with  unreasonably  small capital or assets,  within  the  meaning  of Section  548 of the  Bankruptcy  Code,
         Section 4 of the UFTA,  or Section 5 of the UFCA,  or (c)  leaving  such
         Borrower  unable to pay its debts as they  become due within the meaning of  Section  548 of the  Bankruptcy  Code or  Section 4 of the UFTA,  or
         Section  5  of  the  UFCA.  All  rights  and  claims  of   contribution,
         indemnification   and   reimbursement   under  this  Section   shall  be
         subordinate  in right of  payment  to the prior  payment  in full of the
         Secured Obligations. Each agreement,  consent, warranty,  representation or obligation of the Borrowers  hereunder  shall be deemed to be made or to have been made by the  Borrowers  on a joint and several  basis.  The provisions of this Section shall, to the extent  expressly  inconsistent with any provision in any Loan  Documents,  supersede such  inconsistent provision.

(b)      Each  Borrower  hereby  agrees  that to the extent  that any  individual
         Borrower  or  entity  obligated  hereunder  shall  have  paid an  amount hereunder  or  pursuant  to this  Agreement  which  would,  but for this provision,  render such  Borrower or entity  insolvent  for  purposes of state or federal  fraudulent  conveyance  laws,  such Borrower  shall be entitled  to seek and  receive  contribution  from and against any other
         Borrower  hereunder  to the extent  such  contribution  would not render such other  Borrower  insolvent.  The  provisions  of this  Section 4.16 shall  in no  respect  limit  the  obligations  and  liabilities  of any
         Borrower to Agent and Lenders and each  Borrower  shall remain liable to
         Agent  and  Lenders  for the  full  amount  of such  Borrower's  Secured
         Obligations hereunder.

SECTION 4.17      Subordination.  Each Borrower  hereby  subordinates  any claims
(including,  without limitation, any right of payment, subrogation,  contribution and  indemnity)  that it may have from or  against  any other  Borrower,  and any successor or assign of any other Borrower,  including,  without  limitation,  any trustee,  receiver or  debtor-in-possession,  howsoever arising, due or owing and whether  heretofore,  now or  hereafter  existing,  to the payment in full of the
Secured  Obligations.  Notwithstanding  the  provisions  of this  Section 4.17 to the  contrary,  for so long as no  Default or an Event of  Default  shall  exist, each  Borrower may pay to the other  Borrower  Indebtedness  validly owed to such other Borrower which arises in the ordinary course of such Borrower's business.

SECTION 4.18      Super Priority;  Nature of Secured  Obligations and the Agent's
Liens.

(a)      The priority of the Agent's Liens on the  Collateral  for the benefit of the Lenders shall be set forth in the Interim Order and the Final Order;

(b)      All Secured Obligations shall constitute  administrative expenses of the
         Borrowers  in the Chapter 11 Cases,  with  administrative  priority  and
         senior  secured   status  under  Sections   364(c)  and  364(d)  of  the
         Bankruptcy Code.  Subject to the Carve-Out Amount,  such  administrative claims  shall have  priority  over all other  costs and  expenses of the kinds  specified  in, or ordered  pursuant to,  Sections  105, 326, 330,
         331,  503(b),  506(c)  (to the extent and as  provided  in the  Orders),
         507(a),  507(b),  726 or any other  provision of the Bankruptcy Code and shall  at all  times be  senior  to the  rights  of the  Borrowers,  the
         Borrowers'  estates and any successor  trustee or estate  representative in the Chapter 11 Cases or any  subsequent  proceeding or case under the
         Bankruptcy Code. The Liens and security  interests  granted to the Agent on the  Collateral  for the benefit of the Lenders,  and the  priorities accorded to the Secured Obligations,  shall have the priority and senior secured  status  afforded  by  Sections  364(c)  and  364(d)(1)  of  the
         Bankruptcy  Code (all as more fully set forth in the  Interim  Order and the Final  Order),  senior to all  claims  and  interest  other than the
         Carve-Out Expenses up to the Carve-Out Amount.

(c)      The Agent's Liens on the  Collateral  for the benefit of the Lenders and its  administrative  claims under  Sections  364(c)(1) and 364(d) of the
         Bankruptcy  Code  granted in respect of the  Secured  Obligations  shall also have priority over any claims  arising under Section  506(c) of the
         Bankruptcy  code (to the extent and as provided in the Orders),  subject and  subordinate  only to: (x) fees pursuant to 28 U.S.C.ss. 1930 and to the  Clerk  of the  Court,  and (y)  unpaid  and  outstanding  fees  and disbursements  actually  incurred on or after the  Petition  Date by the
         Debtors'  professionals and professionals for any Committee appointed in the Chapter 11 Cases (collectively,  the "Professionals") and allowed by order of the  Bankruptcy  Court  pursuant to sections  326, 328, 330, or
         331 of the  Bankruptcy  Code  (collectively,  the "Allowed  Professional
         Fees"),  less the amount of any retainers held by any such Professionals
         (the  "Carve-Out") in an aggregate amount not to exceed  $1,000,000 (the
         "Carve-Out  Amount");  provided,  however,  that the Carve-Out shall not include,  apply to, or be available for any fees or expenses incurred by any party,  including the Debtors or any Committee,  in connection  with any of the following:  (a) an assertion, a joinder in, or the support of
         (but  excluding any  investigation  conducted  prior to the assertion or joinder in) the  initiation  or  prosecution  of any  claims,  causes of action,  adversary  proceedings,  or other litigation against the Agent, the  Lenders,  the  Pre-petition  Agent,  or the  Pre-petition  Lenders,
         including,   without  limitation,   challenging  the  amount,  legality,
         validity,  extent,  perfection,   priority,  or  enforceability  of,  or
         asserting  any  defense,  counterclaim,  or offset to,  (i) the  Secured
         Obligations or the security  interests and liens of the Agent in respect
         thereof,   and/or  (ii)  the   Pre-petition   Revolving   Credit  Loans,
         Pre-Petition  Loan Agreement or the security  interests and liens of the
         Pre-petition  Agent and  Pre-petition  Lenders  in respect  thereof,  or
         asserting   any   claims  or  causes  of  action,   including,   without
         limitation,  any actions under chapter 5 of the Bankruptcy Code, against the Agent,  the Lenders,  the  Pre-petition  Agent, or the  Pre-petition
         Lenders,  (b) a request to use Cash  Collateral  (as  defined in Section
         363 of the  Bankruptcy  Code) without the prior  written  consent of the
         Lenders,  (c) a request for authorization to obtain  post-petition loans or other financial  accommodations  pursuant to Section 364(c) or (d) of the  Bankruptcy  Code  other  than from the  Lenders  without  the prior written  consent  of the  Lenders,  or (e)  any act or  omission  to act adverse to the Agent,  the Lenders,  or their rights and remedies  under this  Agreement  or  their  interests  in  the  Collateral  that  would, individually  or in  the  aggregate,  have  a  Material  Adverse  Effect
         (collectively,  the  "Carve-Out  Expenses").  Except as set forth herein or in the Final  Order,  no other claims  having a priority  superior or pari passu to that  granted to the Agent and  Lenders by the Final Order shall be granted or approved  while any Secured  Obligations  under this
         Agreement remain outstanding.

SECTION 4.19      Waiver.  Upon the Effective  Date,  and on behalf of themselves and  their  estates,  and  for  so  long  as any  Secured  Obligations  shall  be outstanding,  the  Borrowers  hereby  irrevocably  waive any right,  pursuant  to
Sections  364(c) or  364(d) of the  Bankruptcy  Code or  otherwise,  to grant any
Lien  of  equal  or  greater   priority   than  the  Lien  securing  the  Secured
Obligations,  or to  approve  a claim  of  equal  or  greater  priority  than the
Secured Obligations.

ARTICLE V.
                              CONDITIONS PRECEDENT

SECTION 5.1       Conditions  Precedent to Revolving  Credit Loans and Letters of
Credit.  Notwithstanding  any other  provision  of this  Agreement,  the  initial
Advance  will not be made,  nor will any  initial  Letter  of Credit be issued or
Letter of Credit  Obligations be incurred,  until the  fulfillment of each of the following  conditions  prior  to or  contemporaneously  with the  making  of such
Advance or issuance (unless waived in writing by the Agent):

(a)      Fees and  Expenses.  The  Borrowers  shall have paid all of the fees and
         all  expenses   payable  on  the  Effective  Date  referred  to  herein,
         including,  without  limitation,  the Facility Fee and all out-of-pocket
         costs  and  expenses   incurred  in  connection  with  the  preparation,
         negotiation,   execution   and  closing  of  this   Agreement   and  the
         transactions contemplated herein.

(b)      Closing  Documents.  The Agent shall have received each of the following documents,  all of which shall be  satisfactory in form and substance to the Agent and its counsel and to the Lenders:

         (i)      Loan Agreement.  This Agreement, duly executed and delivered by each Borrower and each Lender;

         (ii)     Secretary's  Certificate.   A  certificate  of the Secretary or
                  Assistant  Secretary  of  each  corporate  Borrower  (or  other similar officer  for  other  entities),  in  form and substance satisfactory to the Agent, which shall include (A)  amendments, if any,  to  each  such  Borrower's  articles or certificate of incorporation  or other  documents of formation or organization since  the  effective  date of the Pre-Petition Loan Agreement,
                  (B) amendments,  if  any,  to  each  such  Borrower's   bylaws,
                  partnership or operating  agreement since the effective date of the Pre-Petition Loan Agreement,  (C) each such Borrower' Board of Director  (and if required,  stockholder),  Board of Manager or  partnership  resolutions,  approving  and  authorizing  the transactions  to be consummated in connection  herewith and (D)
                  the  signature  and  incumbency  certificates  of its  officers executing  any of the Loan  Documents,  all certified as of the
                  Effective Date as being true, accurate, correct and complete;

         (iii)    Insurance.  Certificates or binders of  insurance  relating  to
                  each  of  the  policies   of   insurance  covering  any of  the
                  Collateral  together  with  a loss payable endorsement, in form
                  and substance  reasonably  satisfactory to the  Agent,   and/or
                  additional  insured clauses or endorsements,  which comply with the terms of Section 8.6;

         (iv)     Officers'  Certificate.   A  certificate  of the President or a
                  Financial Officer of each  Borrower  stating  that, to the best of  his  knowledge  and  based on an examination  sufficient to enable  him  to  make  an  informed  statement,  (A) all of the representations and  warranties made or deemed to be made under this  Agreement  and  the  other  Loan  Documents  are true and correct as of the Agreement Date and the Effective  Date, after giving effect to the Initial  Loans to be made at such time and the  application of the proceeds thereof, and (B) no Default or
                  Event  of Default exists;

         (v)      Borrowing  Base  Certificates.    An  Accounts  Borrowing  Base
                  Certificate and an Inventory  Borrowing Base  Certificate  each
                  prepared  as  of  the   Effective  Date  or  such  earlier date
                  acceptable to the Agent,  duly  executed  and  delivered  by  a
                  Financial Officer;

         (vi)     Power of  Attorney.    An  original  of  the  Power of Attorney
                  substantially in the form  attached  hereto as Exhibit C, as executed by each Borrower in favor of the Agent;

         (vii)    Cash Management Agreements. Evidence  satisfactory to the Agent
                  of  the  existence,   as  of  the  Effective  Date,  of a  cash
                  management system that  complies  with Section  8.1(a)   hereof
                  and that is otherwise  satisfactory to the Agent, in it's  sole discretion, including, without limitation,  Lockbox  Agreements with respect to the Blocked  Accounts,  duly  executed  by  the
                  Borrowers and the applicable Clearing Bank;

         (viii)   Schedules  of Accounts  and  Inventory.  A Schedule of Accounts
                  and a Schedule of Inventory  prepared as of the  Effective Date or a recent prior date in accordance with Sections 8.8(a) and
                  (c);

         (ix)     Budget.  The  Agent  and  the  Lenders  shall have reviewed and approved the initial Budget;

         (x)      Bankruptcy Conditions.

         (A)      The Interim Order shall have been  entered  by  the  Bankruptcy
                  Court in form and substance satisfactory to the Agent,approving
                  the transactions   contemplated  hereby  and  granting  a first
                  priority perfected Lien and security interest in the Collateral subject only to the Carve-Out Expenses up to the Carve-Out
                  Amount;

         (B)      The  Borrowers shall have obtained appropriate orders from  the
                  Bankruptcy  Court  approving and ratifying the continued use of the cash management  system used by the Borrowers and described
                  in  the   Pre-Petition   Loan   Agreement  and  this  Agreement
                  (including  account  number  3752211759  maintained  at Bank of
                  America,  N.A.,  to the  extent  not a  component  of the  cash
                  management   system   described   in  the   Pre-Petition   Loan
                  Agreement); and

         (C)      The  "first day"  orders  described on Schedule 5.1 in form and substance satisfactory  to the Agent shall  have  been  entered in the Chapter11 Cases and the Agent shall have received copies of  such  orders  (including  a  certified  copy of the Interim
                  Order).

         (xi)     General. Such  other  documents and instruments as the Agent or any Lender may reasonably request.

(c)      Notes.  Each  Lender  shall  have  received  a Note  duly  executed  and delivered by each  Borrower,  in the form attached  hereto as Exhibit A, and complying with the terms of Sections 2.4.

SECTION 5.2       All  Advances;  Letters  of  Credit.  At the time of  making of each Advance,  including the initial Advance and all subsequent  Advances and the issuance of each Letter of Credit:

(a)      all of the  representations  and  warranties  made or  deemed to be made under this  Agreement  shall be true and  correct at such time both with and without  giving  effect to such Advance and the Letters of Credit to be made at such time and the application of the proceeds thereof;

(b)      no event shall have  occurred  and be  continuing,  or would result from the  making of any  Advance  or the  incurrence  of any Letter of Credit
         Obligation,  as the case may be, which constitutes a Default or an Event of Default;

(c)      each of the  conditions  set forth in  Section 5.1(a)  through (c) shall continue to be satisfied by the Borrowers as of such date;

(d)      the corporate actions of each Borrower,  including  shareholder approval if necessary,  to authorize the execution,  delivery and  performance of this  Agreement,  the other Loan Documents and the borrowings  hereunder shall  remain in full force and effect and the  incumbency  of  officers shall be as stated in the certificates of incumbency  delivered pursuant to Section  5.1(b)(ii)  or as  subsequently  modified and reflected in a certificate of incumbency delivered to the Agent;

(e)      (i) the  Bankruptcy  Court  shall  have  entered  the Final  Order on or before  the date  that is 45 days  after  the  Petition  Date,  (ii) the
         Bankruptcy  Court  shall have  entered  the Final  Order  following  the expiration  of the  Interim  Order,  (iii)  no  Order  shall  have  been vacated,  reversed,  modified or amended  without the Lenders'  consent,
         (iv) no motion for  reconsideration  of any such  order  shall have been timely filed (unless  waived in writing by the Agent),  (v) no appeal of any such order shall have been timely filed,  or if timely  filed,  such appeal has been  dismissed  (unless the Agent and the Lenders waive such requirement);

(f)      the Advance  request or request for issuance of a Letter of Credit would not cause the  aggregate  outstanding  amount  of the  Revolving  Credit
         Loans  and/or  Letter of Credit  Obligations  to exceed the amount  then authorized by the Interim Order or the Final Order, as the case may be;

(g)      each  request and deemed  request for any Advance or for the  incurrence of any  Letter of Credit  Obligation  hereunder  shall be deemed to be a certification  by each  Borrower  to the Agent and the Lenders as to the matters set forth in Section  5.2(a) and (d) and the Agent may,  without waiving either condition,  consider the conditions specified in Sections
         5.2(a) and (d) fulfilled and a  representation  by such Borrower to such effect  made,  if no written  notice to the  contrary is received by the
         Agent prior to the making of the Advance then to be made.

ARTICLE VI.
                   REPRESENTATIONS AND WARRANTIES OF BORROWERS

SECTION 6.1       Representations  and Warranties.  Each Borrower  represents and warrants to the Agent and to the Lenders as follows:

(a)      Organization;  Power;  Qualification;  FEIN.  Schedule  6.1(a) lists for each  Borrower and its  Subsidiaries  as of the  Agreement  Date (i) the
         exact name of the entity as it appears in the official  filings relating thereto,  the  type  of  entity,  and the  jurisdiction  in  which  each
         Borrower and its  Subsidiaries  is  incorporated,  registered or formed,
         (ii) the  jurisdictions  in which they are  qualified  to do business as foreign entities,  (ii) the organization or registration  number of each
         Borrower   and  its   Subsidiaries   as  fixed   by   their   respective
         jurisdictions of incorporation,  registration or formation and (iii) the
         federal  employer   identification  number  of  such  Borrower  and  its
         Subsidiaries.  Each  Borrower  and  each  of its  Subsidiaries  is  duly organized or formed,  validly  existing and in good  standing  under the laws of the jurisdiction of its  incorporation or formation,  subject to the entry of the Interim  Order (or the Final  Order,  when  applicable)
         has the legal power and authority to own its  properties and to carry on its business as now being and hereafter  proposed to be conducted and is duly  qualified and  authorized to do business in each  jurisdiction  in which failure to be so qualified and authorized  would have a Materially
         Adverse Effect.

(b)      Subsidiaries   and   Ownership  of  each   Borrower.   Each   Borrower's
         Subsidiaries,  and its  ownership  interests  therein,  are set forth on
         Schedule 6.1(b).  Except as set forth on Schedule 6.1(b),  each Borrower owns  100% of all  such  Subsidiaries.  The  outstanding  stock  of each corporate Borrower and each of its corporate  Subsidiaries has been duly and  validly  issued  and is  fully  paid  and  non-assessable  by  each corporate  Borrower  and such  corporate  Subsidiary  and the number and owners of such shares of capital  stock of each  corporate  Borrower are set forth on Schedule  6.1(b).  Except as set forth on Schedule  6.1(b), there  are no  outstanding  rights to  purchase,  options,  warrants  or similar  rights or  agreements  pursuant  to which any  Borrower  may be required to issue, sell,  repurchase or redeem any of its stock or other equity  securities  or any  stock  or  other  equity  securities  of its
         Subsidiaries.   Except  for   Subsidiaries   which  are  Borrowers,   no
         Subsidiary of any Borrower,  except as set forth in Schedule 6.1(b), (i)
         owns any assets or property (A) having a value in excess of $10,000,  or
         (B)  otherwise  material  to  the  operation  of  the  business  of  any
         Borrower,  or (ii) engages in any  operations  which are material to the business of any Borrower.

(c)      Authorization of Agreement,  Notes,  Loan Documents and Borrowing.  Upon
         the entry by the  Bankruptcy  Court of the  Interim  Order (or the Final
         Order,  when applicable) to the extent provided  therein,  each Borrower has the right and power and has taken all necessary  action to authorize the  execution,  delivery and  performance of each of the Loan Documents to which it is a party in accordance with their respective  terms.  Each of the Loan  Documents  to which it is a party  have been duly  executed and delivered by the duly  authorized  officers of each  Borrower,  and, subject  to the  entry of the  Interim  Order and the  Final  Order,  as applicable,  each is, or when executed and delivered in accordance  with this  Agreement will be, a legal,  valid and binding  obligation of such
         Borrower, enforceable in accordance with its terms.

(d)      Compliance of Agreement,  Notes, Loan Documents and Borrowing with Laws,
         Etc.  The  execution,  delivery  and  performance  of each  of the  Loan
         Documents  to which  each  Borrower  is a party in  accordance  with its respective  terms and the  borrowings  hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

        (i)      require  any  Governmental  Approval (other than the approval of the Bankruptcy  Court) or violate any  applicable  law,  regula-
                 tion,  judgment,   injunction,   order  or  decree  relating  to
                 such Borrower or any of its Subsidiaries,

        (ii)     conflict  with,  result in a breach of  or constitute a  default under  (A)  the  articles  or  certificate  of  incorporation or formation, the by-laws, the limited liability company  operating agreement, partnership agreement or other similar organizational
                 documents  of  such  Borrower,  (B)  any   indenture,   material
                 agreement  or other  instrument  to  which  such  Borrower  is a party or by which any of its  property  may  be bound or (C) any
                 Governmental Approval relating to such Borrower, or,

        (iii)    result in or require  the  creation  or  imposition  of any Lien upon  or  with  respect to any  property  now owned or hereafter acquired by such Borrower other than the Security Interest.

(e)      Business.   Each  Borrower  is  engaged   principally  in  the  business
         described on Schedule 6.1(e).

(f)      Compliance with Law; Governmental Approvals.

         (i)      Except as set forth in Schedule 6.1(f), each Borrower

         (A)      has  all  material  Governmental  Approvals,  including permits
                  relating to federal,  state  and  local   Environmental   Laws,
                  ordinances and regulations,  required by any Applicable Law for it to conduct its  business, each of which is in full force and effect, is final  and not  subject  to  review  on  appeal  and is not the subject of any pending or, to the  knowledge of such
                  Borrower, threatened attack by direct or collateral proceeding,
                  and

         (B)      is  in  compliance  with  each  material  Governmental Approval applicable  to  it  and  in compliance  with all other material
                  Applicable  Laws  relating  to  it,  including,  without  being limited to, all material Environmental Laws  and  all  material
                  occupational  health  and  safety  laws   applicable   to  such
                  Borrower  or its properties,

except  for  instances  of  noncompliance  which  would  not,  singly  or in  the aggregate,  cause a Default  or Event of  Default  or have a  Materially  Adverse
Effect on such Borrower and its  Subsidiaries  as a whole and in respect of which
reserves  in  respect  of  such   Borrower's  or  its   Subsidiary's   reasonably
anticipated  liability  therefore  have  been  established  on the  books of such
Borrower or such Subsidiary, as applicable.

         (ii)     Without   limiting  the  generality  of  the  above,  except as
                  disclosed on a report delivered  pursuant to Section 5.1(b)(xv)
                  or  with respect  to  matters  which  could not  reasonably  be
                  expected to have, singly   or  in  the aggregate,  a Materially
                  Adverse Effect on such Borrower:

         (A)      the  operations of such Borrower and each of  its  Subsidiaries
                  complies   in   all  material  respects  with   all  applicable
                  environmental, health  and  safety  requirements  of Applicable
                  Law;

         (B)      such Borrower and  each  of its  Subsidiaries has obtained  all environmental,  health and  safety  permits  necessary  for its operation  and  all  permits  are in  good  standing  and  such
                  Borrower and each of its  Subsidiaries  is in compliance in all material  respects  with  all  terms  and  conditions  of  such permits;

         (C)      neither  such Borrower nor any of its  Subsidiaries  nor any of
                  their  respective   present  or past property or operations are
                  subject  to  any  order  from  or  agreement   with  any public
                  authority  or private  party  respecting (x) any environmental,
                  health  or safety   requirements  of  Applicable  Law,  (y) any
                  Remedial Action,  or (z) any  liabilities  and  costs   arising
                  from  the  Release  or threatened Release of a Contaminant into the environment or otherwise  arising  from  the environmental, health or safety requirements of any Applicable Law;

         (D)      none of the operations of such Borrower or of any of its Subsi-
                  diaries is  subject  to any judicial or administrative proceed-
                  ing  alleging  a  violation  of  any  environmental,  health or safety requirement of Applicable Law;

         (E)      none of the present nor past operations of such Borrower or any of its Subsidiaries is the subject of any  investigation by any public authority  evaluating  whether  any  Remedial  Action is needed  to respond to a Release  or  threatened  Release  of  a
                  Contaminant into the environment;

         (F)      neither  such  Borrower nor any of its  Subsidiaries  has filed any notice under any  requirement  of Applicable Law indicating past or present  treatment,  storage or disposal of a hazardous waste, as that  term is  defined  under 40 CFR  Part 261 or any state equivalent;

         (G)      neither such Borrower nor  any of its  Subsidiaries  has  filed any notice under any  requirement of Applicable Law reporting a
                  Release of a Contaminant into the environment;

         (H)      except in compliance with applicable Environmental Laws, during
                  the course  of such  Borrower's or any  of  its   Subsidiaries'
                  ownership of or  operations  on the Real Estate there have been no (1) generation,  treatment,  recycling,  storage or disposal of hazardous  waste,  as that term is defined under 40 CFR Part
                  261 or any state  equivalent,  (2) use of  underground  storage tanks or surface impoundments,  (3) use of  asbestos-containing materials,  or (4) use of polychlorinated  biphenyls (PCB) used in hydraulic oils,  electrical  transformers or other equipment on the Real Estate;

         (I)      neither such Borrower nor any of its  Subsidiaries  has entered into any negotiations or agreements with any Person (including, without limitation,  any prior owner of any of the  Real Estate or other  property of such Borrower or any of its Subsidiaries)
                  relating to any Remedial Action or environmentally-related claim;

         (J)      neither   such   Borrower   nor  any  of its  Subsidiaries  has
                  received any notice or claim to the effect that it is or may be liable  to  any Person as a result of the Release or threatened
                  Release of a Contaminant into the environment;

         (K)      neither such  Borrower  nor  any  of  its  Subsidiaries has any
                  contingent   liability   in  connection  with  any  Release  or
                  threatened  Release of any Contaminant into the environment;

         (L)      no  Environmental  Lien  has  attached to any of the owned Real
                  Estate  or  other  property  of  such Borrower or of any of its
                  Subsidiaries, or, to the  knowledge  of  any  Borrower  or  any
                  Subsidiary thereof, any of the leased Real Estate;

         (M)      the presence and condition of all asbestos-containing  material which  is  on  or  part  of  the owned  Real  Estate or, to the
                  knowledge  of any Borrower or any  Subsidiary  thereof,   on or
                  part  of  any  of  the  leased  Real Estate (excluding  any raw materials  used  in  the  manufacture  of products or  products themselves) do not violate any currently applicable requirement of Applicable Law;

         (N)      neither   such   Borrower  nor  any   of   its     Subsidiaries
                  manufactures, distributes  or sells,  and has not,  in the past
                  twenty  (20)  years,   manufactured,   distributed   or   sold,
                  products  which contain asbestos-containing material; and

         (O)      such Borrower hereby  acknowledges and agrees that Agent (i) is not now, and has not ever been,  in control of any of the  Real
                  Estate or any of such  Borrower's  affairs,  and  (ii) does not
                  have  the  capacity   through   the   provisions   of the  Loan
                  Documents  or otherwise to  influence such  Borrower's  conduct with  respect to the  ownership,  operation  or  management  of any of its Real Estate or compliance with Environmental Laws or
                  Environmental Permits.

         (iii)    Schedule  6.1(f)   sets  forth  each   notice  received  by any
                  Borrower  or  Subsidiary  of  a  material   violation  of   any
                  Environmental  Laws and  occupational  health  and safety  laws applicable to such Borrower, any of its respective Subsidiaries or any of their respective properties.

(g)      Real Estate;  Leases.  Schedule  6.1(g) sets forth,  as of the Agreement
         Date,  a  correct  and  complete  list of all Real  Estate  owned by the
         Borrowers,  all leases and  subleases of real or personal  property held by the  Borrowers as lessee or  sublessee,  and all leases and subleases of  real or  personal  property  held by the  Borrowers  as  lessor,  or sublessor,  in each  case,  as to which the  interests  of the  relevant
         Borrower  has a book value or  estimated  fair market value in excess of
         $100,000.  Each of such leases and  subleases  is valid and  enforceable in  accordance  with its terms and is in full force and  effect,  and no material  default by any Borrower to any such lease or sublease  exists.
         The Borrowers have good and  marketable  title in fee simple to the Real
         Estate  identified  on  Schedule  6.1(g) as owned by the  Borrowers,  or valid  leasehold  interests  in all Real  Estate  designated  therein as
         "leased" by the  Borrowers and the  Borrowers  have good,  indefeasible, and merchantable  title to all of their other property  reflected on the
         Financial Statements  delivered to the Agent and the Lenders,  except as disposed of in the ordinary  course of business  since the date thereof, free of all Liens except Permitted Liens.

(h)      Liens.  Except as set forth in Schedule  6.1(h),  none of the properties and assets owned by any Borrower or any Subsidiary,  including,  without limitation,  the Collateral,  is subject to any Lien,  except  Permitted
         Liens.  Other than the  Financing  Statements,  no  financing  statement under the UCC of any state  which names any  Borrower or any  Subsidiary as debtor and which has not been  terminated has been filed in any state or  other  jurisdiction,  and no  Borrower  or any of  their  respective
         Subsidiaries  has signed any such  financing  statement  or any security agreement  authorizing  any secured  party  thereunder  to file any such financing  statement,  except to perfect  those Liens listed in Schedule
         6.1(h).

(i)      Indebtedness  and  Guaranties.   Set  forth  on  Schedule  6.1(i)  is  a
         complete and correct  listing of all of each  Borrower's and each of its
         Subsidiaries'  (i)  Indebtedness for Money Borrowed and (ii) Guaranties.
         Each  Borrower  and each of its  Subsidiaries  has  performed  and is in compliance  with all of the terms and  provisions  of such  Indebtedness and Guaranties and all instruments and agreements  relating  thereto and no default or event of default or event or condition which,  with notice or lapse of time or both,  would  constitute  such a default or event of default,  exists with  respect to such  Indebtedness  or  Guaranties  or related instruments or agreements.

(j)      Litigation.  Except  as set  forth  on  Schedule  6.1(j),  there  are no actions,  suits or  proceedings  pending  (nor,  to the knowledge of any
         Borrower,  are there any actions, suits or proceedings  threatened,  nor is there  any basis  therefor)  against  or in any  other  way  relating adversely  to or  affecting  any  Borrower or any  Subsidiary  or any of their respective properties,  or which challenge any Borrower's right or power to enter into or  perform  any of its  obligations  under the Loan
         Documents to which it is a party, or the validity or  enforceability  of any Loan  Document  or any  action  taken  thereunder,  in any  court or before  any  arbitrator  of any kind or  before  or by any  governmental body,  which,  individually  or in the  aggregate,  could  reasonably be expected  to have a  Material  Adverse  Effect on any  Borrower  and its
         Subsidiaries, as a whole.

(k)      Tax Returns and Payments.  Except as set forth on Schedule  6.1(k),  all
         United  States  federal,  state and local as well as  foreign  national, provincial  and local and other tax returns of each Borrower and each of its  Subsidiaries  required by Applicable Law to be filed have been duly filed,  and all  United  States  federal,  state and  local and  foreign national,  provincial and local and other taxes,  assessments  and other governmental  charges  or  levies  upon  such  Borrower  and each of its
         Subsidiaries and such Borrower's and any of its Subsidiaries'  property, income,  profits and assets  which are due and  payable  have been paid, except any such nonpayment  which is at the time permitted under Section
         9.6.  The charges,  accruals and reserves on the books of each  Borrower and each of its Subsidiaries in respect of United States federal,  state and local  and  foreign  national,  provincial  and local  taxes for all fiscal  years  and  portions  thereof  since  the  organization  of such
         Borrower  are in the  judgment  of  such  Borrower  adequate,  and  such
         Borrower  knows of no reason to anticipate  any  additional  assessments for  any  of  such  years  which,  singly  or in  the  aggregate,  could reasonably  be  expected  to have a  Materially  Adverse  Effect on such
         Borrower.  Proper  and  accurate  amounts  have  been  withheld  by each
         Borrower  from  its  respective   employees  for  all  periods  in  full
         compliance  with all applicable  federal,  state,  local and foreign law
         and  such   withholdings   have  been  timely  paid  to  the  respective
         Governmental   Authorities.   Schedule  6.1(k)  sets  forth  as  of  the
         Effective  Date those taxable years for which any Borrower's tax returns are  currently  being  audited  by  the  IRS  or  any  other  applicable
         Governmental  Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently  outstanding.  Except as described on Schedule  6.1(k),  as of the Effective Date, no Borrower
         has executed or filed with the IRS or any other  Governmental  Authority any  agreement  or other  document  extending,  or having  the effect of extending,  the period for  assessment  or  collection  of any  Charges.
         Except as disclosed  in Schedule  6.1(k)  hereto,  no Borrower or any of its respective  predecessors  are liable for any Charges:  (a) under any
         agreement   (including  any  tax  sharing  agreements)  or  (b)  to  any
         Borrower's  knowledge,  as a transferee.  As of the  Effective  Date, no
         Borrower has agreed or been requested to make any adjustment  under Code
         Section  481(a),   by  reason  of  a  change  in  accounting  method  or
         otherwise, which would have a Materially Adverse Effect.

(l)      Burdensome   Provisions.   No   Borrower   or  any  of  its   respective
         Subsidiaries  is a party  to any  indenture,  agreement,  lease or other
         instrument,   or  subject  to  any  charter  or  corporate  restriction,
         Governmental  Approval or Applicable  Law  compliance  with the terms of which could  reasonably be expected to have a Materially  Adverse Effect on any Borrower and its Subsidiaries, taken as a whole.

(m)      Financial  Statements.  The  Borrowers  have  furnished to the Agent and the  Lenders a copy of (A)  Borrowers'  Consolidated  Balance  Sheet and
         Consolidating  Balance Sheet as at September  27, 2003,  and the related statements  of income,  cash flow and  retained  earnings for the Fiscal
         Year then ended,  and (B) its  unaudited  balance sheet as at October 2,
         2004,  and the  related  unaudited  statement  of income for the one (1)
         Fiscal  Month then ended.  Such  financial  statements  are complete and correct and present  fairly and in all material  respects in  accordance with GAAP,  the  financial  position of the  Borrowers,  as at the dates thereof  and the results of  operations  thereof,  for the periods  then ended on a consolidated and consolidating  basis (except with respect to interim financial  statements,  for the omission of footnotes and normal
         year-end  adjustments).   Except  as  disclosed  or  reflected  in  such
         financial   statements,   no  Borrower  has  any  material  liabilities,
         contingent  or  otherwise,  and there  were no  material  unrealized  or anticipated  losses of such  Borrower  required to be accrued,  reserved for, or disclosed in the foregoing financial statements

(n)      Adverse  Change.  Since the date of the financial  statements  described in clause (i) of  Section  6.1(m)  and other  than as  disclosed  in the unaudited  financial  statements  described  in clause  (ii) of  Section
         6.1(m), (i) no change in the business,  assets,  liabilities,  condition
         (financial or  otherwise),  results of operations or business  prospects of any  Borrower  has  occurred  that has had, or may have, a Materially
         Adverse Effect,  and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

(o)      Benefit Plans;  ERISA. No Borrower or any Related  Company  maintains or contributes  to any  Benefit  Plan other than those  listed on  Schedule
         6.1(o).  Each Benefit Plan is in  substantial  compliance  with ERISA to the extent  that ERISA is  applicable,  and no  Borrower  or any Related
         Company has received any notice  asserting that a Benefit Plan is not in compliance  with  ERISA.  No  material  liability  to the  PBGC  or to a
         Multiemployer  Plan has been,  or is  expected  by any  Borrower  to be, incurred by such  Borrower or any  Related  Company.  Copies of all such listed Benefit  Plans,  together with a copy of the latest form 5500 (if any) for each such  Benefit  Plan,  have  been  delivered  to Agent.  No
         Borrower or any Related  Company has failed to make any  contribution or pay any  amount due as  required  by either  Section  412 of the Code or
         Section  302 of  ERISA  or  the  terms  of any  such  Benefit  Plan.  No
         Borrower   or  any  Related   Company   has  engaged  in  a   prohibited
         transaction,  as defined in Section 4975 of the Code, in connection with any Benefit  Plan,  which would  subject such Borrower to a material tax on prohibited  transactions  imposed by Section 4975 of the Code. Except as set forth in Schedule  6.1(o):  (i) no Title IV Plan has any Unfunded
         Vested  Accrued  Benefits;  (ii) no  ERISA Event or event  described  in
         Section  4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably  expected to occur;  (iii) there are no pending,  or to the knowledge of any Borrower,  threatened claims (other than claims for
         benefits  in  the  normal  course),  sanctions,   actions  or  lawsuits,
         asserted  or  instituted  against  any  Benefit  Plan or any  Person  as fiduciary  or sponsor  of any  Benefit  Plan;  (iv) no  Borrower  or any
         Related  Company  has  incurred  or  reasonably  expects  to  incur  any liability  as a  result  of a  complete  or  partial  withdrawal  from a
         Multiemployer  Plan;  (v)  within  the last five  years no Title IV Plan with Unfunded Vested Accrued  Benefits has been  transferred  outside of the  "controlled  group"  (within the meaning of Section  4001(a)(14) of
         ERISA) of such  Borrower or any Related  Company;  and (vi) no liability under  any  Title IV Plan  has been  satisfied  with the  purchase  of a contract  from  an  insurance  company  that  is  not  rated  AAA by the
         Standard & Poor's  Corporation or the  equivalent by another  nationally recognized rating agency.

(p)      Absence  of  Defaults.  No  Borrower  or any of its  Subsidiaries  is in
         default under its articles or certificate of  incorporation or under its
         by-laws  or  other  equivalent   organic  documents  and  no  event  has
         occurred,   which  has  not  been  remedied,   cured  or  waived,  which
         constitutes a Default or an Event of Default,  or which constitutes,  or which  with the  passage  of time or  giving  of  notice  or both  would
         constitute,   a  default  or  event  of  default  (except  for  defaults occasioned  by the Chapter 11 Cases or  occurring  prior to the Petition
         Date) by any  Borrower  or any of its  Subsidiaries  under any  material agreement  (other than this  Agreement) or judgment,  decree or order to which any  Borrower  or any of its  Subsidiaries  is a party or by which any Borrower,  any of its  Subsidiaries  or any Borrower's or any of its
         Subsidiaries'  properties  may be  bound  or  which  would  require  any
         Borrower or any of its  Subsidiaries  to make any  payment  under any of the foregoing prior to the scheduled maturity date therefor.

(q)      Accuracy and  Completeness of Information.  All Schedules hereto and all
         material  written  information,   reports  and  other  papers  and  data
         produced by or on behalf of each  Borrower and furnished to the Agent or any Lender were,  at the time the same were so  furnished,  complete and correct in all material  respects,  to the extent  necessary to give the recipient a true and accurate  knowledge of the subject matter.  None of the  representations  and warranties  made by any Borrower in any of the
         Loan  Documents as of the date such  representations  and warranties are made or deemed made and no document  furnished or written statement made to the  Agent or any  Lender  by any  Borrower  in  connection  with the negotiation,  preparation  or execution of this  Agreement or any of the
         Loan Documents  contains or will contain any untrue  statement of a fact material to the  creditworthiness  of any Borrower or omits or will omit to state a  material  fact  necessary  in  order to make the  statements contained therein not misleading.

(r)      Reserved.

(s)      Inventory.  All  Inventory  included  in any  Inventory  Borrowing  Base
         Certificate  delivered to the Agent pursuant to Section 8.8(d) meets the criteria enumerated in the definitions of Eligible Inventory,  except as
         disclosed  in  such  Inventory   Borrowing  Base  Certificate  or  in  a
         subsequent   Inventory   Borrowing  Base  Certificate  or  as  otherwise
         specifically  disclosed in writing to the Agent. All Eligible  Inventory is in good condition,  meets all standards  imposed by any  governmental agency or department or division  thereof  having  regulatory  authority over such goods,  their use or sale,  and is currently  either usable or saleable in the normal  course of a Borrower's  business,  except to the extent reserved against in the financial  statements  delivered pursuant to  Section  6.1(m)  and  Article 10 or as  disclosed  on a Schedule  of
         Inventory  delivered to the Agent pursuant to Section 8.8(c).  The Agent may rely on all statements,  warranties or  representations  made in any
         Schedule of Inventory in determining  which items of Inventory listed in such  Schedule  are  to be  deemed  Eligible  Inventory.  Set  forth  on
         Schedule 6.1(s) is the (i) address (including  street,  city, county and state)  of each  facility  at  which  Inventory  is  located,  (ii)  the approximate  Cost value of the Inventory  located at each such facility,
         (iii)  if the  facility  is  leased  or is a third  party  warehouse  or processor  location,  the  name  of the  landlord  or such  third  party warehouseman or processor,  and (iv) if the Inventory is consigned,  all outstanding  consignment  and memo  contract  agreements  to which  such
         Borrower  is a party.  All  Inventory  is  located on the  premises  set forth on  Schedule  6.1(s) or is in  transit  to one of such  locations, except as otherwise  disclosed in writing to the Agent;  no Borrower has
         located   Inventory   at   premises   other  than  those  set  forth  on
         Schedule 6.1(s)   at  any  time  during  the  four  months   immediately
         preceding  the  Agreement  Date.  No  Inventory  is subject to any Liens other than Permitted Liens.

(t)      Accounts.

         (i)      Each  Account  reflected  in the  computations  included in any
                  Accounts  Borrowing  Base   Certificate   meets  the   criteria
                  enumerated in the definition of "Eligible  Accounts," except as disclosed in such Accounts  Borrowing  Base  Certificate or  as
                  disclosed  in  a  timely   manner  in  a  subsequent   Accounts
                  Borrowing   Base Certificate  or otherwise  in  writing  to the
                  Administrative Agent.

         (ii)     No Borrower has any knowledge of any fact  or circumstance  not
                  disclosed   to  the   Agent  in  an   Accounts  Borrowing  Base
                  Certificate  or otherwise  in  writing  which would  impair the validity  or collectibility of any otherwise  Eligible  Account of $50,000 or more.

(u)      Chief Executive  Office.  The chief executive office and principal place of business of each  Borrower and the books and records  relating to the
         Collateral  are  located  at the  address  or  addresses  set  forth  on
         Schedule  6.1(u).  Except as set forth on  Schedule  6.1(u) no  Borrower has maintained its chief executive  office or books and records relating to the  Collateral  at any other  address  at any time  during  the five years immediately preceding the Agreement Date.

(v)      Transfer  Pricing  Between  Affiliates.  Each  Borrower is in compliance with and  utilizes  the  arms-length  standard  for  course  of  dealing transactions  applicable to Affiliates as contemplated in Section 482 of the Code, as amended and the regulations  promulgated  thereunder,  such that no  material  amount of taxes  are due and  owing  and  unpaid as a result of any such transaction or series of transactions.

(w)      Corporate  and  Fictitious  Names.  Except  as  otherwise  disclosed  on
         Schedule  6.1(w),  during the five-year  period  preceding the Agreement
         Date, no Borrower or any  predecessor  thereof has been known as or used any corporate or fictitious  name other than the corporate  name of each
         Borrower on the Effective Date.

(x)      Use of  Proceeds;  Federal  Reserve  Regulations.  The  proceeds  of the
         Revolving Credit Loans are to be used solely for the purposes  described in Section  9.8. No Borrower or any of its  Subsidiaries  is engaged and none will engage,  principally or as one of its important activities, in the  business of  extending  credit for the purpose of  "purchasing"  or
         "carrying"  any "margin  stock" (as each of the quoted  terms is defined or used  in  Regulation  U of the  Board  of  Governors  of the  Federal
         Reserve  System).  No Borrower  owns any Margin Stock and no part of the proceeds  of any of the  Advances  will be  used  for so  purchasing  or carrying margin stock or, in any event,  for any purpose which violates, or which would be  inconsistent  with, the provisions of Regulation T, U or X of such  Board  of  Governors.  If  requested  by the  Agent or any
         Lender,  each  Borrower  will  furnish  to the Agent  and the  Lenders a statement or  statements  in conformity  with the  requirements  of said
         Regulation T, U or X to the foregoing effect.

(y)      Government  Regulation.  No  Borrower  is an  "investment  company" or a company  "controlled" by an "investment  company" (as each of the quoted terms is  defined  or used in the  Investment  Company  Act of 1940,  as amended).  No  Borrower  is  subject  to  regulation  under  the  Public
         Utility  Holding  Company  Act of 1935,  the  Federal  Power Act, or any
         other federal or state  statute that  restricts or limits its ability to incur  Indebtedness  or to perform its obligations  hereunder.  Assuming
         the  accuracy  of  the   representations   set  forth  in  Section  13.3
         hereunder,  the  making  of  Advances  and the  incurrence  of Letter of
         Credit  Obligations,   the  application  of  the  proceeds  thereof  and
         repayment thereof and the consummation of the related  transactions will not violate any  provision of any such  statute or any rule,  regulation or order issued by the Securities and Exchange Commission.

(z)      Employee  Relations.  Each  Borrower  and each of its  Subsidiaries  has adequate  relations  with its employees and is not,  except as set forth on Schedule  6.1(z),  party to any collective  bargaining  agreement nor has  any  labor  union  been  recognized  as the  representative  of any
         Borrower's  or any of its  Subsidiaries'  employees,  and no Borrower is aware of any pending,  threatened or contemplated strikes, work stoppage or other  material labor  disputes  involving such  Borrower's or any of its Subsidiaries' employees.

(aa)     Intellectual  Property.  Schedule  6.1(aa)  sets  forth  a  correct  and complete  list of all  Intellectual  Property  owned by each Borrower or which  any  Borrower  has  the  right  to  use.  Each  Borrower  owns or possesses all Intellectual  Property required to conduct its business as now and  presently  planned to be  conducted.  None of the  Intellectual
         Property is subject to any  licensing  agreement or similar  arrangement except as set forth on Schedule  6.1(aa) or as entered  into in the sale or distribution of the applicable  Borrower's  Inventory in the ordinary course of business.  To the best of each Borrower's  knowledge,  none of the  Intellectual  Property  infringes  on or  conflicts  with any other
         Person's  property,  and no  other  Person's  property  infringes  on or conflicts with the Intellectual Property.

(bb)     Trade Names.  All trade names under which any Borrower sells  Inventory, creates  Accounts,  to which instruments in payment of Accounts are made payable,  or  under  which  it  owns  or  leases  the  other  Collateral
         (collectively,  "Trade  Names")  are  listed on  Schedule  6.1(bb).  The
         Trade Names are merely  trade  names or  divisions  of a  Borrower.  All
         Inventory  and other  Collateral  held  under  the Trade  Names is owned solely and  exclusively by a Borrower,  and no other Person has any Lien or  other  interest  in  any  of  the  Inventory  or  other  Collateral, including,  without limitation,  any sales or proceeds thereof,  whether such sales of  Inventory  are made in the name of a  Borrower  or in the name of any of the Trade Names.

(cc)     Brokers.  Except as disclosed on Schedule 6.1 (cc),  no broker or finder acting on behalf of any Borrower brought about the obtaining,  making or closing of the Revolving  Credit  Facility or any Advances  hereunder or the related  transactions,  and no Borrower  has any  obligation  to any
         Person in  respect  of any  finder's  or  brokerage  fees in  connection herewith.

(dd)     Insurance.  Schedule 6.1(dd) lists all insurance  policies of any nature maintained,  as of the Effective  Date, for current  occurrences by each
         Borrower,  as well as a  summary  of the  material  terms  of each  such policy.

(ee)     Deposit and  Disbursement  Accounts.  Schedule  6.1(ee)  lists all banks and  other  financial  institutions  at  which  any  Borrower  maintains deposits and/or other accounts as of the Effective  Date,  including any
         Disbursement  Accounts, and such Schedule correctly identifies the name, address and telephone number of each  depository,  the name in which the account is held, a  description  of the purpose of the account,  and the complete account number.

(ff)     Government  Contracts.  Except as set forth in Schedule  6.1(ff),  as of the Effective  Date, no Borrower is a party to any contract or agreement with the federal  government  or any state or municipal  government  and the  Accounts are not subject to the Federal  Assignment  of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

(gg)     Trade Relations.  Except as set forth in Schedule 6.1(gg),  there exists no actual or, to the knowledge of any Borrower,  threatened  termination or cancellation  of, or any material  adverse  modification or change in the business  relationship of any Borrower with any supplier material to its operations.

(hh)     Agreements and Other Documents.

         (i)      As of the Effective  Date, each Borrower has made available  to the Agent or its  counsel,  on  behalf  of  Lenders, for  their review, accurate and  complete  copies (or  summaries)  of  all
                  Material Contracts,each of which are listed on Schedule 6.1(hh);

         (ii)     Each  Borrower  that  is  a party to any Material  Contract has performed and is in  compliance  with all of the  terms of such
                  Material Contract,  and no  default  or  event of  default,  or event or condition  which with the giving of notice,  the lapse of time, or both,  would  constitute such a default or event of default, exists  with  respect  to any such  Material  Contract except for defaults  occasioned  by  the  Chapter  11  Cases or occurring prior to the Petition Date.

         (iii)    as of the Effective  Date, each Borrower has made available  to the Agent or its  counsel,  on behalf of Lenders, accurate  and complete copies  of  (A)  licenses  and  permits  held  by such
                  Borrower, the absence of which could be reasonably   likely  to
                  have  a  Materially   Adverse  Effect;   (B)   instruments   or
                  documents evidencing  Indebtedness  of such  Borrower  and  any
                  security  interest  granted  by  such   Borrower  with  respect
                  thereto;  and  (C) instruments  and agreements  evidencing the issuance of any equity  securities, warrants, rights or options to  purchase equity  securities  of such  Borrower (except with respect to GFC).

(ii)     Full Disclosure.  None of the  representations or warranties made by any
         Borrower in the any Loan  Documents as of the date such  representations and  warranties  are made or  deemed  made,  and none of the  statements contained in any exhibit,  report, statement or certificate furnished by or on behalf  of any  Borrower  in  connection  with the Loan  Documents
         (including  the materials  delivered by or on behalf of the Borrowers to the Lenders prior to the Closing  Date),  contains any untrue  statement of a material  fact or omits any  material  fact  required  to be stated
         therein or necessary to make the  statements  made therein,  in light of the  circumstances  under which they are made,  not misleading as of the time when made or delivered.

(jj)     Survival of  Representation  and  Warranties,  Etc. All  representations and warranties set forth in this Article 6 and all statements  contained
         in  any  certificate,   financial  statement,  or  other  agreements  or
         documents,  delivered by or on behalf of any Borrower  pursuant to or in connection  with this  Agreement or any of the Loan  Documents  (and any such  representation,  warranty or  statement  made in or in  connection
         with  any  amendment  thereto)  shall  constitute   representations  and
         warranties  made  under  this   Agreement.   All   representations   and
         warranties  made under this Agreement shall be made or deemed to be made at and as of the Agreement  Date, at and as of the Effective Date and at
         and as of the date of each  Advance,  except  that  representations  and warranties  which,  by their terms are applicable  only to one such date shall  be  deemed  to  be  made  only  at  and  as  of  such  date.  All representations  and  warranties  made or deemed to be made  under  this
         Agreement  shall survive and not be waived by the execution and delivery of  this  Agreement,  any  investigation  made  by or on  behalf  of the
         Lenders or any borrowing hereunder.

(kk)     Reorganization  Matters.  The  Chapter  11 Cases were  commenced  on the
         Petition  Date in  accordance  with  Applicable  Law, and proper  notice thereof and the proper  notice for the  hearing for the  approval of the
         Interim  Order has been given and proper  notice for the  hearing of the
         Final Order will be given.

ARTICLE VII.
                                SECURITY INTEREST

SECTION 7.1       Security Interest.

(a)      To  secure  the  payment,  observance  and  performance  of the  Secured
         Obligations,  each Borrower hereby mortgages, pledges and assigns all of the Collateral of such Borrower to the Agent,  for the benefit of itself as Agent,  the Lenders and Fleet National Bank as issuer of the Existing
         Letters of Credit after the entry of the Final Order,  and grants to the
         Agent, for the benefit of itself as Agent and the Lenders,  a continuing first  priority  security  interest in, and a continuing  Lien upon, the
         Collateral.

(b)      As  additional  security  for  all  of  the  Secured  Obligations,  each
         Borrower  grants  to the  Agent,  for  the  benefit  of  itself  and the
         Lenders,  a  security  interest  in, and  assigns to the Agent,  for the benefit  of  itself  as Agent  and the  Lenders,  all of each and  every
         Borrower's  right,  title and  interest in and to, any deposits or other sums at any time credited by or due from each Lender and each  Affiliate of a Lender to a Borrower,  or  credited by or due from any  participant of any  Lender to a  Borrower,  with the same  rights  therein as if the deposits or other sums were  credited by or due from such  Lender.  Each
         Borrower  hereby  authorizes  each  Lender  and each  Affiliate  of such
         Lender and each  participant  to pay or  deliver  to the Agent,  for the account of the  Lenders,  without  any  necessity  on the Agent's or any
         Lender's  part to resort to other  security or sources of  reimbursement for the Secured Obligations,  at any time during the continuation of any
         Event of  Default  or in the  event  that the  Agent,  on  behalf of the
         Lenders,  should make demand for payment  hereunder and without  further notice to such Borrower  (such notice being  expressly  waived),  any of the aforesaid deposits (general or special, time or demand,  provisional or final)  or other  sums for  application  to any  Secured  Obligation, irrespective  of  whether  any  demand  has been  made or  whether  such
         Secured  Obligation  is  mature,  and the rights  given the  Agent,  the
         Lenders,  their  Affiliates  and  participants  hereunder are cumulative with such Person's other rights and remedies,  including other rights of set-off.  The Agent will  promptly  notify the  Borrowers of its receipt of any such  funds  for  application  to the  Secured  Obligations,  but failure  to do  so  will  not  affect  the  validity  or  enforceability thereof.  The Agent may give  notice  of the above  grant of a  security interest in and  assignment  of the  aforesaid  deposits and other sums, and  authorization,  to, and make any suitable  arrangements  with,  any
         Lender,   any  such   Affiliate  of  any  Lender  or   participant   for
         effectuation  thereof,  and each  Borrower  hereby  irrevocably  appoint
         Agent as its  attorney  to collect  any and all such  deposits  or other sums to the  extent  any such  payment  is not made to the  Agent or any
         Lender by such Lender, Affiliate or participant.

SECTION 7.2       Continued Priority of Security Interest.

(a)      The Security  Interest  granted by each  Borrower  shall at all times be valid,  perfected  and  enforceable  against such Borrower and all third parties in accordance with the terms of this Agreement,  as security for the Secured  Obligations,  and the  Collateral  shall not at any time be subject  to any Liens  that are prior to, on a parity  with or junior to the Security Interest, other than Permitted Liens.

(b)      Each Borrower shall,  at its cost and expense,  take all action that may be necessary or desirable,  or that the Agent may reasonably request, so as at all times to maintain  the  validity,  perfection,  enforceability and rank of the Security  Interest in the Collateral in conformity  with the requirements of Section 7.2(a),  to enable the Agent and the Lenders to exercise or enforce  their rights  hereunder,  and to obtain the full benefits of this Agreement including, but not limited to:

(i)      paying  all  taxes,  assessments  and other  claims  lawfully  levied or assessed  on any of the  Collateral,  except to the extent that such taxes,  assessments and other claims constitute  Permitted
                  Liens,  or are being  contested  in good  faith in  appropriate proceedings  and  have  been  adequately  reserved  for in such
                  Borrower's financial statements,

(ii)     using all reasonable  efforts to obtain the Waivers and Consents and any other Lien  releases,  subordinations  or  waivers,  including, without limitation,  any mechanic's lien releases,  if required pursuant to the terms hereof,

(iii)    delivering  to the Agent,  for the benefit of the  Lenders,  endorsed or accompanied by such  instruments of assignment as the Agent may specify,  and stamping or marking,  in such manner as the Agent
                  may   specify,   any  and  all  Chattel   Paper,   Instruments,
                  Supporting  Obligations  and Documents  evidencing or forming a part of the Collateral,

(iv)     executing  and  delivering  financing   statements,   pledges,   Control
                  Agreements,   designations,    hypothecations,    notices   and
                  assignments in each case in form and substance  satisfactory to the  Agent  relating  to the  creation,  validity,  perfection, maintenance or continuation of the Security  Interest under the
                  UCC or other Applicable Law; and

(v)      using its best efforts to secure all consents  and  approvals  necessary or  appropriate  for the  assignment  to or for the  benefit of
                  Agent of any License or Contract held by such Borrower

(c)      Each Borrower  shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence,  protect and perfect the  Security  Interest  and shall  cause its  financial  statements  to reflect the Security Interest.

(d)      The Borrowers  hereby  collectively  authorize the Agent to, at any time and from time to time,  pursuant to the provisions of this Agreement and
         the  other  Loan  Documents,   file  in  any  filing  office   financing
         statements,  continuation  statements  and  amendments  thereto that (i)
         identify the  Collateral  (A) as all assets of the Borrowers or words of similar effect,  regardless of whether any particular asset comprised in the Collateral  falls within the scope of the UCC, or (B) as being of an equal or lesser  scope or with  greater  detail,  and (ii)  contain  any other  information  required  by part 5 of  Article 9 of the Code of the
         State  of  North  Carolina  or  other  applicable  jurisdiction  for the sufficiency  or filing office  acceptance of any financing  statement or amendment,  including (A) whether such Borrower is an organization,  the type of organization and any organization  identification  number issued to such Borrower,  and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted  collateral or timber to be cut, a  sufficient  description  of real  property to which the  Collateral  relates.  Each  Borrower  agrees  to  furnish  any such information  to the Agent  promptly  upon  request.  Each  Borrower also agrees that any such financing  statements,  continuation  statements or amendments  may be  signed  by  Agent  on  behalf  of the  Borrower,  as provided in this  Agreement and the other Loan  Documents,  and ratifies its authorization  for the Agent to have filed in any jurisdiction,  any like initial financing  statements or amendments  thereto if filed prior to the date hereof.

(e)      Borrowers  shall at any time and from time to time,  take such  steps as
         Agent  requests  for Agent (i) to obtain a Waiver and  Consent,  in form and substance  satisfactory  to Agent,  from any bailee or  warehouseman
         having   possession  of  any  of  the  Collateral  that  the  bailee  or warehouseman  holds such Collateral for Agent,  (ii) to obtain "control"
         of any Investment Property,  Deposit Accounts,  Letter-of-Credit Rights,
         electronic  Chattel Paper,  or  transferable  records (as such terms are defined  under the UCC and as  "transferable  records" is defined in the
         Uniform Electronic  Transactions  Act),  pursuant to a Control Agreement or such other  agreements  establishing  control,  in form and substance satisfactory  to Agent,  (iii) to enter into a tri-party  agreement with the  issuer  and/or  confirmation  bank with  respect  to any  Letter-of
         Credit  Rights that such Borrower has  acquired,  and thereby  directing all  payments  under  such  Letter-of  Credit  Rights to the  Collection
         Account,  (iv)  to  promptly  notify  Agent,  in  a  writing  signed  by
         Borrower,  of any  commercial  tort  claim  (as  defined  under the UCC)
         acquired by it and unless otherwise  consented by Agent, to enter into a supplement  to  this  Agreement,  granting  to  Agent  a  Lien  in  such commercial tort claim and in the proceeds thereof,  and (v) otherwise to ensure  the  continued  perfection  and  priority  of  Agent's  security interest in any of the Collateral and of the  preservation of its rights therein.

(f)      Nothing  contained  in this Section 7.3 shall be construed to narrow the scope of  Agent's  security  interest  in any of the  Collateral  or the perfection  or priority  thereof or to impair or otherwise  limit any of the rights, powers,  privileges or remedies of Agent or any other Lender hereunder except as (and then only to the extent) mandated by the UCC.

SECTION 7.3       Liens Under Orders.  The Liens and security  interests  granted to the Agent  for the  benefit  of the  Lenders  pursuant  to the  provisions  of
Section 7.1 shall be in addition  to all Liens  conferred  upon the Agent for the benefit of the Lenders pursuant to the terms of the Orders.

SECTION 7.4       Pledged  Collateral.  To the  extent the Agent or any Lender is in possession of Collateral  that was originally  pledged as collateral  security for the  Pre-Petition  Indebtedness  , the Agent or such Lender shall continue to
hold  such   Collateral  as  collateral   security  for  both  the   Pre-Petition
Indebtedness and the Secured Obligations.

ARTICLE VIII.
                              COLLATERAL COVENANTS

                  Until the Revolving  Credit  Facility has been  terminated  and all the Secured  Obligations have been paid in full,  unless the Required Lenders shall otherwise consent in the manner provided in Section 15.9:

SECTION 8.1       Collections; Payments.

(a)      Blocked Accounts/Lockboxes.

(i)      Borrowers  have   established   and  shall  continue  to  establish  and
                  maintain,  at  their  sole  cost  and  expense,  lockboxes  and related  blocked  accounts  (each,  a "Blocked  Account")  with respect to those  Deposit  Accounts of the  Borrowers  as Agent shall request and with such banks as are reasonably  acceptable to  Agent.  Borrowers  have  directed  and  shall  continue  to direct  their  Account  Debtors to  directly  remit for deposit therein all payments on Accounts and all payments  constituting proceeds  of  Inventory  and  other  Collateral  in the form in which such payments are made,  whether by cash,  check,  credit card sales  drafts,  credit  card  sales,  charge  slips or any
                  other  manner  whatsoever   (collectively,   "Receipts").   All
                  Receipts  shall be held in trust for the Agent as the  property of the Agent, for the ratable benefit of the Lenders.

(ii)     Each Lockbox  Agreement shall be in a form reasonably  acceptable to the
                  Agent and shall provide for,  among other things,  (A) that the
                  Receipts  and any and all other funds on deposit in the Blocked
                  Account  subject to such Lockbox  Agreement are the  collateral of  Agent  and are  held  by such  Clearing  Bank as  agent  or
                  bailee-in-possession   for  Agent,  on  behalf  of  itself  and
                  Lenders,  (B) that  such  bank  has no lien  upon,  or right to setoff  against,  the Blocked  Account  subject to such Lockbox
                  Agreement,  the Receipts,  or any other funds from time to time on deposit  therein,  other than for its service fees and other charges  relating to such  account and for  returned  checks or other items of payment,  and (C) that  such bank will wire,  or otherwise  transfer,  in available funds on a daily basis,  all
                  Receipts and other funds on deposit in such accounts,  into the
                  Collection  Account for  application  on account of the Secured
                  Obligations.  Subject to the rights of the Borrowers hereunder,
                  Borrowers  agree that all deposits  made in, and payments  made to, a Blocked  Account and other funds  received and  collected by Agent,  whether on the  Accounts or as proceeds of Inventory or other  Collateral  or otherwise  shall be the  collateral of
                  Agent, subject to the sole dominion and control of the Agent.

(b)      For purposes of (i)  calculating  the amount of Excess  Availability  to
         Borrowers  and  (ii)  calculating   interest  on  Secured   Obligations,
         Receipts  and  other  payments  and  funds  received  in the  Collection
         Account  will be  applied  (conditioned  upon final  collection)  to the
         Secured  Obligations  three (3)  Business  Day(s)  after  receipt in the
         Collection Account.

(c)      Borrowers  and  all of  their  affiliates,  subsidiaries,  shareholders, directors,  employees  or agents  shall,  acting as  trustee  for Agent, receive, as the property of Agent, any monies,  checks,  notes,  drafts, credit  card  sales  drafts,  credit  card  sales  or  charge  slips  or receipts,  or any other payment  relating to and/or proceeds of Accounts or other  Collateral  which come into their  possession  or under  their control and  immediately  upon receipt  thereof,  shall deposit or cause the same to be deposited in the Blocked  Accounts,  or remit the same or cause the same to be  remitted,  in kind,  to Agent.  In no event  shall the same be commingled  with  Borrowers' own funds.  Borrowers  agree to reimburse  Agent on demand for any amounts  owed or paid to any Clearing
         Bank or any other bank or person  involved  in the  transfer of funds to or from the  Blocked  Accounts  arising  out of Agent's  payments  to or indemnification  of such bank or person.  The obligation of Borrowers to reimburse  Agent,  for such  amounts  pursuant to this Section 8.1 shall survive the termination of this Agreement.

(d)      It is expressly  agreed by each Borrower  that,  anything  herein to the contrary  notwithstanding,  such Borrower shall remain liable under each
         of  its  Contracts,   licenses  and  other  agreements,   documents  and
         instruments  evidencing Inventory,  Accounts and the other Collateral to observe and perform all the  conditions  and  obligations to be observed and  performed  by it  thereunder.  Neither  Agent nor any Lender  shall have any  obligation or liability  under any such  Contract,  license or agreement by reason of or arising out of this  Agreement or the granting herein of a security  interest  therein  or the  receipt by Agent or any
         Lender  of  any  payment  relating  to any  such  Contract,  license  or agreement  pursuant  hereto.  Neither  Agent  nor any  Lender  shall  be required  or  obligated  in any manner to perform or fulfill  any of the obligations  of any  Borrower  under or pursuant  to any such  Contract, license or agreement,  or to make any payment, or to make any inquiry as to the nature or the  sufficiency  of any payment  received by it or the sufficiency  of any  performance  by any party under any such  Contract, license or agreement,  or to present or file any claims,  or to take any action to collect  or  enforce  any  performance  or the  payment of any amounts  which  may  have  been  assigned  to it or to  which  it may be entitled at any time or times.

(e)      All  Chattel  Paper  shall be marked with the  following  legend:  "This writing and the  obligations  evidenced or secured hereby are subject to the security  interest of The CIT  Group/Commercial  Services,  Inc., as
         Agent  for  the  benefit  of  itself  as  a  Lender  and  certain  other
         Lenders."  For  Agent's  further  security,  each  Borrower  agrees that
         Agent  shall have a security  interest in all of such  Borrower's  books and records  pertaining to the  Collateral  and, upon the occurrence and during the  continuance  of any Event of Default,  such  Borrower  shall deliver  and turn  over any such  books and  records  to Agent or to its
         representatives   at  any  time  on  demand  of  Agent.   Prior  to  the
         occurrence  of a Default or Event of Default and upon notice from Agent, each Borrower shall permit any  representative  of Agent to inspect such books and records and shall provide  photocopies  thereof to Agent,  for the  benefit of Agent and  Lenders,  as more  specifically  set forth in this Agreement.

SECTION 8.2       Inspection,  Verification and Notification.  The Agent and each
Lender (by any of their  officers,  employees or agents)  shall have the right at any time or times upon reasonable  notice (the requirement for reasonable  notice to apply  only so long as no  Default or Event of  Default  has  occurred  and is continuing)  to (a) visit the  properties of each Borrower and its  Subsidiaries,
inspect  the   Collateral   and  the  other  assets  of  such  Borrower  and  its
Subsidiaries  and  inspect and make  extracts  from the books and records of such
Borrower and its Subsidiaries,  including but not limited to management  letters, prepared by  independent  accountants,  all during  customary  business  hours at such  premises;  (b) discuss  such  Borrower's  and its  Subsidiaries'  business, assets,  liabilities,  financial  condition,  results of operations  and business prospects,  insofar  as the same are  reasonably  related  to the  rights  of the
Agent or the  Lenders  hereunder  or under any of the Loan  Documents,  with such
Borrower's  and  its  Subsidiaries'  (i)  principal  officers,  (ii)  independent accountants,  and (iii) any other Person  (except that any such  discussion  with any third  parties  shall be  conducted  in  accordance  with the Agent's or such
Lender's  standard  operating  procedures  relating  to  the  maintenance  of the confidentiality  of  confidential  information  of  borrowers);  (c)  verify  the validity,  amount,  quantity,  value  and  condition  of,  or  any  other  matter relating to, the  Accounts,  Inventory or any of the other  Collateral  in person or by mail,  telephone,  telegraph or otherwise and in this connection to review, audit  and make  extracts  from  all  records  and  files  related  to any of the
Collateral;  and (d) on and  after an Event of  Default,  to notify  the  Account
Debtors or obligors under any Accounts,  of the assignment of such  Collateral to the Agent,  for the benefit of the Lenders,  and to direct such Account Debtor or obligors  to  make  payment  of all  amounts  due  or to  become  due  thereunder directly  to  the  Agent,  for  the  account  of  the  Lenders,  and,  upon  such notification  and at the expense of such Borrower,  to enforce  collection of any such  Accounts  and to  adjust,  settle  or  compromise  the  amount  or  payment thereof,  in the same manner and to the same extent as such  Borrower  might have done.  Each Borrower  will deliver to the Agent,  for the benefit of the Lenders, any  instrument  necessary  for it or any  Lender  to  obtain  records  from  any service bureau maintaining records on behalf of such Borrower

SECTION 8.3       Inventory Covenants.

(a)      All sales of Inventory will be made in compliance with all  requirements of Applicable Law.

(b)      Each Borrower  shall notify the Agent in writing  promptly  upon, but in no event  later than three (3)  Business  Days  after,  learning  of any
         Eligible  Inventory with a value in excess of $250,000 that becomes,  or such  Borrower  believes  will become,  ineligible,  and of the cause of such  ineligibility,  except for any such circumstance  occurring in the ordinary  course  of  business  which  has been  appropriately  reserved against, as reflected in financial  statements  previously  delivered to the Agent and the Lenders pursuant to Section 6.1(m) or Article 10.

(c)      No Borrower  shall  consign  Inventory to any Person except as disclosed
         in  the  Schedule  of  Inventory   delivered   immediately   after  such
         consignment.

(d)      Each  Borrower  shall  permit  the  Agent or an agent or  representative thereof,  to conduct appraisals of the Inventory at the cost and expense of the  Borrowers at such times as Agent  determines  to be necessary in its discretion.

(e)      Each Borrower  shall  maintain a perpetual  method of Inventory  control and will at all times keep  complete and  accurate  records of Inventory on a basis  consistent  with past practices of such Borrower,  itemizing and  describing  the  kind,  type and  quantity  of  Inventory  and such
         Borrower's Cost therefor and a current price list for such Inventory.

(f)      Each  Borrower  will  take  a  physical  count  of  Inventory,  wherever located,  at least  annually  and shall  reconcile  the  results of such
         physical   Inventory  counts  to  each  Borrower's   Inventory  records;
         provided,  that, if the Borrowers  take regular cycle counts  supervised by the  Borrowers'  internal  audit  function and such counts are relied upon by the Borrowers'  external  auditors,  then the Borrowers will not be  required  to  perform  physical  counts..  Upon the  request  of the
         Agent,  each Borrower shall deliver to the Agent,  copies of the results of any  physical  Inventory  count  showing  in  reasonable  detail  the locations of and values for specific  items of Inventory  and such other information and supporting  documents regarding Inventory that the Agent deems necessary

SECTION 8.4       Returned  Inventory.  The  Security  Interest in the  Inventory
shall,  without further act, attach to the cash and non-cash  proceeds  resulting from  the  sale or  other  disposition  thereof  and to all  Inventory  which  is returned to any Borrower by customers or is otherwise recovered.

SECTION 8.5

         Ownership and Defense of Title.

(a)      Except for  Permitted  Liens,  each  Borrower  shall at all times be the sole owner or lessee of each and every item of Collateral  and shall not create any lien on, or sell, lease, exchange,  assign, transfer, pledge,
         hypothecate,   grant  a  security  interest  or  security  title  in  or
         otherwise  dispose of, any of the  Collateral  or any interest  therein, except for sales of Inventory in the  ordinary  course of business,  for cash or on open  account or on terms of payment  ordinarily  extended to its customers,  and except as otherwise  expressly  permitted under this
         Agreement.  The  inclusion of  "proceeds"  of the  Collateral  under the
         Security  Interest  shall not be  deemed a  consent  by the Agent or the
         Lenders  to any other  sale or other  disposition  of any part or all of the Collateral.

(b)      Each Borrower shall defend its title,  and use  commercially  reasonable efforts to defend its  leasehold  interest  in and to, and the  Security
         Interest  in, the  Collateral  against  the  claims  and  demands of all
         Persons.

SECTION 8.6       Insurance.

(a)      The Borrowers  shall maintain  insurance  against loss or damage by fire with extended coverage; theft, burglary,  pilferage and loss in transit;
         public liability and third party property damage; larceny,  embezzlement or other criminal  liability;  business  interruption;  public liability and third  party  property  damage;  and such  other  hazards or of such other types as is customary  for Persons  engaged in the same or similar business,  as the Agent, in its discretion,  shall specify,  in amounts, and under policies reasonably acceptable to Agent.

(b)      All  insurance   policies   required   under  Section  8.6(a)  shall  be
         maintained  with  financially  sound and  reputable  insurers  having at least an A+ or better rating from Best Rating Guide,  and shall name the
         Agent,  for the benefit of the  Lenders,  as an  additional  insured and shall  contain loss  payable  clauses in form and  substance  reasonably satisfactory  to the Agent,  naming the  Agent,  for the  benefit of the
         Lenders, as loss payee, as its interests may appear, and providing that:

         (i)      all proceeds thereunder relating to Collateral shall be payable to the Agent, for the benefit of the Lenders;

         (ii)     no such insurance shall be affected  by any act or  neglect  of the insurer or owner of  the property described in such policy,
                  and

         (iii)    such  policy  and  loss  payable  clauses may not be  canceled, amended or terminated unless at least  thirty  (30) days  prior written notice  is given to the  Agent (or such  lesser  notice period with respect to non-payment of premiums, but in no event less than ten (10) days).

(c)      Any  proceeds of  insurance  referred  to in this  Section 8.6 which are paid to the Agent in connection with the Collateral,  for the account of the Lenders  shall be applied at the election of the  Required  Lenders, in their  sole  discretion,  (i) to the  payment  or  prepayment  of the
         Secured  Obligations or (ii) to rebuild,  restore or replace the damaged or destroyed property.

(d)      Each Borrower  irrevocably  makes,  constitutes  and appoints Agent (and all officers,  employees or agents  designated by Agent), so long as any
         Event  of  Default  shall  have  occurred  and  be  continuing  as  such
         Borrower's  true and lawful agent and  attorney-in-fact  for the purpose of making,  settling and adjusting claims under such "All Risk" policies of insurance,  endorsing the name of such Borrower on any check or other item of  payment  for  the  proceeds  of such  "All  Risk"  policies  of insurance and for making all  determinations  and decisions with respect to such "All Risk"  policies of insurance;  provided,  however,  that in the  event  that any claim  which is or could be made  under any of such insurance  policies  exceeds  $500,000  no such claim  shall be settled, compromised  or  finally  determined,  except  with  the  prior  written consent of Agent.  Agent  shall have no duty to  exercise  any rights or powers granted to it pursuant to the foregoing  power-of-attorney.  Each
         Borrower  shall  promptly   notify  Agent  of  any  loss,   damage,   or
         destruction  to the  Collateral  in the  amount  of  $500,000  or  more,
         whether  or  not  covered  by  insurance.   After  deducting  from  such
         insurance  proceeds  the  expenses,  if any,  incurred  by  Agent in the collection or handling  thereof,  Agent shall apply such proceeds as set forth in  Section 8.6(c).  If Agent permits such  insurance  proceeds to be applied to the replacement,  repair, restoration or rebuilding of the damaged  Collateral,  and  no  Event  of  Default  has  occurred  and is continuing,  then Agent  shall  first  apply the  proceeds to reduce the outstanding  principal  balance of the  Revolving  Credit  Loans  (which application  shall not result in a permanent  reduction of the Revolving
         Credit  Facility  Amount)  and  upon  such   application,   Agent  shall
         establish a reserve  against the  Borrowing  Base in an amount  equal to the  amount of such  proceeds  so  applied  (the  "Insurance  Reserve").
         Thereafter,  such funds  shall be made  available  to such  Borrower  to provide funds to replace,  repair,  restore or rebuild the Collateral as follows:  (i) such  Borrower  shall  request  an  Advance  in the amount requested to be released;  (ii) so long as the  conditions  set forth in
         Article 2 and  Section 5.2 have been met,  the  Lenders  shall make such
         Advance;  and (iii) the Insurance  Reserve  established  with respect to such  insurance  proceeds  shall  be  reduced  by  the  amount  of  such
         Advance. To the extent not used to replace,  repair,  restore or rebuild the  Collateral,  such proceeds shall be applied to the reduction of the
         Secured Obligations in accordance with Section 4.3(c).

SECTION 8.7       Records  Relating  to  Collateral;   Location  of  Offices  and
Collateral.

(a)      Each Borrower  will at all times keep  complete and accurate  records of all Collateral.

(b)      No  Borrower  will  use,  represent  or hold  out the  Trade  Names in a corporate  manner or use any  designation  that would identify the Trade
         Names as a corporation or other separate  entity or  organization  (i.e.
         "Inc.",  "Corp." or "Limited" shall not be used) but shall only use such names so that it will be clearly  understood  that they are merely Trade
         Names of such Borrower.

(c)      No Borrower will change its jurisdiction of incorporation,  registration or formation,  the location of its chief  executive  office or the place where it keeps its books  and  records  relating  to the  Collateral  or change its name,  its  identity  or  corporate  structure  in any manner which  might  make  any  Financing  Statement  or other  UCC  amendment, assignment  or  continuation  statement  filed  in  connection  herewith seriously  misleading  within the meaning of Sections 9-506 and 9-507 of the Uniform  Commercial Code or any other then  applicable  provision of the Uniform Commercial Code of any other relevant jurisdiction,  without giving the Agent  sixty  (60) days  prior  written  notice  thereof  and complying with the requirements and conditions of Section 8.7(f).

(d)      All  Inventory,  other than  Inventory in transit to any such  location, will at all times be kept by each  Borrower at one of the  locations set forth in  Schedule  6.1(s)  and shall not,  without  giving the Agent at least  thirty  (30) days prior  written  notice and  complying  with the requirements  and  conditions  of  Section  8.7(f)  hereof,  be  removed therefrom  except (i) to another  location on Schedule  6.1(s),  or (ii)
         for sales of Inventory permitted under Section 8.5(a).

(e)      If  any  Inventory  is in  the  possession  or  control  of  any  of any
         Borrower's agents or processors,  each Borrower shall notify such agents or  processors of the Security  Interest and, upon the  occurrence of an
         Event of Default,  shall  instruct  them (and cause them to  acknowledge such  instruction)  to hold all such  Inventory  for the  account of the
         Agent,  for the benefit of the Lenders,  subject to the  instructions of the Agent.

(f)      After  Agent's  written   acknowledgment   that  any  reasonable  action
         requested by Agent in  connection  with any changes  covered by Sections
         8.7(c) or (d), including  continuation of the perfection of any Liens in favor  of  Agent,  on  behalf  of the  Agent  and  the  Lenders,  in any
         Collateral,  has been  completed or taken,  each Borrower may change its jurisdiction of incorporation,  registration or formation,  the location of its  Collateral or the location  where it keeps its books and records relating to the  Collateral,  provided that any such new location  shall be in the  continental  United States,  or change its name, its identity or its  corporate  structure.  No Borrower  shall change its fiscal year to a year  ending  in any day  other  than  the  Fiscal  Year end of the
         Borrowers.

SECTION 8.8       Information and Reports.

(a)      Schedule of Accounts;  Sales  Journal:  Each  Borrower  shall deliver to the Agent on or before  the  Effective  Date and no later  than five (5)
         Business  Days after the end of each Fiscal Month  thereafter a Schedule of  Accounts  which  (i)  shall  be as of the last  Business  Day of the immediately  preceding  month,  (ii) shall be reconciled to the Accounts
         Borrowing  Base  Certificate  as of such last  Business  Day;  and (iii)
         shall set forth a  detailed  aged  trial  balance  of all then  existing
         Accounts for such  Borrower.  Each  Borrower  shall deliver to the Agent no later than five (5) Business  Days after the end of each Fiscal Month such  Borrower's  sales  journal for the  immediately  preceding  Fiscal
         Month in form and substance satisfactory to the Agent.

(b)      Collection  Reports.  Each Borrower  shall deliver to the Agent no later than five (5)  Business  Days after the end of each Fiscal Month of such
         Borrower,  a Collection  Report containing  information,  as of the last
         Business Day of such  Borrower's  immediately  preceding  Fiscal  Month, regarding  Receipts,  deposits and  expenditures  on and with respect to each  Business  Day of such Fiscal Month and such other  information  as the  Agent may  request  including,  without  limitation,  credit  memos issued by any  Borrower,  deductions  taken by any  Account  Debtor  and information  pertaining  to any other  reduction  in Eligible  Accounts.
         Upon  request of the Agent,  each  Borrower  shall  deliver to the Agent copies of bank  statements and checks,  drafts or other items of payment deposited  by or on  behalf of such  Borrower  in any  Deposit  Account,
         including,   without   limitation,   the   Blocked   Accounts   and  the
         Disbursement  Accounts,  together  with copies of deposit slips for each deposit,  and such other information  regarding  Receipts,  expenditures and Deposit  Account  balances as the Agent may request.  Each  Borrower shall  immediately  (i) notify the Agent of any  changes,  additions  or deletions  to  Schedule  6.1(ee),  and (ii)  prepare  and  deliver a new
         Schedule 6.1(ee) reflecting such changes, additions and deletions.

(c)      Schedule of  Inventory.  Each Borrower  shall  deliver to the Agent,  no later than ten (10)  Business Days after the end of each Fiscal Month of such  Borrower,  a Schedule of Inventory as of the last  Business Day of the immediately  preceding Fiscal Month of such Borrower.  Each Schedule of Inventory  shall  itemize and describe the kind,  type,  quantity and location of Inventory and the cost  thereof,  and shall be reconciled to the balance of Inventory as set forth in the Consolidated  Balance Sheet as of such date.

(d)      Borrowing Base  Certificates.  The Borrowers shall deliver to the Agent,
         (i) a daily  Accounts  Borrowing  Base  Certificate  prepared  as of the close of business of the  previous  Business Day and (ii) not later than ten (10)  Business Days after the end of each Fiscal Month of Borrowers, an  Inventory  Borrowing  Base  Certificate  prepared as of the close of business of the last Business Day of the previous Fiscal Month.
(e)      Notice of  Diminution of Value.  Each Borrower  shall give prompt notice to the  Agent of any  matter  or event  which  has  resulted  in, or may result  in,  the  diminution  in  excess of  $500,000  with  respect  to
         Inventory and any other  Collateral,  except for any such  diminution in the  value of any  Accounts  or  Inventory  in the  ordinary  course  of business which has been appropriately  reserved against, as reflected in financial  statements  previously delivered to the Agent and the Lenders pursuant to Section 6.1(m) or Article 10.

(f)      Accounts  Payable  Report.  Each Borrower  shall deliver to the Agent no later than five (5)  Business  Days after the end of each Fiscal Month a detailed  aged balance as of the last  Business  Day of the  immediately preceding month of all then existing  accounts payable for such Borrower in form and substance satisfactory to the Agent.

(g)      Additional  Information.  The  Agent  may in its  reasonable  discretion from time to time  request  that the  Borrowers  deliver the  schedules, certificates  or reports  described in Sections  8.8(a) through (f) more or  less  often  and on  different  schedules  than  specified  in  such sections.  The  Borrowers  shall  also  furnish  to the  Agent  and each
         Lender such other  information  with  respect to the  Collateral  as the
         Agent or such Lender may from time to time reasonably request.

(h)      Certification.  Each of the  schedules  delivered to the Agent  pursuant to this  Section 8.8 shall be  certified  by a Financial  Officer of the
         Borrowers  to be true,  correct and  complete  as of the date  indicated
         thereon.

SECTION 8.9

         Covenants Regarding Intellectual Property Collateral.

(a)      Each Borrower shall notify  Agent immediately   if  it  knows  that  any
         application or registration  relating to any Intellectual  Property (now or hereafter  existing)  may become  abandoned or  dedicated,  or of any adverse  determination or development  (including the institution of, or any such  determination  or development in, any proceeding in the United
         States Patent and Trademark  Office,  the United States Copyright Office
         or any court)  regarding such Borrower's  ownership of any  Intellectual
         Property,  its right to register the same, or to keep,  use and maintain the same.

(b)      Promptly after the date on which any Borrower  acquires any Intellectual
         Property,  such Borrower  shall execute and deliver any and all security agreements  with  respect  to such  Intellectual  Property  as Agent may request  to  evidence  Agent's  security  interest,  for the  benefit of itself and the Lenders, in such Intellectual  Property,  and the General
         Intangibles of such Borrower relating thereto or represented thereby.

(c)      Each Borrower shall take all actions  necessary or requested by Agent to
         maintain   and  pursue  each   application,   to  obtain  the   relevant
         registration  and to maintain  the  registration  with respect to all of its  Intellectual  Property (now or hereafter  existing),  including the filing of  applications  for renewal,  affidavits of use,  affidavits of non-contestability  and opposition  and  interference  and  cancellation proceedings.

(d)      In the event that any of the  Intellectual  Property is infringed  upon, or  misappropriated  or diluted by a third party,  each  Borrower  shall
         notify  Agent  promptly  after  such  Borrower  learns   thereof.   Each
         Borrower  shall  promptly  sue  for  infringement,  misappropriation  or dilution  and to  recover  any and all  damages  for such  infringement, misappropriation  or  dilution,  and shall  take such  other  actions as
         Agent shall deem  appropriate  under the  circumstances  to protect such
         Intellectual Property.

SECTION 8.10      Landlord  and Other  Waivers.  Each  Borrower  shall timely and fully pay and  perform  its  obligations  under all leases  and other  agreements with  respect to each third  party  location  where any  Collateral  is or may be located.  On or prior to the Effective  Date,  and after the Effective Date prior to locating  Collateral at any third party location,  each Borrower shall use its best  efforts to obtain from each  landlord  and  mortgagee  of, and bailee (with respect to any warehouse,  processor,  converter or other storage facility) at, a location  where  Collateral  is, or is to be,  stored or held,  an  agreement  or letter  which  shall  contain  a waiver or  subordination  of all Liens or claims that such  landlord,  mortgagee or bailee may assert  against the  Collateral  at such  location,  a consent to enter or use such  location  for sale or removal of the  Collateral,  and which shall otherwise be satisfactory in form and substance to the Agent  (each,  a "Waiver and  Consent").  If the  Borrowers  are unable to obtain a Waiver  and  Consent  with  respect to a location  where  Collateral  is stored or held,  Agent  may,  at its  option,  remove  such  Collateral  from the
Borrowing  Base,  if  applicable,  or establish a reserve  against the  Borrowing
Base  sufficient,  based  upon  the  determination  of  the  Agent  in  its  sole discretion,  to  insure  that  there  will be no  impairment  of the  Collateral.
Nothing  contained in this  Section 8.10 shall impair or otherwise  modify any of
Agent's  rights under this  Agreement,  including,  without  limitation,  Agent's rights  pursuant  to the  respective  definitions  of  "Eligible  Inventory"  and
"Borrowing Base."

SECTION 8.11      Control  Agreements.  On or  before  the  Effective  Date  and, after the  Effective  Date,  prior to  establishing  a  securities,  commodities, credit card processing or other  financial  account  (individually,  a "Financial
Account",  and collectively,  "Financial  Accounts"),  each Borrower shall obtain from  each  financial  institution  where  a  Financial  Account  is held by such
Borrower,  a Control Agreement  reasonably  satisfactory in form and substance to
Agent.  If any Borrower is unable to obtain a Control  Agreement  with respect to such account or program,  Agent may, at its option,  establish a reserve  against the Borrowing Base sufficient,  based upon the  determination of the Agent in its sole  discretion,  to insure that there will be no impairment of the  Collateral.
Nothing  contained in this  Section 8.11 shall impair or otherwise  modify any of
Agent's  rights under this  Agreement,  including,  without  limitation,  Agent's rights pursuant to the definition of "Borrowing Base."

SECTION 8.12      Real Estate and Fixtures.  The  Borrowers  shall deliver to the
Agent,  for the benefit of itself as Agent and the  Lenders,  with respect to any
Borrower's  acquisition of any interest in any Real Estate,  an executed Mortgage in form and  substance  satisfactory  to the Agent,  conveying to the Agent,  for the  benefit  of  itself  and the  Lenders,  a first  priority  Lien on such Real
Estate and the Fixtures  thereon,  subject only to Permitted Liens and such prior
Liens as the  Agent  shall  consent  to in  writing.  The  Borrowers  shall  also deliver to the Agent at the Borrowers'  expense (i) a mortgagee  title  insurance policy in favor of the Agent and the  Lenders  insuring  such  Mortgage to create and convey such Lien,  subject only to such exceptions  consented to by the Agent and (ii) such other  agreements,  instruments,  certificates  and documents  with respect to such Real Estate and  Fixtures as the Agent may  request,  all in form and substance satisfactory to the Agent.

ARTICLE IX.
                              AFFIRMATIVE COVENANTS

                  Until the Revolving  Credit  Facility has been  terminated  and all the Secured  Obligations have been paid in full,  unless the Required Lenders shall  otherwise  consent  in the  manner  provided  for in  Section  15.9,  each
Borrower will, and will cause each of its Subsidiaries to:

SECTION 9.1       Preservation  of  Corporate   Existence  and  Similar  Matters.
Preserve and  maintain  its legal  existence,  rights,  franchises,  licenses and privileges  in the  jurisdiction  of its  incorporation  or formation and qualify and remain  qualified as a foreign  entity and  authorized to do business in each jurisdiction  in which  the  character  of its  properties  or the  nature of its business requires such  qualification or authorization,  except where the failure to do so would not have a  Materially  Adverse  Effect on such  Borrower  and its
Subsidiaries taken as a whole.

SECTION 9.2       Compliance   with   Applicable  Law.  Comply  in  all  material
respects with all Applicable Laws relating to such Borrower or any Subsidiary.

SECTION 9.3       Maintenance   of   Property.   In  addition   to,  and  not  in
derogation of, the requirements of the Security Documents,

(a)      protect  and  preserve  all   properties   material  to  its   business,
         including,  without  limitation,  Equipment and  Intellectual  Property, maintain  all tangible  properties  in good  repair,  working  order and condition in all material respects,  with reasonable  allowance for wear and tear, and exercise proper custody over all such property;

(b)      from time to time make or cause to be made all  needed  and  appropriate
         repairs,  renewals,   replacements  and  additions  to  such  properties
         necessary for the conduct of its business,  so that the business carried on in connection therewith may be properly and advantageously  conducted at all times; and

(c)      obtain  and  maintain  all  patents,   trademarks,   licenses,  permits,
         franchises,  and  governmental   authorizations  necessary  to  own  its
         property and to conduct its business as conducted on the Agreement  Date or as otherwise permitted under Section 9.4.

SECTION 9.4       Conduct  of  Business.  At all  times  engage  only in the same types and lines of business of such Borrower as the  businesses  conducted on the
Effective Date.

SECTION 9.5       Insurance.  Maintain,  in addition to the coverage  required by
Section 8.6 and the Security  Documents,  insurance  with  responsible  insurance companies  against  such risks and in such amounts as is  customarily  maintained by  similar  businesses  or as may be  required  by  Applicable  Law,  including, without  limitation,  public liability,  product liability,  third party property damage and  business  interruption  insurance,  and from time to time  deliver to the Agent or any Lender upon its request a detailed  list of the  insurance  then in effect,  stating the names of the insurance  companies,  the amounts and rates of the  insurance,  the dates of the  expiration  thereof and the  properties and risks covered thereby.

SECTION 9.6       Payment  of  Taxes  and  Claims.   Except  as   nonpayment   is
permitted  or payment is  prohibited  by the  Bankruptcy  Code or the  Bankruptcy
Court,  pay or discharge  when due (a) all Charges and other  taxes,  assessments and  governmental  levies  imposed  upon it or upon its income or profits or upon any  properties  belonging  to it,  except that real  property  ad valorem  taxes shall be deemed to have been so paid or  discharged  if the same are paid  before they become  delinquent,  and (b) all lawful  claims of  materialmen,  mechanics, carriers,  warehousemen and landlords for labor, materials,  supplies and rentals which,  if  unpaid,  might  become  a Lien on any  properties  of such  Borrower;
except that this  Section 9.6 shall not require the payment or  discharge  of any
Charge which is being  contested  in good faith by  appropriate  proceedings  and for which reserves in respect of the reasonably  anticipated  liability  therefor have been appropriately established.

SECTION 9.7       Accounting  Methods and  Financial  Records.  Maintain a system of  accounting,  and keep such books,  records and accounts  (which shall be true and  complete),  as  may  be  required  or as  may be  necessary  to  permit  the
preparation  of  financial   statements  in  accordance  with  GAAP  consistently
applied.

SECTION 9.8       Use of Proceeds.

(a)      Use the proceeds of the Advances  under the  Revolving  Credit  Facility
         (i) for the payment of the  Pre-Petition  Indebtedness  and (ii) working capital purposes or as is otherwise expressly authorized herein;

(b)      Not use any part of such  proceeds to purchase or, to carry or reduce or retire or  refinance  any credit  incurred  to  purchase  or carry,  any margin  stock  (within  the  meaning  of  Regulation  U of the  Board of
         Governors  of the  Federal  Reserve  System)  or, in any event,  for any purpose  which would  involve a  violation  of such  Regulation  U or of
         Regulation  T or X of  such  Board  of  Governors,  or for  any  purpose prohibited by law or by the terms and conditions of this Agreement; and

(c)      Not use any part of such proceeds to (i) make any  distribution  under a plan or  reorganization  in the Chapter 11 Cases or (ii)  finance in any way any action, suit, arbitration,  proceeding,  application,  motion or other  litigation  of any type  adverse to the  interests  of the Agent, the Lenders,  the Pre-Petition Agent, the Pre-Petition  Lenders or their rights and remedies under this Agreement,  the other Loan Documents, the
         Pre-Petition Loan Agreement, the Interim Order or the Final Order.

SECTION 9.9       Hazardous Waste and Substances; Environmental Requirements.

(a)      In addition to, and not in derogation  of, the  requirements  of Section
         9.2  and  of the  Security  Documents,  substantially  comply  with  all
         Environmental  Laws and all  Applicable  Laws  relating to  occupational health and safety (except for instances of noncompliance  that are being contested  in good  faith by  appropriate  proceedings  if  reserves  in respect of such Borrower's or such Subsidiary's  reasonably  anticipated
         liability  therefor  have  been  appropriately  established),   promptly
         notify the Agent of its receipt of any written  notice of a violation of any such  Environmental Laws or other such Applicable Laws and indemnify and hold the  Agent  and the  Lenders  harmless  from all  Environmental
         Liabilities  incurred  by or  imposed  upon the  Agent or any  Lender on account of such  Borrower's  failure to perform  its  obligations  under this Section 9.9.

(b)      Such  Borrower  shall not cause or permit a Release  of any  Contaminant on, at,  in,  under,  above,  to,  from or about any of the Real  Estate where such Release  would (a) violate in any respect,  or form the basis for any  Environmental  Liabilities  under,  any  Environmental  Laws or
         Environmental  Permits or (b)  otherwise  adversely  impact the value or marketability of any of the Real Estate or any of the Collateral,  other than such  violations or impacts which could not  reasonably be expected to have a Materially Adverse Effect on such Borrower.

SECTION 9.10      Further  Assurances.  Upon the  request of the  Agent,  to duly execute and deliver,  or cause to be duly  executed and  delivered,  to the Agent such  further  instruments  and do and cause to be done such  further acts as may be  necessary  in the  reasonable  opinion of the Agent to carry out the  express provisions of this Agreement or any other Loan Document.

ARTICLE X.
                                   INFORMATION

                  Until the Revolving  Credit  Facility has been  terminated  and all the Secured  Obligations have been paid in full,  unless the Required Lenders shall  otherwise  consent in the manner set forth in Section 15.9,  the Borrowers will furnish to the Agent and to each Lender at the offices then  designated  for such notices pursuant to Section 15.1:

SECTION 10.1

         Financial Statements.

(a)      Reserved.

(b)      Monthly  Financial  Statements.  As soon as available,  but in any event within  thirty (30) days after the end of each Fiscal  Month,  copies of the  unaudited  Consolidated  Balance  Sheet and  Consolidating  Balance
         Sheet  as at the end of such  Fiscal  Month  and the  related  unaudited income  statement  for such  Fiscal  Month  and for the  portion  of the
         Fiscal Year  through  such Fiscal  Month,  together  with  consolidating statements  for the  Borrowers  and  their  subsidiaries,  in each  case setting forth in  comparative  form the figures for the previous  Fiscal
         Year (including,  without  limitation,  a comparison to the then current projected budget figures for the current Fiscal Year),  certified by the
         Financial  Officer as  presenting  fairly the  financial  condition  and results of operations of the Borrowers and their  Subsidiaries as at the date thereof and for the periods  ended on such date,  subject to normal quarterly and year end adjustments.  Such financial  statements shall be
         complete  and  correct  in  all   material   respects  and  prepared  in
         accordance  with GAAP (except for the  omission of footnotes  and normal
         year-end  adjustments)  applied  consistently   throughout  the  periods
         reflected therein.

(c)      Reserved.

SECTION 10.2      Reserved.

SECTION 10.3      Officer's   Certificate.   Together   with  each   delivery  of
financial  statements required by Section 10.1(a),  (b) and (c), a certificate of the Chief Executive  Officer,  President or a Financial  Officer of the Borrowers
(a) stating  that,  based on an  examination  sufficient to enable him to make an informed  statement,  no Default  or Event of  Default  exists or, if such is not the case,  specifying  such  Default or Event of Default and its nature,  when it occurred,  whether it is  continuing  and the steps being taken by the  Borrowers with  respect  to such  Default  or Event  of  Default,  (b)  setting  forth  the calculations  necessary  to  establish  whether  or not  the  Borrowers  were  in compliance  with the covenants  contained in Section 11.5, as of the date of such statements,  and  (c)  stating  whether  the  financial  covenants  contained  in
Section 11.1 are  applicable  and, if they are,  setting  forth the  calculations necessary to  establish  whether or not the  Borrowers  were in  compliance  with such covenants.

SECTION 10.4      Copies of Other Reports.

(a)      Promptly upon receipt thereof,  copies of any management letters and any other  reports  disclosing  any  internal  control  or  deficiencies  or weaknesses  with respect to the  Borrowers  submitted to any Borrower or its Board of Directors by its independent public accountants.

(b)      As soon as practicable,  copies of all financial  statements and reports that any Borrower  shall send to its  shareholders  generally and of all registration  statements  and all regular or periodic  reports which any
         Borrower shall file with the  Securities and Exchange  Commission or any successor commission.

(c)      From time to time and as soon as reasonably  practicable  following each
         request,  such  forecasts,  data,  certificates,   reports,  statements,
         opinions of counsel,  documents  or further  information  regarding  the
         business,   assets,   liabilities,   financial  condition,   results  of
         operations   or  business   prospects   of  the   Borrowers   and  their
         Subsidiaries  as the Agent or any Lender  may  reasonably  request.  The rights of the Agent  and the  Lenders  under  this  Section  10.4 are in addition  to and not in  derogation  of their  rights  under  any  other provision of this Agreement or of any other Loan Document.

(d)      If requested by the Agent or any Lender,  such  Borrower will furnish to
         the  Agent  and  the  Lenders   statements   in   conformity   with  the
         requirements  of  Federal  Reserve  Form  G-3  or  U-1  referred  to  in
         Regulation U of the Board of Governors of the Federal Reserve System.

SECTION 10.5      Notice of Litigation and Other Matters.  Prompt notice of:

(a)      the commencement,  to the extent the Borrowers are aware of the same, of all  proceedings  and  investigations  by or before any  governmental or non-governmental  body and all actions and  proceedings  in any court or before  any  arbitrator  against  or in any  other  way  relating  to or
         affecting  any  Borrower,   any  of  its  Subsidiaries  or  any  of  any
         Borrower's   or  any  of  its   Subsidiaries'   properties,   assets  or
         businesses,  which  might,  singly  or in the  aggregate,  result in the occurrence  of a  Default  or an Event of  Default,  or have a  Material
         Adverse Effect on such Borrower and its Subsidiaries, taken as a whole,

(b)      without in any way  limiting  subsection  (a) hereof,  the  commencement against any  Borrower  or any of their  respective  Subsidiaries  of any involuntary  bankruptcy  proceeding,  immediately upon receipt by any of them of  notice  of  commencement  thereof  or  pleadings  with  respect thereto,

(c)      any  amendment  of the  articles  of  incorporation,  by-laws  or  other similar  organizational  documents  of  such  Borrower  or  any  of  its
         Subsidiaries,

(d)      any change in the business,  assets,  liabilities,  financial condition, results of  operations  or business  prospects of any Borrower or any of its Subsidiaries  which has had or is reasonably  likely to have, singly or in the  aggregate,  a Materially  Adverse  Effect on such Borrower or its  Subsidiaries,  taken  as a  whole,  and  any  change  in the  Chief
         Executive  Officer,   President  or  Chief  Financial  Officer  of  such
         Borrower, and

(e)      any Default or Event of Default or any event which  constitutes or which with the passage of time or giving of notice or both would  constitute a default or event of default by such Borrower or any of its  Subsidiaries under  any  material  agreement  to which  such  Borrower  or any of its
         Subsidiaries  is  a  party  or  by  which  such  Borrower,  any  of  its
         Subsidiaries  or  any of  such  Borrower's  or any of its  Subsidiaries'
         properties may be bound.

SECTION 10.6      ERISA.  As soon as  possible  and in any event  within five (5)
days after such Borrower knows, or has reason to know, that:

(a)      any  Termination  Event  with  respect  to a Plan has  occurred  or will occur, or

(b)      the aggregate  present  value of the Unfunded  Vested  Accrued  Benefits under all Plans is equal to an amount in excess of $0, or

(c)      such Borrower or any of its  Subsidiaries is in "default" (as defined in
         Section 4219(c)(5)   of  ERISA)   with   respect   to   payments   to  a
         Multiemployer  Plan  required  by  reason  of  such  Borrower's  or such
         Subsidiary's  complete or partial  withdrawal  (as  described in Section
         4203 or 4205 of ERISA) from such  Multiemployer  Plan, a certificate  of the President or a Financial  Officer of such Borrower setting forth the details of such event and the action  which is proposed to be taken with respect  thereto,  together  with any  notice  or  filing  which  may be required  by the PBGC or other  agency of the United  States  government with respect to such event.

SECTION 10.7      Accuracy  of  Information.  All written  information,  reports, statements  and other  papers  and data  furnished  to the  Agent or any  Lender, whether  pursuant to this Article 10 or any other  provision of this Agreement or of any other  Loan  Document,  shall  be,  at the time the same is so  furnished, complete  and correct in all  material  respects to the extent  necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

SECTION 10.8      Revisions   or  Updates  to   Schedules.   Should  any  of  the
information or disclosures  provided on any of the Schedules  originally attached hereto  become  outdated or  incorrect  in any material  respect,  such  Borrower shall deliver to the Agent and the Lenders as part of the  officer's  certificate required  pursuant to Section 10.3 such revisions or updates to such  Schedule(s)
as may be  necessary  or  appropriate  to update  or  correct  such  Schedule(s), provided  that no such  revisions or updates to any  Schedule(s)  shall be deemed to have amended,  modified or superseded such Schedule(s) as originally  attached hereto,  or to have  cured any breach of  warranty  or  representation  resulting from the inaccuracy or incompleteness  of any such Schedule(s),  unless and until the  Agent  in the  exercise  of  its  reasonable  credit  judgment,  shall  have accepted in writing such revisions or updates to such Schedule(s).

SECTION 10.9      The  Chapter  11  Cases.  As soon as  available,  copies of all pleadings, motions,  applications,  judicial information,  financial information, and  other  documents  filed on or  behalf of any  Borrower  with the  Bankruptcy
Court or the United States  Trustee in the Chapter 11 Cases,  or  distributed  by or on behalf of any  Borrower  to any  Committee  (except  to the extent any such information is subject to a  confidentiality  agreement between such Borrower and any such Committee).

SECTION 10.10     Budget.  On or before  the  third  Business  Day of every  week after the  Effective  Date, a rolling  thirteen week Budget (on a cash basis) for the Borrowers  and their  Subsidiaries,  detailing (a) for the period  covered by such Budget,  among other things,  projected financial and operating  performance on a line item and  week-by-week  basis and (b) for the  period of time  actually elapsed since the Petition  Date,  among other things,  a comparison of actual to budgeted  financial and  operating  performance  on a line item and  week-by-week basis,  all in form and substance  satisfactory to the Agent and the Lenders.  No
Budget  shall be  revised  once  approved  by the Agent and the  Lenders  without their  consent,  it being  understood  and  agreed  that  each new  Budget  shall contain  revised  projected  figures  subject  to  approval  of the Agent and the
Lenders as provided in the immediately preceding sentence.

ARTICLE XI.

                               NEGATIVE COVENANTS

                  Until the Revolving  Credit  Facility has been  terminated  and all the Secured  Obligations have been paid in full,  unless the Required Lenders shall  otherwise  consent in the manner set forth in Section  15.9,  no  Borrower will directly or indirectly:

SECTION 11.1      Financial Covenants.  Breach the following financial covenants:

(a)               Minimum  EBITDA.  The Borrower shall not permit EBITDA for each of the  following  respective  periods  to be less than the  EBITDA  set forth opposite each such period:

------------------------------------------------------- ------------------------
                             Period                          Minimum EBITDA
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Fiscal Month ended January 1, 2005                             $-1,250,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Two consecutive Fiscal Months ended January 29, 2005           $-2,250,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Three consecutive Fiscal Months ended February 26, 2005        $-2,500,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Four consecutive Fiscal Months ended April 2, 2005             $-2,750,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Five consecutive Fiscal Months ended April 30, 2005            $-3,000,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Six consecutive Fiscal Months ended May 28, 2005               $-3,500,000
------------------------------------------------------- ------------------------
------------------------------------------------------- ------------------------
Seven consecutive Fiscal Months ended July 2, 2005; eight      $-3,750,000
consecutive Fiscal Months ended July 30, 2005; and nine
consecutive Fiscal Months ended August 27, 2005
------------------------------------------------------- ------------------------

(b)      Adjustments  to  Financial  Covenants  Based  on  Excess   Availability.
         Notwithstanding  anything  contained in this  Agreement to the contrary, until the  occurrence of a Financial  Covenant  Applicability  Date, the
         financial  covenant in Section  11.1(a) shall not apply or be tested for any periods  described in Section  11.1(a).  After the  occurrence  of a
         Financial  Covenant  Applicability  Date,  and until the occurrence of a
         Financial  Covenant  Inapplicability  Date,  the  financial  covenant in
         Section  11.1(a)  shall  apply and be tested (i)  retroactively  for the most  recently  ended  period  described  in  Section  11.1(a)  and (ii)
         thereafter  for any  periods  described  in  Section  11.1(a).  To avoid misunderstanding,  it is understood  and agreed that the occurrence of a
         Financial Covenant  Inapplicability  Date shall not result in the waiver or cure of an Event of Default  that  exists as a result of the  testing
         of   a   financial   covenant   prior   to   such   Financial   Covenant
         Inapplicability Date.

SECTION 11.2      Indebtedness for Money Borrowed.  Create,  assume, or otherwise become or remain  obligated  in respect of, or permit or suffer to exist or to be created,  assumed or incurred or to be  outstanding  any  Indebtedness  for Money
Borrowed, except for Permitted Indebtedness for Money Borrowed.

SECTION 11.3      Guaranties.  Become  or  remain  liable  with  respect  to  any
Guaranty of any obligation of any other Person, except for Permitted Guaranties.

SECTION 11.4      Restricted   Investments.   Make   or   have   any   Restricted
Investment.

SECTION 11.5      Capital  Expenditures.  Make any  Capital  Expenditures  during the following period that exceed in the aggregate the following amount:

------------------------------------------- ----------------------------
                Period                       Maximum Capital Expenditure
------------------------------------------- ----------------------------
Ten Fiscal Months ending October 1, 2005             $2,000,000
------------------------------------------- ----------------------------
SECTION 11.6      Restricted  Distributions  and  Payments.  Declare  or make any
Restricted Distribution or Restricted Payment.

SECTION 11.7      Merger,   Consolidation   and   Sale  of   Assets.   Merge   or
consolidate  with any  other  Person  or sell,  lease or  transfer  or  otherwise dispose of its assets to any Person,  including  its stock or the  capital  stock of any of its  Subsidiaries,  other  than to the  extent  not  prohibited  by the
Bankruptcy  Code or any Order of the  Bankruptcy  Court (i) sales of Inventory in the  ordinary  course of  business;  (ii)  sales of any other  Collateral  to the extent  approved by the Bankruptcy  Court on terms  consented to by the Agent; or
(iii) transfer of assets between Borrowers in the ordinary course of business.

SECTION 11.8      Transactions  with Affiliates.  Effect any transaction with any
Affiliate  or  Subsidiary   (other  than   transactions   between  or  among  the
Borrowers)  on a basis less  favorable to any Borrower  than would be the case if
such   transaction   had  been  effected  with  a  Person  not  an  Affiliate  or
Subsidiary, without the express prior written consent of the Agent.

SECTION 11.9      Liens.  Create,  assume  or  permit or suffer to exist or to be created  or  assumed  any Lien on any of the  Collateral,  other  than  Permitted
Liens.   The  prohibition   provided  for  in  this  Section  11.9   specifically
includes,  without limitation,  any effort by any Borrower, any Committee, or any other  party-in-interest  in the  Chapter 11 Cases to prime or create  pari passu to any claims or  interest  of the Agent or the  Lenders any Lien (other than the
Carve-Out  Expenses up to the  Carve-Out  Amount)  irrespective  of whether  such claims or interest may be "adequately protected."

SECTION 11.10     Operating   Leases.   Enter   into  any  lease   other  than  a
Capitalized  Lease (an  "Operating  Lease"),  which  would  cause  the  aggregate
amount  of  the  Borrowers'   payment   obligations  under  its  Operating  Lease
Obligations  to exceed  $500,000 in the  aggregate  during any Fiscal Year during the term hereof.

SECTION 11.11     Benefit  Plans.  Permit any  condition  to exist in  connection with any Benefit  Plan which might  constitute  grounds for the PBGC to institute proceedings  to have such  Benefit  Plan  terminated  or a trustee  appointed  to administer  such Benefit  Plan,  and any other  condition,  event or  transaction with  respect to any Benefit Plan which could  result in the  incurrence  by such
Borrower  of  any  material  liability,  fine  or  penalty,  including,   without
limitation,  failure  to pay  when  due any  required  minimum  funding  or other payment with respect to any Benefit Plan.

SECTION 11.12     Sales and  Leasebacks.  Enter into any  synthetic  lease or any arrangement  with any Person  providing  for such  Borrower's  leasing  from such
Person any real or personal  property  which has been or is to be sold,  conveyed or transferred, directly or indirectly, by such Borrower to such Person.

SECTION 11.13     Capital  Structure and Business.  (a) Make any material changes
in  any  of  its  business   objectives,   purposes  or  operations  which  could
reasonably  be expected to materially  and adversely  affect the repayment of the
Revolving  Credit  Loans  or  any of  the  other  Secured  Obligations  or  could reasonably  be  expected  to  result  in a  Materially  Adverse  Effect  on  such
Borrower and its  Subsidiaries as a whole,  (b) change its Fiscal Year, (c) amend its charter,  bylaws, limited liability company operating agreement,  partnership agreement  or other  similar  organizational  documents  in a manner  which would adversely  affect  Agent or Lenders or such  Borrower's  duty or ability to repay the  Secured  Obligations  or  (d)  directly  or  indirectly,  create,  organize, acquire  or permit to exist any  Subsidiary  other  than  those  existing  on the
Agreement Date.

SECTION 11.14     No   Impairment   of   Intercompany   Transfers.   Directly  or
indirectly  enter into or become bound by any  agreement,  instrument,  indenture or other  obligation  (other than this  Agreement  and the other Loan  Documents)
which could directly or indirectly  restrict,  prohibit or require the consent of any Person with respect to (a) the payment of dividends or  distributions  to any
Borrower,  (b) the payment of any  Indebtedness  or other  obligation owed to any
Borrower or (c) the making or  repayment  of  intercompany  loans by a Subsidiary of any Borrower to such Borrower.

SECTION 11.15     No  Speculative   Transactions.   Engage  in  any   transaction
involving commodity options,  futures contracts or similar  transactions,  except solely  to hedge  against  fluctuations  in the  prices of  commodities  owned or purchased  by it and the values of foreign  currencies  receivable  or payable by it and interest swaps, caps or collars.

SECTION 11.16     Subordinated Indebtedness.

(a)      Make any payment of all or any part of any Subordinated  Indebtedness or take any other  action or omit to take any other  action in  respect  of
         any   Subordinated   Indebtedness,   except  in   accordance   with  the
         subordination  agreement  relative thereto or, in the case of the Senior
         Subordinated   Notes,  in  accordance   with  the  Senior   Subordinated
         Documents.

(b)      Change, amend, modify or supplement  (collectively,  "Change") the terms of any  Subordinated  Indebtedness  (or any  indenture  or  agreement in connection  therewith)  if the effect of such Change is to: (i) increase the interest  rate on such  Subordinated  Indebtedness;  (ii) change the dates upon which  payments  of  principal  or  interest  are due on such
         Subordinated  Indebtedness other than to extend such dates; (iii) change any  default  or event of  default  other  than to  delete  or make less restrictive  any default  provision  therein,  or add any covenant  with respect to such  Subordinated  Indebtedness;  (iv) change the redemption or prepayment  provisions of such Subordinated  Indebtedness  other than to extend  the  dates  thereof  or to reduce  the  premiums  payable  in connection  therewith;  (v) grant any security or  collateral  to secure payment  of such  Subordinated  Indebtedness;  or (vi)  change any other term if such change would  materially  increase the  obligations  of the
         obligor  or  confer  additional   material  rights  to  holder  of  such
         Subordinated  Indebtedness  in a manner adverse to such Borrower,  Agent or any Lender.

(c)      Renew,  refinance or extend any  Subordinated  Indebtedness  without the prior written  consent of the Agent.  Such Borrower  shall notify Agent, at  least  three  (3)  months  prior  to  the  maturity,  expiration  or termination  date of any Subordinated  Indebtedness,  of such Borrower's intent to renew, refinance or extend such indebtedness (collectively,  a
         "Refinancing"),  which  notice  shall  include  the  proposed  terms and conditions of the Refinancing and the proposed documentation thereof.

SECTION 11.17     Terminations;  Amendments  Not  Authorized.  File any financing statement or amendment or  termination  statement  with respect to any  financing
statement   without  the  prior  written  consent  of  Agent,   subject  to  such
Borrower's rights under Section 9-509(d)(2) of the Uniform Commercial Code.

SECTION 11.18     No  Restriction  on Payments to Agent.  Enter into any Contract that  restricts  or  prohibits  the grant of a  security  interest  in  Accounts,
Chattel  Paper,  Instruments,  payment  intangibles  or other  Collateral  or the proceeds of any of the foregoing to Agent.

SECTION 11.19     Prepetition    Indebtedness.    Consent   to   any   amendment,
supplement  or other  modification  of any of the terms or  provisions  contained in,  or  applicable  to,  (a)  any  Order  or (b) the  Prepetition  Indebtedness.
Except for (i) claims of employees for unpaid wages,  bonuses,  accrued vacation, tuition  reimbursement and personal time,  business expenses and contributions to employee  benefit  plans for the period  immediately  preceding the Petition Date and prepetition  severance  obligations,  in each case to the extent permitted to be paid by order of the Bankruptcy  Court,  (ii) cure payments made in accordance with Section  365(b)(1)(A)  of the Bankruptcy  Code,  (iii) claims of "Utilities"
(within  the  meaning  of  Section  366  of the  Bankruptcy  Code)  for  services provided  prior  to  the  Petition  Date  and  in  the  ordinary  course  of  the
Borrowers'  (other than any disputed claims or any disputed portions thereof) and the Utilities'  businesses,  respectively,  and utility deposits, if any, made in accordance  with  Section  366 of the  Bankruptcy  Code,  and  (iv)  payments  to
"Critical  Vendors"  approved by the Bankruptcy Court, no Borrower shall make any payment in respect of, or repurchase,  redeem,  retire or defease any Prepetition
Indebtedness.

SECTION 11.20     Repayment  of  Indebtedness.  Except  pursuant  to a  confirmed reorganization plan and except as specifically  permitted hereunder,  no Borrower shall,  without the express  prior  written  consent of the Agent and the Lenders or pursuant to an order of the  Bankruptcy  Court after notice and hearing,  make any  payment or transfer  with  respect to any Lien or  Indebtedness  incurred or arising  prior to the  filing of the  Chapter  11 Cases  that is  subject  to the automatic  stay  provisions  of the  Bankruptcy  Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise.

SECTION 11.21     Chapter 11 Claims.  Incur, create,  assume,  suffer to exist or permit any other superpriority  administrative  claim which is pari passu with or senior to the claims of the Agent and the Lenders  against the Borrowers,  except as set forth in Section 4.18(c).

ARTICLE XII.
                                     DEFAULT

SECTION 12.1      Events of Default.  Each of the following  shall  constitute an
Event of  Default,  whatever  the reason  for such event and  whether it shall be voluntary  or  involuntary  or be effected by operation of law or pursuant to any judgment  or  order  of any  court  or  any  order,  rule  or  regulation  of any governmental or non-governmental body:

(a)      Default  in  Payment.  Any  Borrower  shall  default  in any  payment of principal of or interest on any Revolving  Credit Loans or any Note when
         and  as  due  (whether  at  maturity,   by  reason  of  acceleration  or
         otherwise).

(b)      Other Payment  Default.  Any Borrower  shall default in the payment,  as and when  due,  of  principal  of or  interest  on,  any  other  Secured
         Obligation,  and such  default  shall  continue for a period of ten (10)
         days after  written  notice  thereof has been given to such  Borrower by the Agent.

(c)      Misrepresentation.  Any  representation or warranty made or deemed to be made by any Borrower  under this  Agreement or any other Loan  Document, or any  amendment  hereto or  thereto,  shall at any time  prove to have been incorrect or misleading in any material respect when made.

(d)      Default in  Performance.  Any Borrower shall default in the  performance or  observance  of any term,  covenant,  condition  or  agreement  to be performed by such Borrower, contained in,

(i)      Articles 7 or 11 and Sections 8.8(a)-(d), 10.1, 10.3, 10.9 and 10.10;

(ii)     Articles 8 (except Section 8.8(a)-(d)),  9, or 10 (except Sections 10.1,
                  10.3,  10.9 and 10.10)  and such  default,  if such  default is capable of being cured,  shall continue for a period of fifteen
                  (15) days after the  sooner to occur of written  notice of such default  having  been given to such  Borrower  by Agent or such default  first  becoming  known  to any  Section  16  reporting officer; or

(iii)    any  other  provision  of this  Agreement  (other  than as  specifically provided for  otherwise in this Section 12.1) and such default, if  capable  of being  cured,  shall  continue  for a period of thirty  (30) days after the  sooner to occur of written  notice of such default  having been given to such Borrower by Agent or such default first  becoming  known to any Section 16 reporting officer.

(e)      Indebtedness  Cross-Default.  With respect to Permitted Indebtedness for
         Money Borrowed,  and except for defaults occasioned by the filing of the
         Chapter 11 cases and defaults  resulting from  obligations  with respect to which the  Bankruptcy  Code  prohibits any Borrower from complying or permits any Borrower not to comply:

(i)      Any Borrower or any  Subsidiary  thereof  shall fail to pay when due and payable  the  principal  of or  interest  on  any  Indebtedness
                  (other  than  the  Revolving  Credit  Facility)  in  an  amount outstanding in excess of $500,000, or

(ii)     the maturity of any such Indebtedness,  individually or in the aggregate with other such  Indebtedness,  in a principal amount exceeding
                  $500,000  shall have (A) been  accelerated  in accordance  with
                  the  provisions  of  any  indenture,   contract  or  instrument
                  providing for the creation of or concerning such  Indebtedness, or  (B)  been  required  to be  prepaid  prior  to  the  stated
                  maturity thereof.

(f)      Other  Cross-Defaults.  Any  Borrower or any of its  Subsidiaries  shall default in the payment when due, or in the  performance  or  observance, of any  obligation  or  condition  of any  agreement,  contract or lease
         (other  than  this  Agreement,   the  Security  Documents  or  any  such
         agreement,  contract or lease  relating to  Permitted  Indebtedness  for
         Money Borrowed) if the existence of any such defaults,  singly or in the aggregate,  could  in  the  reasonable  judgment  of  the  Agent  have a
         Materially Adverse Effect.

(g)      Loan  Documents.  Any event of  default  or Event of  Default  under any other Loan  Document  shall occur or any Borrower  shall  default in the performance or observance of any material term,  covenant,  condition or agreement  contained  in, or the payment of any other sum  covenanted to be paid by such Borrower under,  any such Loan Document or any provision of this Agreement,  or of any other Loan Document after delivery thereof hereunder,  shall for any reason  cease to be valid and  binding,  other than a  nonmaterial  provision  rendered  unenforceable  by operation of law, or such Borrower or other party thereto  (other than the Agent or a
         Lender) shall so state in writing,  or this  Agreement or any other Loan
         Document, after delivery thereof hereunder,  shall for any reason (other than any action taken  independently by the Agent or a Lender and except to the extent  permitted by the terms  thereof) cease to create a valid, perfected and, except as otherwise  expressly  permitted  herein,  first priority  Lien  on,  or  security  interest  in,  any of the  Collateral purported to be covered thereby.

(h)      Judgment.  Any judgment or order for the payment of money warrant,  writ of  attachment,  execution  or similar  process  shall have been entered against any Borrower  which exceeds in amount or value  $500,000  either individually  or in the  aggregate  with any other  judgments  that have been  entered  against  any  Borrowers  by any court and such  judgment, order, warrant,  writ of attachment,  execution or similar process shall continue undischarged or unstayed for thirty (30) days.

(i)      Governmental  Action. The indictment by any Governmental  Authority,  or as the Agent may reasonably and in good faith determine,  the threatened indictment by any Governmental  Authority, of any Borrower of which such
         Borrower  or the Agent  receives  notice,  in either  case,  as to which there is, in the good faith  determination  of the Agent,  a  reasonable possibility  of an  adverse  outcome  under  any  criminal  statute,  or
         commencement   or   threatened   commencement   of   criminal  or  civil
         proceedings  against  such  Borrower,   pursuant  to  which  statute  or
         proceedings  the  penalties  or  remedies  sought or  available  include forfeiture  of (i) any of the  Collateral  having a value in  excess  of
         $500,000 or (ii) any other  property of any Borrower  which is necessary or material to the conduct of its business; or

(j)      Material Loss or Damage.  There shall occur (i) any material  damage to, or loss,  theft or  destruction  of, any  material  assets of any of the
         Borrowers,   (ii)  any  strike,   lockout,   labor   dispute,   embargo,
         condemnation,  act of God or public enemy, or other  casualty,  which in any such case  causes,  for more  than ten (10)  consecutive  days,  the cessation or substantial  curtailment of revenue producing activities at any facility of any of the  Borrowers or (iii) any loss,  suspension  or
         revocation   of,  or   failure   to  renew,   any   license  or  permit,
         qualification  or contract  right now held or hereafter  acquired by any of the  Borrowers,  if such  event or  circumstance  is not  covered  by business  interruption  insurance  and  would  have a  Material  Adverse
         Effect.

(k)      ERISA.  (i) Any  Termination  Event with respect to a Benefit Plan shall occur that,  after  taking into  account the excess,  if any, of (A) the present value on such day of all vested  nonforfeitable  benefits  under such other  Plan,  over (B) the fair  market  value of the assets of any other Benefit Plan with respect to which a  Termination  Event occurs on the same day (but only to the extent  that such  excess is the  property of a Borrower),  results in an Unfunded Vested Accrued Benefit in excess of  $0.00,  or  (ii)  any  Plan  shall  incur  an  "accumulated  funding deficiency"  (as  defined in Section  412 of the Code or Section  302 of
         ERISA) for which a waiver has not been obtained in  accordance  with the applicable  provisions  of the Code and ERISA,  or (iii) any Borrower is in "default"  (as defined in Section  4219(c)(5)  of ERISA) with respect to payments  to a  Multiemployer  Plan  resulting  from such  Borrower's complete or partial  withdrawal (as described in Section 4203 or 4205 of
         ERISA) from such Multiemployer Plan.

(l)      Change of Control.  If any Change of Control shall occur.

(m)      Related  to  the  Chapter  11  Cases.  The  occurrence  of  any  of  the following in any Chapter 11 Case:

(i)      the bringing of a motion (or the support thereof),  taking of any action or the  filing  of any  plan of  reorganization  or  disclosure statement  attendant  thereto by a Borrower  in any  Chapter 11
                  Case: (A) to obtain  additional  financing under Section 364(c)
                  or (d) of the Bankruptcy Code not otherwise  permitted pursuant to this  Agreement  (other  than with  respect  to a  financing used, in whole or in part,  to repay in full the  Obligations);
                  (B) to grant any Lien other than  Permitted  Encumbrances  upon or  affecting  any  Collateral;  (C) except as  provided in the
                  Interim  Order or Final Order,  as the case may be, to use cash collateral of the Agent under Section  363(c) of the Bankruptcy
                  Code  without  the prior  written  consent of the Agent and the
                  Required  Lenders;  or (D) to  authorize  any  other  action or actions  adverse to the Agent or the  Lenders,  or their rights and  remedies  hereunder or their  interests in the  Collateral that would,  individually or in the aggregate,  have a Material
                  Adverse Effect;

(ii)     the  filing  of any  plan  or  reorganization  or  disclosure  statement attendant  thereto by a Borrower  or any other  Person to which the Agent or the Lenders do not consent or  otherwise  agree to the treatment of their claims;

(iii)    the entry of an order in any of the Chapter 11 Cases  confirming  a plan or plans of  reorganization  that does not  contain a provision for  termination  of the  Commitments  and repayment in full in cash of all of the Secured  Obligations under this Agreement on or before the effective date of such plan or plans;

(iv)     the entry of an order  amending,  supplementing,  staying,  vacating  or otherwise  modifying the Loan Documents or the Interim Order of the Final Order without the written  consent of all the Lenders or the  entry of an order  granting,  or  granting  in part,  a motion for  reconsideration  with respect to the Interim  Order or the Final Order;

(v)      the Final Order is not entered  immediately  following the expiration of the Interim Order;

(vi)     the payment of, or  application  for  authority  to pay, a  pre-petition claim without the Required  Lenders'  prior written  consent or pursuant to an order of the  Bankruptcy  Court after notice and hearing unless otherwise permitted under this Agreement;

(vii)    the  allowance  of any  claim or  claims  under  Section  506(c)  of the
                  Bankruptcy   Code  against  or  with  respect  to  any  of  the
                  Collateral upon the entry of the Final Order;

(viii)   the  appointment  of an interim or  permanent  trustee in the Chapter 11
                  Cases or the  appointment  of a receiver  or an examiner in any
                  Chapter 11 Case with  expanded  powers to operate or manage the
                  financial  affairs,  the  business,   or  reorganization  of  a
                  Borrower;  or the sale without the Required  Lenders'  consent, of  all or  substantially  all of a  Borrower's  assets  either through  a sale  under  Section  363 of  the  Bankruptcy  Code, through a confirmed  plan or  reorganization  in any Chapter 11
                  Case,  or  otherwise  that does not provide for payment in full of the Obligations and termination of the Commitments;

(ix)     the dismissal of any of the Chapter 11 Cases,  or the  conversion of any of  the  Chapter  11  Cases  to  one  under  Chapter  7 of  the
                  Bankruptcy  Code or any  Borrower  shall file a motion or other pleading  seeking the  dismissal of any of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise;

(x)      the entry of an order by the Court  granting  relief  from or  modifying the automatic  stay of Section 362 of the  Bankruptcy  Code (x)
                  to allow any  creditor to execute upon or enforce a Lien on any
                  Collateral,  or (y) with respect to any Lien of or the granting
                  of  any  Lien  on  any   Collateral   to  any  state  or  local
                  environmental  or  regulatory  agency  or  authority,  which in either case would have a Material Adverse Effect;

(xi)     the  entry of an order in any  Chapter  11 Case  avoiding  or  requiring repayment  of any  portion of the  payments  made on account of the Secured Obligations owing under this Agreement;

(xii)    the failure in any  material  respect of any  Borrower to perform any of its obligations under the Interim Order or the Final Order; or

(xiii)   the entry of an order in any of the Chapter 11 Cases  granting any other super priority  administrative  claim or Lien equal or superior to that  granted  to the  Agent,  on behalf  of itself  and the
                  Lenders.

(n)      Related to Asset Dispositions.  The occurrence of any of the following:

(i)      The  failure of a Borrower to repay  immediately  the  Revolving  Credit
                  Loans as provided in Section 2.5 hereof;

(ii)     The  failure of the  Borrowers,  within one  hundred  twenty  (120) days after the Petition Date, to close a sale of  substantially  all of the  Borrowers'  assets  that  results in the payment to the
                  Agent,  for  the  account  of  the  Lenders,   of  all  Secured
                  Obligations  and other  amounts  described  in Section  4.5 and
                  Cash Collateral as provided in Section 3.3;

(iii)    the filing of a motion to  approve  auction  procedures  for a sale of a portion or  substantially  all of the  assets of the  Borrowers pursuant  to Section  363 of the  Bankruptcy  Code on terms and conditions  that are not reasonably  satisfactory  to the Agent or the Lenders; and

(iv)     the filing of a motion to  approve a sale of a portion or  substantially all of the assets of the  Borrowers  pursuant to Section 363 of the  Bankruptcy  Code on  terms  and  conditions  that  are not reasonably satisfactory to the Agent or the Lenders.

SECTION 12.2      Remedies.

(a)      Remedies.  If any Event of Default shall have  occurred,  and during the continuance of any such Event of Default,  the Agent may without notice, and at the direction of the Required  Lenders in their sole and absolute discretion  shall, do any of the following,  but subject at all times to any limitations in the Financing Orders:

(i)      declare the principal of and interest on the Revolving  Credit Loans and any Note at the time  outstanding,  and all other  amounts owed to the Agent or the Lenders under this  Agreement or any of the
                  Loan  Documents  and  all  other  Secured  Obligations,  to  be
                  forthwith   due  and   payable,   whereupon   the  same   shall
                  immediately   become  due  and  payable  without   presentment,
                  demand,  protest or other notice of any kind,  all of which are expressly  waived,  anything  in  this  Agreement  or the  Loan
                  Documents to the contrary notwithstanding;

(ii)     terminate  any  obligation  of the Lenders or the Agent to make Advances or incur Letter of Credit  Obligations,  and any other right of the Borrowers to request the same hereunder;

(iii)    without prior notice to any  Borrower,  notify,  or at Agent's  election request,  the  Borrowers  to notify  Account  Debtors and other
                  Persons  obligated on the Collateral  that Agent has a security interest  therein,  and that payments shall be made directly to
                  Agent.  Once any such  notice  has  been  given to any  Account
                  Debtor  or  other  Person  obligated  on  the  Collateral,  the affected  Borrower shall not give any contrary  instructions to such  Account  Debtor or other  Person  without  Agent's  prior
                  written  consent.   If,   notwithstanding  the  giving  of  any
                  notice,  any Account  Debtor or other such  obligor  shall make payments to any  Borrower,  such  Borrower  shall hold all such payments it  receives  in trust for the Agent,  for the account of the Lenders,  without  commingling the same with other funds or property of, or held by, such  Borrower,  and shall  deliver the  same to the  Agent or any such  agent or  designee  of the
                  Agent   immediately  upon  receipt  by  such  Borrower  in  the
                  identical   form   received,   together   with  any   necessary
                  endorsements.

(iv)     settle or adjust  disputes and claims  directly with Account Debtors and other  obligors on Accounts  for amounts and on terms which the
                  Agent  reasonably  considers  advisable  and in all such  cases only the net amounts  received by the Agent, for the account of the Lenders,  in payment of such amounts,  after  deductions of
                  costs  and  reasonable   attorneys'   fees,   shall  constitute
                  Collateral  and no  Borrower  shall have any  further  right to make any such  settlements  or  adjustments  or to  accept  any returns of merchandise;

(v)      through self-help,  without notice, demand or judicial or other process, enter upon any premises in which Collateral  including  without
                  limitation,   any  Inventory,   may  be  located  and,  without
                  resistance  or  interference  by any  Borrower,  take  physical possession of any or all thereof and maintain  such  possession on such  premises or move the same or any part  thereof to such other place or places as the Agent shall choose,  without being liable to such  Borrower  on  account  of any  loss,  damage or depreciation  that may  occur as a result  thereof,  so long as the Agent shall act reasonably and in good faith;

(vi)     require each  Borrower to and each Borrower  shall,  at its own cost and expense  and  without  charge  to  the  Agent  or  any  Lender, assemble  the  Collateral  including  without  limitation,  the
                  Inventory,  and maintain or deliver it into the  possession  of the Agent or any agent or  representative  of the Agent at such place  or  places  as  the  Agent  may  designate  and  as  are reasonably convenient to both the Agent and such Borrower;

(vii)    at the  expense  of each  Borrower,  cause any of the  Collateral  to be placed in a public or field warehouse,  and the Agent shall not be liable to such  Borrower  on account of any loss,  damage or depreciation  that may  occur as a result  thereof,  so long as the Agent shall act  reasonably  and in its  reasonable  credit judgment;

(viii)   through  self-help  and  without  notice,  demand or  judicial  or other process,  and without  payment of any rent or any other charge, enter  any or all of  each  Borrower's  premises  and,  without breach  of  the  peace,  until  the  Agent,  on  behalf  of the
                  Lenders,  completes  the  enforcement  of  its  rights  in  the
                  Collateral,   take   possession   of  such  premises  or  place
                  custodians  in  exclusive  control  thereof,   remain  on  such
                  premises   and  use  the  same  and  any  of  such   Borrower's
                  Collateral,  for the purpose of (A) preparing any Inventory for disposition  and  disposing  thereof  and  (B)  collecting  any
                  Account,  and the Agent,  for the  benefit of the  Lenders,  is hereby  granted a license or sublicense and all other rights as
                  may  be  necessary,   appropriate   or  desirable  to  use  the
                  proprietary  rights in connection  with the foregoing,  and the rights of such  Borrower  under all licenses,  sublicenses  and franchise  agreements  shall inure to the Agent for the benefit of  the  Lenders  (provided,  however,  that  any  use  of  any federally  registered  trademarks  as to  any  goods  shall  be subject to the  control as to the  quality of such goods of the owner  of such  trademarks  and the  goodwill  of the  business symbolized thereby);

(ix)     exercise  any and all of its  rights  under any and all of the  Security
                  Documents;

(x)      apply any  Collateral  consisting  of cash to the payment of the Secured
                  Obligations  in  accordance  with Section 12.3 hereof or in any order in which the Agent,  on behalf of the Lenders,  may elect or use such cash in connection  with the exercise of any of its other rights hereunder or under any of the Security Documents;

(xi)     establish  or cause to be  established  one or more  Lockboxes  or other arrangement  for the deposit of proceeds of  Accounts,  and, in such case,  each  Borrower  shall cause to be  forwarded to the
                  Agent at the Agent's  Office,  on a daily basis,  copies of all checks and other  items of payment and  deposit  slips  related thereto  deposited in such Lockboxes,  together with Collection
                  Reports  in  accordance  with  Section  8.8(b),   in  form  and
                  substance satisfactory to the Agent; and

(xii)    exercise  all of the rights and  remedies  of a secured  party under the
                  Uniform  Commercial  Code and under any other  Applicable  Law,
                  including,   without  limitation,  the  right,  without  notice
                  except  as  specified  below  and with or  without  taking  the possession  thereof, to sell the Collateral or any part thereof in one or more  parcels  at  public  or  private  sale,  at any location  chosen  by the  Agent,  for  cash,  on  credit or for future  delivery,  and at such  price or  prices  and upon such other  terms  as are  commercially  reasonable.  Each  Borrower agrees that,  to the extent notice of sale shall be required by law,  at least ten (10) days  notice  to such  Borrower  of the time and place of any public  sale or the time after  which any
                  private  sale  is  to  be  made  shall  constitute   reasonable
                  notification,  but notice given in any other reasonable  manner or at any other  reasonable  time shall  constitute  reasonable notification.  The  Agent  shall not be  obligated  to make any sale of  Collateral  regardless  of notice of sale  having been given.  The Agent may adjourn  any public or private  sale from time  to time by  announcement  at the  time  and  place  fixed therefor,  and such sale may,  without further notice,  be made at the time and place to which it was so adjourned.

SECTION 12.3      Application  of Proceeds.  All  proceeds  from each sale of, or other realization  upon, all or any part of the Collateral  following an Event of
Default shall be applied or paid over as follows:

(a)      First:  to the payment of all costs and expenses  incurred in connection with  such  sale or other  realization,  including  attorneys'  fees and expenses actually incurred (including,  without limitation, the expenses and other allocated costs of internal counsel),

(b)      Second:  to the payment of the Secured  Obligations  in accordance  with the  priorities  set forth in Section  4.3(c) hereof (with each Borrower remaining liable for any deficiency), or any order that Agent may elect,

(c)      Third:  the  balance  (if  any) of such  proceeds  shall  be paid to the
         Borrowers,  subject  to  any  duty  imposed  by  law,  or  otherwise  to whomsoever shall be entitled thereto.

Each  Borrower  shall  remain  liable,  jointly and  severally,  and will pay, on
demand,  any  deficiency   remaining  in  respect  of  the  Secured  Obligations,
together  with  interest  thereon at a rate per annum equal to the  highest  rate then  payable  hereunder  on  such  Secured  Obligations,  which  interest  shall constitute part of the Secured Obligations.

SECTION 12.4      Miscellaneous Provision Concerning Remedies.

(a)      Rights  Cumulative.  The  rights  and  remedies  of the  Agent  and  the
         Lenders under this  Agreement,  the Notes and each of the Loan Documents shall be cumulative  and not  exclusive of any rights or remedies  which it  or  they  would  otherwise  have.  In  exercising  such  rights  and remedies  the Agent and the Lenders may be  selective  and no failure or delay by the Agent or any Lender in  exercising  any right shall operate as a waiver of it,  nor shall any  single  or  partial  exercise  of any power or right  preclude  its other or further  exercise or the exercise of any other power or right.

(b)      Marshaling.  Neither  the Agent nor the  Lenders  shall be  required  to marshal the Collateral or any guarantee of any obligation  arising under this  Agreement  or  any  other  Loan  Document  or  to  resort  to  the
         Collateral  or any  such  guarantee  in any  particular  order  and each
         Borrower  hereby waives any right to require any marshaling of assets or any other similar right.

(c)      Limitation  of  Liability.  Nothing  contained  in  this  Article  12 or elsewhere in this Agreement or in any of the other Loan Documents  shall be construed as requiring  or  obligating  the Agent,  any Lender or any agent or  designee  of the Agent or any  Lender  to (i) make any  demand upon, or pursue or exhaust any of their rights or remedies against,  any
         Borrower,  any other  obligor,  guarantor,  pledgor or any other  Person with respect to the payment of any Letter of Credit Obligation,  Secured
         Obligation,  or any other obligation arising under this Agreement or any of the  other  Loan  Documents,  or the  monies  due  or to  become  due thereunder,  including  by  making  an  inquiry  as  to  the  nature  or sufficiency  of any  payment  received  by it, (ii) to pursue or exhaust any of their  rights or  remedies,  such as by filing a claim or notice, with  respect  to  any  Collateral,  the  monies  due or to  become  due thereunder,  or any direct or indirect guarantee  thereof,  and (iii) to take any steps  necessary to preserve any rights  against prior parties.
         To the  extent it may  lawfully  do so,  each  Borrower  absolutely  and irrevocably  waives and  relinquishes  the benefit and advantage of, and covenants not to assert against the Agent or any Lender,  any valuation, stay,  appraisement,  extension,  redemption or similar laws and any and all  rights  or  defenses  it may  have  as a  surety  now or  hereafter existing which, but for this provision,  might be applicable to the sale of any  Collateral  made  under  the  judgment,  order or  decree of any
         court,   or  privately  under  the  power  of  sale  conferred  by  this
         Agreement,  or  otherwise.   Without  limiting  the  generality  of  the
         foregoing,  each  Borrower (A) agrees that it will not invoke or utilize any law which might  prevent,  cause a delay in or otherwise  impede the enforcement of the rights of the Agent or any Lender in the  Collateral,
         (B) waives its rights  under all such laws,  and (C) agrees that it will not invoke or raise as a defense to any  enforcement by the Agent or any
         Lender of any  rights  and  remedies  relating  to the  Collateral,  the
         Letter of Credit  Obligations,  the  Secured  Obligations,  or any other obligations hereunder,  any legal or contractual  requirement with which the Agent or any  Lender may have in good  faith  failed to comply.  The
         Agent,  the  Lenders  and  their  agents  or  designees  shall  have  no liability  to any Borrower  for actions  taken  pursuant to this Article
         12,  any other  provision  of this  Agreement  or any of the other  Loan
         Documents so long as the Agent or such Lender shall act  reasonably  and in its reasonable credit judgment.

(d)      Power of Attorney.  On the Effective  Date each  Borrower  shall execute and  deliver  to Agent the  Power of  Attorney.  The  power of  attorney granted  pursuant to the Power of Attorney  is a power  coupled  with an interest  and shall be  irrevocable  until  the  Termination  Date.  The powers conferred on Agent,  for the benefit of Agent and Lenders,  under the Power of Attorney are solely to protect  Agent's  interests (for the benefit of Agent and  Lenders)  in the  Collateral  and shall not impose any duty upon Agent or any Lender to  exercise  any such  powers.  Agent agrees  that (i)  except  for the  powers  granted  in clause (i) of the
         Power of Attorney,  it shall not exercise any power or authority granted under the Power of Attorney  unless an Event of Default has occurred and is continuing,  and (ii) Agent shall account for any moneys  received by
         Agent in respect of any  foreclosure  on or  disposition  of  Collateral pursuant  to the Power of  Attorney  provided  that none of Agent or any
         Lender shall have any duty as to any  Collateral,  and Agent and Lenders shall be  accountable  only for amounts that they actually  receive as a result of the exercise of such powers.  NONE OF AGENT,  LENDERS OR THEIR
         RESPECTIVE  AFFILIATES,   OFFICERS,  DIRECTORS,   EMPLOYEES,  AGENTS  OR
         REPRESENTATIVES  SHALL BE  RESPONSIBLE  TO ANY  BORROWER  FOR ANY ACT OR
         FAILURE  TO ACT UNDER  ANY POWER OF  ATTORNEY  OR  OTHERWISE,  EXCEPT IN
         RESPECT OF DAMAGES  ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR
         WILLFUL  MISCONDUCT  AS  FINALLY  DETERMINED  BY A  COURT  OF  COMPETENT
         JURISDICTION,   NOR   FOR   ANY   PUNITIVE,   EXEMPLARY,   INDIRECT   OR
         CONSEQUENTIAL DAMAGES.

(e)      Commercially  Reasonable  Remedies.  To the extent that  Applicable  Law imposes  duties  on the Agent to  exercise  remedies  in a  commercially reasonable manner, each Borrower  acknowledges and agrees that it is not commercially  unreasonable  for the Agent (i) to fail to incur  expenses reasonably  deemed  significant  by the Agent to prepare  Collateral for disposition  or  otherwise  to complete  raw material or work in process into finished goods or other finished products for disposition,  (ii) to fail to obtain  third  party  consents  for access to  Collateral  to be disposed  of, or to obtain or, if not  required by other law, to fail to obtain  governmental  or third  party  consents  for the  collection  or disposition  of Collateral to be collected or disposed of, (iii) to fail to  exercise  collection  remedies  against  Account  Debtors  or  other
         Persons  obligated  on  Collateral  or to remove Liens on or any adverse claims against Collateral,  (iv) to exercise collection remedies against
         Account  Debtors and other Persons  obligated on Collateral  directly or
         through   the  use  of   collection   agencies   and  other   collection
         specialists,   (v)  to  advertise  dispositions  of  Collateral  through
         publications  or  media  of  general  circulation,  whether  or not  the
         Collateral is of a specialized  nature,  (vi) to contact other  Persons, whether or not in the same business as such  Borrower,  for  expressions of interest in acquiring  all or any portion of such  Collateral,  (vii)
         to  hire  one  or  more  professional   auctioneers  to  assist  in  the
         disposition  of  Collateral,  whether  or  not  the  Collateral  is of a specialized  nature,  (viii)  to  dispose  of  Collateral  by  utilizing internet  sites  that  provide  for the  auction  of assets of the types included  in the  Collateral  or that have the  reasonable  capacity  of doing so, or that match  buyers and  sellers of assets,  (ix) to dispose of assets in  wholesale  rather  than  retail  markets,  (x) to disclaim disposition  warranties,  such as title,  possession or quiet enjoyment,
         (xi) to purchase  insurance or credit  enhancements  to insure the Agent against  risks of loss,  collection or  disposition  of Collateral or to provide  to the  Agent  a  guaranteed  return  from  the  collection  or disposition of Collateral,  or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers,  investment bankers,
         consultants  and  other   professionals  to  assist  the  Agent  in  the
         collection  or  disposition  of  any of the  Collateral.  Each  Borrower acknowledges  that the  purpose  of this  Section  12.4(f) is to provide non-exhaustive  indications  of what  actions or  omissions by the Agent would  not be  commercially  unreasonable  in the  Agent's  exercise  of remedies  against the  Collateral and that other actions or omissions by the  Agent  shall  not be  deemed  commercially  unreasonable  solely on account  of  not  being  indicated  in  this  Section  12.4(f).  Without limitation  upon  the  foregoing,  nothing  contained  in  this  Section
         12.4(f)  shall be  construed  to grant any rights to any  Borrower or to impose any  duties on Agent that would not have been  granted or imposed by this  Agreement or by  Applicable  Law in the absence of this Section
         12.4(f).

SECTION 12.5      Trademark  License.  Each Borrower  hereby grants to the Agent, for the benefit of the Lenders,  to the extent of such Borrower's  rights therein and to the extent permitted by the various license  agreements  relating thereto, the  nonexclusive  right and  license to use the  trademarks  and  tradenames  or other  Intellectual  Property set forth on Schedules  6.1(aa) and 6.1(bb) and any other such trademark,  tradename or property then used by such Borrower,  for the purposes set forth in Section  12.2(b)(viii)  and for the purpose of enabling the
Agent to realize on the  Collateral  and to permit any  purchaser  of any portion of the  Collateral  through  a  foreclosure  sale or any  other  exercise  of the
Agent's  rights and remedies  under the Loan  Documents to use, sell or otherwise dispose of the  Collateral  bearing  any such  trademark.  Such right and license is granted free of charge,  without the  requirement  that any  monetary  payment whatsoever  be made to such  Borrower  or any  other  Person by the  Agent.  Each
Borrower hereby  represents,  warrants,  covenants and agrees that, except as set forth in the license  agreements,  it presently  has, and shall continue to have, the right,  without the  approval or consent of others,  to grant the license set forth in this Section 12.5.

ARTICLE XIII.
                                   ASSIGNMENTS

SECTION 13.1      Successors and Assigns.  This  Agreement  shall be binding upon and inure to the benefit of each  Borrower,  the Lenders,  the Agent,  all future holders of the Notes,  and their respective  successors and assigns,  except that no Borrower  may assign or transfer any of its rights or  obligations  under this
Agreement  without  the  prior  written  consent  of each  Lender,  and any  such attempted  assignment  or transfer by any  Borrower  except in strict  compliance with the provisions hereof shall be null and void, and of no force or effect.

SECTION 13.2      Assignments; Participations.

(a)      Each  Lender  may  assign  to one or more  Eligible  Assignees  all or a portion of its interests,  rights and  obligations  under this Agreement
         (including,  without  limitation,  all or a  portion  of  the  Revolving
         Credit  Loans  at the  time  owing  to it and  the  Notes  held  by it);
         provided,  however,  that  (i)  each  such  assignment  shall  be  of  a constant,  and not a varying,  percentage of all the assigning  Lender's rights  and  obligations  under this  Agreement,  (ii) the amount of the
         Commitment  of the  assigning  Lender  that  is  subject  to  each  such assignment  (determined  as of the date the Assignment and Transfer with respect to such  assignment is delivered to the Agent) shall in no event be less than  $5,000,000 (the "Minimum  Commitment"),  (iii) in the case of a partial  assignment,  the amount of the Commitment that is retained by the assigning  Lender  (determined  as of the date the Assignment and
         Transfer  with  respect to such  assignment  is  delivered to the Agent)
         shall in no event be less than the Minimum Commitment,  (iv) the parties to each such assignment  shall execute and deliver to the Agent, for its acceptance  and  recording in the Register (as  hereinafter  defined) an
         Assignment  and  Transfer,  together  with any Note or Notes  subject to such  assignment  and  such  assignee's  commitment  percentage  of  the
         Agent's  syndication  expenses,  (v) such assignment  shall not, without
         the  consent  of  each   Borrower,   require  any  Borrower  to  file  a
         registration  statement with the  Securities and Exchange  Commission or apply to or qualify the  Revolving  Credit  Loans or the Notes under the blue  sky  laws of any  state,  (vi)  the  representation  contained  in
         Section  13.3  hereof  shall be true with  respect to any such  proposed assignee and (vii) such Lender  provides  notice to each Borrower of the identity  of the  Eligible  Assignee.  Upon  such  execution,  delivery, acceptance  and  recording,  from and after the effective date specified in each Assignment and Transfer,  which effective date shall be at least five (5) Business  Days after the  execution  thereof,  (x) the assignee thereunder  shall be a party hereto and, to the extent  provided in such
         Assignment  and Transfer,  have the rights and  obligations  of a Lender hereunder,  and (y) the Lender assignor  thereunder shall, to the extent provided in such  assignment,  be released  from its  obligations  under this Agreement.

(b)      By executing  and  delivering an  Assignment  and  Transfer,  the Lender assignor  thereunder  and the assignee  thereunder  confirm to and agree with each other and the other parties hereto as follows:  (i) other than the  representation  and  warranty  that it is the legal and  beneficial owner of the  interest  being  assigned  thereby  free and  clear of any adverse claim,  such Lender assignor makes no representation or warranty
         and  assumes  no   responsibility   with  respect  to  any   statements,
         warranties  or  representations  made  in or  in  connection  with  this
         Agreement  or  the  execution,   legality,   validity,   enforceability,
         genuineness,  sufficiency  or  value  of  this  Agreement  or any  other instrument  or  document  furnished  pursuant  hereto;  (ii) such Lender
         assignor   makes  no   representation   or   warranty   and  assumes  no
         responsibility  with respect to the financial  condition of any Borrower or  the  performance  or  observance  by  any  Borrower  of  any  of its obligations  under this  Agreement or any other  instrument  or document furnished  pursuant  hereto;  (iii) such  assignee  confirms that it has received  a  copy  of  this  Agreement,  together  with  copies  of  the financial  statements  referred  to in  Section  6.1(m)  and such  other documents and  information as it has deemed  appropriate to make its own
         credit   analysis  and  decision  to  enter  into  such  Assignment  and
         Transfer;  (iv) such assignee will,  independently  and without reliance upon the Agent,  such Lender assignor or any other Lender,  and based on such  documents  and  information  as it shall deem  appropriate  at the time,  continue to make its own credit decisions in taking or not taking action under this  Agreement;  (v) such assignee  confirms that it is an
         Eligible Assignee;  (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to  exercise  such powers under this  Agreement  and the other Loan  Documents as are delegated to the Agent by the terms hereof and thereof,  together with such powers as are reasonably  incidental thereto;  and (vii) such assignee agrees that it will perform in  accordance  with their terms all of the  obligations which by the terms of this  Agreement are required to be performed by it as a Lender.

(c)      The  Agent  shall  maintain  a copy  of  each  Assignment  and  Transfer delivered  to it and a  register  for the  recordation  of the names and
         addresses  of  the  Lenders  and  the  Commitment   Percentage  of,  and
         principal  amount of the  Revolving  Credit  Loans owing to, each Lender from time to time (the  "Register").  The entries in the Register  shall be conclusive,  in the absence of manifest error, and each Borrower, the
         Agent and the Lenders  may treat each  person  whose name is recorded in the Register as a Lender  hereunder for all purposes of this  Agreement.
         The Register  shall be available for  inspection by the Borrowers or any
         Lender at any  reasonable  time and from  time to time  upon  reasonable prior notice.

(d)      Upon its receipt of an Assignment and Transfer  executed by an assigning
         Lender and an Eligible  Assignee together with any Note or Notes subject to such  assignment  and the  written  consent to such  assignment,  the
         Agent shall,  if such  Assignment and Transfer has been completed and is in the form of Exhibit D, (i) accept such Assignment and Transfer,  (ii)
         record the  information  contained  therein in the Register,  (iii) give prompt  notice  thereof  to the  Lenders  and  each  Borrower,  and (iv)
         promptly  deliver  a copy  of  such  Assignment  and  Transfer  to  each
         Borrower.  Within five (5) Business Days after  receipt of notice,  each
         Borrower  shall  execute and  deliver to the Agent in  exchange  for the surrendered  Note or  Notes,  a new Note or  Notes to the  order of such
         Eligible Assignee in amounts equal to the Commitment  Percentage assumed by such Eligible  Assignee  pursuant to such Assignment and Transfer and a new Note or Notes to the  order of the  assigning  Lender in an amount equal  to the  Commitment  retained  by it  hereunder.  Such new Note or
         Notes shall be in an aggregate  principal  amount equal to the aggregate principal amount of such  surrendered Note or Notes,  shall be dated the effective date of such  Assignment  and Transfer and shall  otherwise be in  substantially  the  form  of the  assigned  Notes  delivered  to the assignor  Lender.  Assignor Lenders shall cancel and return the old Note or Notes to the  Borrowers'  promptly  after delivery of the new Note or
         Notes to the applicable Lenders.

(e)      Each  Lender  may,   without   the   consent  of  any   Borrower,   sell
         participations  to one or  more  banks  or  other  entities  in all or a portion of its rights and obligations  under this Agreement  (including, without  limitation,  all or a portion of its commitments  hereunder and the  Revolving  Credit  Loans  owing  to it and the  Notes  held by it);
         provided,  however,  that (i)  each  such  participation  shall be in an amount  not  less  than  the  Minimum  Commitment,  (ii)  such  Lender's obligations under this Agreement  (including,  without  limitation,  its commitments  hereunder) shall remain unchanged,  (iii) such Lender shall
         remain  solely   responsible   to  the  other  parties  hereto  for  the
         performance  of such  obligations,  (iv) such  Lender  shall  remain the holder of the Notes held by it for all purposes of this  Agreement,  (v)
         each  Borrower,  the Agent and the other Lenders shall  continue to deal solely and directly  with such Lender in  connection  with such Lender's rights and obligations under this Agreement;  provided, that such Lender may agree with any participant  that such Lender will not,  without such participant's  consent,  agree to or approve any  waivers or  amendments which  would  reduce  the  principal  of or  the  interest  rate  on any
         Revolving  Credit  Loans,  extend the term or increase the amount of the commitments of such participant,  reduce the amount of any fees to which such  participant  is entitled,  extend any  scheduled  payment date for principal  or release  Collateral  securing the  Revolving  Credit Loans
         (other  than  Collateral  disposed  of  pursuant  to the  terms  of this
         Agreement  or the  Security  Documents),  and (vi) any such  disposition shall not,  without the consent of such Borrower,  require such Borrower to file a  registration  statement  with  the  Securities  and  Exchange
         Commission to apply to qualify the  Revolving  Credit Loans or the Notes under the blue sky law of any state.

(f)      Any Lender may, in connection with any assignment,  proposed assignment, participation or proposed  participation  pursuant to this Section 13.2, disclose to the  assignee,  participant,  proposed  assignee or proposed participant,  any  information  relating to each  Borrower  furnished to such Lender by or on behalf of such Borrower;  provided  that,  prior to any such disclosure, each such-assignee,  proposed assignee, participant or proposed  participant  shall agree with such  Borrower or such Lender
         (which in the case of an agreement with only such Lender,  such Borrower shall be  recognized as a third party  beneficiary  thereof) to preserve the  confidentiality  of any confidential  information  relating to such
         Borrower received from such Lender.

(g)      Each Borrower shall assist any Lender  permitted to sell  assignments or participations  under this Section 13.2 as reasonably required to enable the  assigning  or  selling  Lender to  effect  any such  assignment  or participation,  including,  without limitation, (i) prompt assistance in the  preparation of an information  memorandum and the  verification  of the  completeness  and accuracy of the  information  contained  therein;
         (ii) preparation of offering  materials and projections by such Borrower and its  advisors;  (iii)  providing  the  Agent  with  all  information reasonably  deemed  necessary  by Agent  to  successfully  complete  the
         syndication,    assignment   or   participation,    including,   without
         limitation,  financial  information,  evaluations and projections;  (iv)
         confirmation  as to the  accuracy  and  completeness  of  such  offering materials,  information  and  projections;  (v)  participation  of  such
         Borrower's  senior  management  in meetings  and  conference  calls with potential  lenders  at such  times and  places  as Agent may  reasonable request;  and (vi) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested.

SECTION 13.3      Representation  of Lenders.  Each Lender hereby represents that it will make each Advance  hereunder as a commercial  loan for its own account in the ordinary course of its business;  provided,  however, that subject to Section
13.2  hereof,  the  disposition  of the Notes or other  evidence  of the  Secured
Obligations  held by any  Lender  shall at all  times  be  within  its  exclusive control.

ARTICLE XIV.
                                    THE AGENT

SECTION 14.1      Appointment of Agent.  Each of the Lenders  hereby  irrevocably designates and appoints The CIT Group/Commercial  Services,  Inc. as the Agent of
such  Lender  under  this  Agreement  and the  other  Loan  Documents.  Each such
Lender  irrevocably  authorizes  Agent, as the Agent for such Lender to take such action on its behalf under the  provisions  of this  Agreement and the other Loan
Documents  and to exercise  such powers and perform such duties as are  expressly delegated  to the  Agent by the  terms of this  Agreement  and  such  other  Loan
Documents,  including,  without  limitation,  to  make  determinations  as to the
eligibility   of  Accounts  and  Inventory  and  to  adjust  the  advance  ratios contained  in the  definition  of  "Borrowing  Base"  (so  long as  such  advance ratios,  as  adjusted,  do not  exceed  those  set  forth  in the  definition  of
"Borrowing Base"),  together with such other powers as are reasonably  incidental thereto.  Notwithstanding  any  provision  to  the  contrary  elsewhere  in  this
Agreement  or such other Loan  Documents,  the Agent shall not have any duties or responsibilities,  except those  expressly  set forth herein and therein,  or any fiduciary  relationship  with any Lender,  and no implied  covenants,  functions, responsibilities,  duties,  obligations  or  liabilities  shall be read into this
Agreement or the other Loan Documents or otherwise exist against the Agent.

SECTION 14.2      Delegation  of Duties.  The Agent may execute any of its duties under  this  Agreement  and the other  Loan  Documents  by or  through  agents or attorneys-in-fact  and shall be  entitled  to advice of  counsel  concerning  all matters  pertaining to such duties.  The Agent shall not be  responsible  for the negligence or misconduct of any agents or  attorneys-in-fact  selected by it with reasonable care.

SECTION 14.3      Exculpatory  Provisions.  Neither  the  Agent  nor  any  of its
trustees,   officers,   directors,   employees,   agents,   attorneys-in-fact  or
Affiliates shall be (i) liable to any Lender (or any Lender's  participants)  for any action  lawfully  taken or omitted to be taken by it or such Person  under or in connection  with this  Agreement or the other Loan  Documents  (except for its
or  such  Person's  own  gross  negligence  or  willful   misconduct),   or  (ii)
responsible  in any manner to any Lender (or any Lender's  participants)  for any recitals,  statements,  representations or warranties made by any Borrower or any officer  thereof  contained in this  Agreement or the other Loan  Documents or in any  certificate,  report,  statement or other  document  referred to or provided for in, or received by the Agent under or in connection  with,  this Agreement or
the  other   Loan   Documents   or  for  the  value,   validity,   effectiveness,
genuineness,  enforceability  or  sufficiency of this Agreement or the other Loan
Documents  or for  any  failure  of  any  Borrower  to  perform  its  obligations hereunder  or  thereunder.  The Agent  shall not be under any  obligation  to any
Lender to ascertain or to inquire as to the  observance or  performance of any of the  agreements  contained in, or conditions  of, this  Agreement,  or to inspect the properties, books or records of any Borrower.

SECTION 14.4      Reliance by Agent.  The Agent  shall be  entitled to rely,  and shall  be  fully  protected  in  relying,  upon any  Note,  writing,  resolution, notice, consent, certificate,  affidavit, letter, cablegram,  telegram, telecopy, telex or teletype  message,  statement,  order or other document or  conversation believed by it to be genuine and  correct and to have been  signed,  sent or made by the proper  Person or Persons and upon advice and  statements of legal counsel
(including,   without   limitation,   counsel  to  the  Borrowers),   independent
accountants  and other  experts  selected  by the  Agent.  The Agent may deem and treat the payee of any Note as the owner  thereof  for all  purposes  unless such
Note shall have been  transferred  in  accordance  with Section  13.2.  The Agent shall be fully  justified  in failing or refusing  to take any action  under this
Agreement  and the other  Loan  Documents  unless  it shall  first  receive  such advice or  concurrence of the Required  Lenders (or the unanimous  consent of the
Lenders  with  respect to the matters  set forth in Section  15.9(b)) as it deems appropriate or it shall first be indemnified to its  satisfaction  by the Lenders against any and all  liability  and expense which may be incurred by it by reason of taking or  continuing  to take any such  action.  The Agent shall in all cases be  fully  protected  in  acting,  or  in  refraining  from  acting,  under  this
Agreement  and the Notes in  accordance  with a request of the Required  Lenders, and such request and any action taken or failure to act  pursuant  thereto  shall be binding upon all the Lenders and all future holders of the Notes.

SECTION 14.5      Notice  of  Default.  The  Agent  shall  not be  deemed to have knowledge  or  notice  of the  occurrence  of any  Default  or Event  of  Default hereunder  unless  the  Agent has  received  notice  from a Lender or a  Borrower referring  to this  Agreement,  describing  such  Default or Event of Default and stating  that such notice is a "notice of  default".  In the event that the Agent receives  such a notice,  the Agent shall  promptly  give  notice  thereof to the
Lenders.  The Agent  shall  take such  action  with  respect  to such  Default or
Event of  Default  as shall  be  reasonably  directed  by the  Required  Lenders;
provided  that unless and until the Agent shall have  received  such  directions, the Agent may (but shall not be  obligated  to) continue  making  Advances to any
Borrower on behalf of the Lenders in  reliance on the  provisions  of Section 4.6 and take such other action,  or refrain from taking such action,  with respect to such  Default  or  Event  of  Default  as it  shall  deem  advisable  in the best interests of the Lenders.

SECTION 14.6      Non-Reliance   on  Agent  and  Other   Lenders.   Each   Lender
expressly   acknowledges  that  neither  the  Agent  nor  any  of  its  officers, directors,  employees,  agents,  attorneys-in-fact  or  Affiliates  has  made any representations  or  warranties  to it and that no act by the  Agent  hereinafter taken,  including any review of the affairs of each Borrower,  shall be deemed to constitute  any  representation  or  warranty  by the Agent to any  Lender.  Each
Lender  represents to the Agent that it has,  independently  and without reliance upon the Agent or any other Lender,  and based on such documents and  information as it has deemed  appropriate,  made its own appraisal of and investigation  into
the  business,   operations,   property,   financial  and  other   condition  and
creditworthiness  of each  Borrower  and  made  its  own  decision  to  make  its
Advances  hereunder and enter into this  Agreement.  Each Lender also  represents that it will,  independently  and  without  reliance  upon the Agent or any other
Lender,   and  based  on  such  documents  and   information  as  it  shall  deem
appropriate  at the time,  continue to make its own credit  analysis,  appraisals and decisions in taking or not taking  action under this  Agreement and the other
Loan Documents,  and to make such  investigation  as it deems necessary to inform itself as to the business,  operations,  property,  financial and other condition and  creditworthiness  of each  Borrower.  Except for notices,  reports and other documents  expressly  required  to be  furnished  to the  Lenders  by  the  Agent hereunder  or by the other Loan  Documents,  the Agent shall not have any duty or responsibility  to  provide  any  Lender  with any  credit  or other  information concerning the business,  operations,  property, financial and other condition or creditworthiness  of each  Borrower  which  may come into the  possession  of the
Agent or any of its officers,  directors,  employees,  agents,  attorneys-in-fact or Affiliates.

SECTION 14.7      Indemnification.  The Lenders  agree to indemnify  the Agent in its  capacity  as such (to the extent not  reimbursed  by a Borrower  and without limiting the  obligation of each Borrower to do so),  ratably  according to their respective  Commitment  Percentages,  from and against  any and all  liabilities, obligations,  losses,  damages,  penalties,  actions,  judgments,  suits,  costs, expenses  or  disbursements  of  any  kind  whatsoever  which  may  at  any  time
(including,  without limitation,  at any time following the payment of the Notes)
be imposed on,  incurred by or asserted  against the Agent in any way relating to or arising out of this  Agreement or the other Loan  Documents,  or any documents
contemplated   by  or  referred   to  herein  or  therein  or  the   transactions
contemplated  hereby or  thereby  or any  action  taken or  omitted  by the Agent under or in connection  with any of the foregoing;  provided that no Lender shall be liable  for the  payment  of any  portion  of such  liabilities,  obligations, losses,  damages,  penalties,  actions,  judgments,  suits,  costs,  expenses  or disbursements  resulting  solely from the  Agent's  gross  negligence  or willful misconduct or resulting  solely from  transactions or occurrences that occur at a
time  after  such  Lender  has  assigned  all  of  its   interests,   rights  and
obligations  under this  Agreement  pursuant to Section 13.2 or, in the case of a
Lender to which an  assignment is made  hereunder  pursuant to Section 13.2, at a time before such  assignment.  The  agreements in this  subsection  shall survive the payment of the Notes,  the Secured  Obligations and all other amounts payable hereunder and the termination of this Agreement.

SECTION 14.8      Agent  in  Its   Individual   Capacity.   The   Agent  and  its
Affiliates  may make loans to, accept  deposits from and generally  engage in any kind of business  with each  Borrower and its  Subsidiaries  as though it was not the Agent  hereunder.  With respect to its  Commitment,  and the Advances made or renewed by it and any Note  issued to it and any  Letter of Credit  issued by it, the Agent  shall have and may  exercise  the same  rights  and powers  under this
Agreement  and the other Loan  Documents  and is subject to the same  obligations and  liabilities  as and to the  extent  set forth  herein  and in the other Loan
Documents  for any other  Lender.  The terms  "Lenders" or "Required  Lenders" or any other term shall,  unless the context clearly  otherwise  indicates,  include the Agent in its individual capacity as a Lender or one of the Required Lenders.

SECTION 14.9      Successor  Agent.  The Agent may  resign as Agent by  providing thirty (30) days  written  notice to the  Lenders.  If the Agent shall  resign or be removed  as Agent  under  this  Agreement,  then the  Required  Lenders  shall appoint  from  among  the  Lenders  a  successor  agent  for the  Lenders,  which successor  agent  shall,  so long as no Default  or Event of  Default  shall have occurred,  be subject to the approval of the Borrowers  (which approval shall not be  unreasonably  withheld),  whereupon such successor agent shall succeed to the rights,  powers  and duties of the Agent,  and the term  "Agent"  shall mean such successor  agent effective upon its  appointment,  and the former Agent's rights, powers  and duties as Agent  shall be  terminated,  without  any other or further act or  deed on the  part of such  former  Agent  or any of the  parties  to this
Agreement  or  any  holders  of the  Notes.  After  any  Agent's  resignation  or removal  hereunder as Agent,  the  provisions  of Section 14.7 shall inure to its benefit as to any  actions  taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 14.10     Notices from Agent to Lenders.  The Agent shall promptly,  upon receipt thereof,  forward to each Lender copies of any written  notices,  reports or other  information  supplied to it by any Borrower (but which such Borrower is not required to supply directly to the Lenders).

SECTION 14.11     Agency for  Perfection.  Agent and each Lender hereby  appoints each  other  Lender as agent  for the  purpose  of  perfecting  Agent's  Liens in assets which,  in accordance  with Article IX of the UCC can be perfected only by possession.  Should any Lender  (other than the Agent)  obtain  possession of any such Collateral,  such Lender shall notify the Agent thereof,  and, promptly upon the Agent's  request  therefor  shall deliver such  Collateral to the Agent or in accordance with the Agent's instructions.

ARTICLE XV.
                                  MISCELLANEOUS

SECTION 15.1      Notices.

(a)      Method  of  Communication.  Except  as  specifically  provided  in  this
         Agreement  or in  any  of  the  Loan  Documents,  all  notices  and  the communications  hereunder  and  thereunder  shall  be in  writing  or by telephone,  subsequently confirmed in writing.  Notices in writing shall be  delivered  personally  or sent by e-mail,  certified  or  registered mail,  postage  pre-paid,  or by overnight  courier,  telex or facsimile transmission  and  shall be  deemed  received  in the  case of  personal delivery,  when delivered,  in the case of mailing,  when receipted for, in the case of  overnight  delivery,  on the  next  Business  Day  after delivery to the courier,  and in the case of e-mail, telex and facsimile transmission, upon transmittal,  provided that in the case of notices to the  Agent,  notice  shall be deemed to have been  given  only when such notice is actually  received by the Agent.  A  telephonic  notice to the
         Agent, as understood by the Agent,  will be deemed to be the controlling and  proper  notice in the event of a  discrepancy  with or  failure  to receive a confirming written notice.

(b)      Addresses  for Notices.  Notices to any party shall be sent to it at the following  addresses,  or any  other  address  of  which  all the  other parties are notified in writing

                 If to any Borrower:      Tropical Sportswear Int'l Corporation
                                          4902 West Waters Avenue
                                          Tampa, Florida 33634
                                          Attn: Chief Financial Officer
                                          Facsimile No. 813-881-0627

                 With a copy to:          Akerman Senterfitt
                                          Citrus Center - 17th Floor
                                          255 South Orange Avenue
                                          Orlando, Florida 32801-3483
                                          Attn:Peter E. Reinert, Esq.
                                          Facsimile No. 407-843-6610

                 If to the Agent:         The CIT Group/Commercial Services, Inc.
                                          Two Wachovia Center
                                          Suite 2500
                                          301 South Tryon Street
                                          Charlotte, North Carolina 28202
                                          Attn: Account Executive -
                                          Tropical Sportswear Int'l Corporation
                                          Facsimile No. 704-339-2910

                 With a copy to:          Hunton & Williams, LLP
                                          Bank of America Plaza
                                          Suite 3500
                                          101 South Tryon Street
                                          Charlotte, North Carolina 28280
                                          Attn.: Haywood A. Barnes, Esq.
                                          Facsimile: 704-378-4890

                 If to a Lender:          At the address of such Lender set forth
                                          on the signature page hereof.

(c)      Agent's  Office.  The Agent hereby  designates its office located at Two
         Wachovia Center,  Suite 2500, 301 South Tryon Street,  Charlotte,  North
         Carolina  28202,  or  any  subsequent   office  which  shall  have  been
         specified for such purpose by written  notice to the  Borrowers,  as the office to which  payments due are to be made and at which  Advances will be disbursed.

SECTION 15.2      Expenses. Each Borrower,  jointly and severally,  agrees to pay or reimburse on demand all  reasonable  costs and expenses  incurred by the Agent
or  any  Lender,   including,   without  limitation,   the  reasonable  fees  and
disbursements  of  counsel,   including,   without  limitation,   the  reasonably
allocated  costs and  expenses  of  internal  legal  services  of the  Agent,  in
connection  with  (a)  the   negotiation,   preparation,   execution,   delivery,
administration,  enforcement  and  termination  of any  proposal  and  commitment letter,  this Agreement and each of the other Loan Documents  (collectively,  the
"Transaction  Documents"),  whenever  the same shall be executed  and  delivered, including,  without limitation (i) the out-of-pocket  costs and expenses incurred in connection  with the  administration  and  interpretation  of the  Transaction
Documents;  (ii) the costs and expenses of  appraisals of the  Collateral;  (iii)
the costs and expenses of lien and title searches and title  insurance;  (iv) the costs and  expenses of  environmental  reports  with  respect to the Real Estate;
(v)  taxes,  fees and other  charges  for  recording  the  Mortgages,  filing the
Financing  Statements  and  continuations  and the costs and  expenses  of taking
other  actions  to  perfect,   protect,   and  continue  the  Security  Interests
including,  without limitation,  the filing of any such financing or continuation statements  as Agent deems  necessary in its sole  discretion  in order to comply with the Uniform  Commercial  Code in other  jurisdictions  where  Collateral  is located;  (b) the preparation,  execution and delivery of any waiver,  amendment, supplement  or consent by the Agent and the Lenders  relating to the  Transaction
Documents;  (c) sums  paid or  incurred  to pay any  amount  or take  any  action required of the  Borrowers  under the  Transaction  Documents  that any  Borrower fails to pay or take;  (d) the  reasonable  out-of-pocket  costs of field audits, inspections  and  verifications  of the  Collateral  by the Agent and the Lenders
relating  to  travel,  meals,  lodging  and  other  incidental  expenses  and the
Agent's  and  Lenders'  standard  per  diem  fee of  $850  for  each  auditor  in connection  the  foregoing,  including,  without  limitation,  for those  audits, inspections and  verifications  on or prior to the date on which a Person becomes a Lender;  (e) costs and expenses of forwarding loan proceeds,  collecting checks and  other  items  of  payment,  and  establishing  and  maintaining  any and all
Disbursement  Accounts,  Blocked Accounts,  lockboxes and any other  arrangements with  third  parties  relating  to the  Collateral;  (f)  costs and  expenses  of preserving  and  protecting  the  Collateral;  (g)  consulting  with  one or more
Persons, including appraisers,  accountants and lawyers,  concerning the value of any  Collateral for the Secured  Obligations  or related to the nature,  scope or value of any right or remedy of the Agent or any  Lender  hereunder  or under any of the  Transaction  Documents,  including  any  review  of  factual  matters  in connection  therewith,  which expenses  shall include the fees and  disbursements of such  Persons;  (h)  reasonable  costs and expenses paid or incurred to obtain payment of the Secured  Obligations,  enforce  the  Security  Interests,  sell or otherwise  realize upon the Collateral,  and otherwise  enforce the provisions of the  Transaction  Documents,  or to  prosecute  or  defend  any  claim in any way arising  out of,  related to or  connected  with,  this  Agreement  or any of the
Transaction  Documents,  which  expenses  shall include the  reasonable  fees and disbursements  of counsel  and of experts and other  consultants  retained by the
Agent or any Lender;  and (i) the preparation and review of pleadings,  documents and  reports  related to the  Chapter  11 Cases and any  subsequent  cases  under chapter 7 of the  Bankruptcy  Code,  attendance  at meetings,  court  hearings or conferences  related  to the  Chapter  11 Cases and any  subsequent  cases  under chapter 7 of the  Bankruptcy  Code,  and  general  monitoring  of the  Chapter 11
Cases and any subsequent cases under chapter 7 of the Bankruptcy Code.

                  The  foregoing  shall  not be  construed  to  limit  any  other provisions of the Transaction  Documents  regarding costs and expenses to be paid by a  Borrower.  Each  Borrower  hereby  authorizes  the Agent and the Lenders to debit the Borrower's  Loan Accounts (by  increasing  the principal  amount of the
Revolving  Credit  Loans) in the  amount of any such costs and  expenses  owed by such Borrower when due.

SECTION 15.3      Stamp  and  Other  Taxes.  Each  Borrower  will pay any and all stamp,  registration,  recordation  and similar taxes,  fees or charges and shall indemnify  the  Agent  and the  Lenders  against  any and  all  liabilities  with respect to or  resulting  from any delay in the  payment or  omission  to pay any such taxes,  fees or charges,  which may be payable or  determined  to be payable in connection  with the execution,  delivery,  performance or enforcement of this
Agreement  and any of the Loan  Documents  or the  perfection  of any  rights  or
security  interest  thereunder,   including,  without  limitation,  the  Security
Interest.

SECTION 15.4      Setoff; Pro Rata Participation.

(a)      In addition to any rights now or hereafter  granted under Applicable Law and not by way of limitation of any such rights,  during the continuance of any Event of Default,  each Lender,  any participant with such Lender in the  Revolving  Credit  Loans and each  Affiliate  of each Lender are hereby  authorized  by each  Borrower  at any time or from time to time, without notice to such Borrower or to any other Person,  any such notice being hereby  expressly  waived,  to set off and to  appropriate  and to apply any and all  deposits  (general  or  special,  including,  but not limited to, indebtedness  evidenced by certificates of deposit,  whether matured or  unmatured)  and any other  indebtedness  at any time held or owing by any Lender or any  Affiliate  of any Lender or any  participant to or for the credit or the  account  of such  Borrower  against  and on account of the Secured  Obligations  irrespective  or whether or not the
         Agent or such Lender shall have made any demand under this  Agreement or any of the Loan  Documents,  or the  Agent  or such  Lender  shall  have declared any or all of the Secured  Obligations to be due and payable as permitted by Section 12.2 and although  such Secured  Obligations  shall be contingent or unmatured.

(b)      If any Lender  shall obtain  payment of any  principal of or interest on any  Revolving  Credit  Loans  made  by  it  or  on  any  other  Secured
         Obligation  owing to such Lender  through  the  exercise of any right of set-off,  banker's lien or  counterclaim  or similar right or otherwise, it shall promptly so notify the Agent (which shall  promptly  notify the other  Lenders).  If, as a result of such  payment,  such  Lender  shall have  received a greater  percentage  of the principal of or interest on any  Revolving  Credit Loans than such  Lender's  Commitment  Percentage thereof,  then it shall, at the request of such other Lender or Lenders, promptly  purchase from such other Lender or Lenders  participations  in
         (or,  if and to the  extent  specified  by  such  first  Lender,  direct interests  in) the  principal  of or  interest on any  Revolving  Credit
         Loans,  as the case may be, owing to such other Lenders in such amounts, and  make  such  other  adjustments  from  time  to  time  as  shall  be equitable,  to the end that such first  Lender and such other  Lender or
         Lenders  (such  first  Lender  and such other  Lender or  Lenders  being collectively  referred  to as the  "Sharing  Lenders")  shall  share the benefit  of such  excess  payment  (net  of any  expenses  which  may be incurred by such first  Lender in obtaining  or  preserving  such excess
         payment)   ratably  in  accordance  with  the  unpaid  amounts  of  such obligations  owing to each of the Sharing  Lenders and their  respective
         Commitment  Percentages of the Revolving  Credit  Facility.  To such end all  the  Sharing  Lenders  shall  make  appropriate  adjustments  among themselves (by the resale of  participations  sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)      Each Borrower  agrees that any Lender so purchasing a  participation  in obligations  hereunder  of such  Borrower  to  another  Lender  or other
         Lenders  may  exercise  any and all rights of  set-off,  bankers'  lien, counterclaim  or similar  rights with respect to such  participation  as fully as if such first  Lender were a direct  holder of  obligations  of such  Borrower in the amount of such  participation.  Nothing  contained herein  shall  require  any Lender to  exercise  any such right or shall affect the right of any Lender to  exercise,  and retain the benefits of exercising,  any such right with  respect to any other  indebtedness  or obligation of such Borrower.

(d)      If under any  applicable  bankruptcy,  insolvency  or other similar law, any  Lender  receives  a  secured  claim in lieu of a  set-off  to which
         Section  15.4(b)  hereof  applies,  such  Lender  shall  to  the  extent practicable,  exercise its rights in respect of such secured  claim in a manner  consistent  with the rights of the Lenders  entitled  under this
         Section  15.4 to share in the  benefits of any  recovery on such secured claim.

SECTION 15.5      Litigation.  EACH  BORROWER,  THE AGENT AND EACH LENDER  HEREBY
KNOWINGLY,  INTENTIONALLY  AND VOLUNTARILY  WAIVES TRIAL BY JURY IN ANY ACTION OR
PROCEEDING  OF ANY  KIND OR  NATURE  IN ANY  COURT  IN  WHICH  AN  ACTION  MAY BE
COMMENCED BY OR AGAINST ANY  BORROWER,  THE AGENT AND SUCH LENDER  ARISING OUT OF
THIS  AGREEMENT,  THE  COLLATERAL OR ANY  ASSIGNMENT  THEREOF OR BY REASON OF ANY
OTHER  CAUSE OR DISPUTE  WHATSOEVER  BETWEEN  ANY  BORROWER  AND THE AGENT OR ANY
LENDER OF ANY KIND OR NATURE.  EACH  BORROWER,  THE AGENT AND THE LENDERS  HEREBY
AGREE THAT THE FEDERAL  COURT OF THE WESTERN  DISTRICT  OF NORTH  CAROLINA  SHALL
HAVE  NONEXCLUSIVE  JURISDICTION  TO HEAR AND  DETERMINE  ANY CLAIMS OR  DISPUTES
BETWEEN  ANY  BORROWER  AND THE  AGENT OR SUCH  LENDER,  PERTAINING  DIRECTLY  OR
INDIRECTLY  TO THIS  AGREEMENT  OR THE LOAN  DOCUMENTS  OR TO ANY MATTER  ARISING
THEREFROM.  EACH  BORROWER  EXPRESSLY  SUBMITS  AND  CONSENTS  IN ADVANCE TO SUCH
JURISDICTION  IN ANY  ACTION  OR  PROCEEDING  COMMENCED  IN SUCH  COURTS,  HEREBY
WAIVING  PERSONAL  SERVICE OF THE  SUMMONS  AND  COMPLAINT,  OR OTHER  PROCESS OR
PAPERS  ISSUED  THEREIN AND AGREEING  THAT SERVICE OF SUCH SUMMONS AND  COMPLAINT
OR  OTHER  PROCESS  OR  PAPERS  MAY BE  MADE  BY  REGISTERED  OR  CERTIFIED  MAIL
ADDRESSED TO SUCH  BORROWER AT THE ADDRESS OF SUCH  BORROWER SET FORTH IN SECTION
15.1.  SHOULD  SUCH  BORROWER  FAIL TO APPEAR OR ANSWER ANY  SUMMONS,  COMPLAINT,
PROCESS OR PAPERS SO SERVED  WITHIN  THIRTY (30) DAYS AFTER THE  RECEIPT  THEREOF
(AS THE TERM  RECEIPT IS DEFINED IN SECTION 15.1  HEREOF),  IT SHALL BE DEEMED IN
DEFAULT AND AN ORDER AND/OR  JUDGMENT  MAY BE RENDERED  AGAINST IT AS DEMANDED OR
PRAYED  FOR IN SUCH  SUMMONS,  COMPLAINT,  PROCESS OR  PAPERS.  THE  NONEXCLUSIVE
CHOICE OF FORUM SET FORTH IN THIS  SECTION  SHALL NOT BE DEEMED TO  PRECLUDE  THE
ENFORCEMENT  OF ANY  JUDGMENT  OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION
UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

SECTION 15.6      Reserved.

SECTION 15.7      Reversal  of  Payments.  The Agent and each  Lender  shall have the  continuing  and exclusive  right to apply,  reverse and re-apply any and all payments to any portion of the Secured  Obligations in a manner  consistent  with the  terms  of this  Agreement.  To the  extent a  Borrower  makes a  payment  or payments to the Agent,  for the account of the  Lenders,  or any Lender  receives any payment or proceeds of the  Collateral  for such  Borrower's  benefit,  which payment(s)  or  proceeds  or  any  part  thereof  are  subsequently  invalidated, declared  to be  fraudulent  or  preferential,  set aside  and/or  required to be repaid to a  trustee,  receiver  or any other  party  under any  bankruptcy  law, state or federal  law,  common law or  equitable  cause,  then,  to the extent of such  payment or proceeds  received,  the  Secured  Obligations  or part  thereof intended  to be  satisfied  shall be  revived  and  continued  in full  force and effect,  as if such  payment or  proceeds  had not been  received by the Agent or such Lender, and shall constitute an Advance.

SECTION 15.8      Injunctive  Relief.  Each  Borrower  recognizes  that,  in  the
event  such  Borrower  fails  to  perform,   observe  or  discharge  any  of  its
obligations or liabilities  under this Agreement,  any remedy at law may prove to be  inadequate  relief to the Agent and the  Lenders;  therefore,  such  Borrower agrees that if any Event of Default  shall have occurred and be  continuing,  the
Agent  and the  Lenders,  if the  Agent  or any  Lender  so  requests,  shall  be entitled to temporary and permanent  injunctive  relief  without the necessity of proving actual damages.

SECTION 15.9      Amendments.

(a)      Except  as set  forth in  subsection  (b)  below,  any  term,  covenant, agreement or condition  of this  Agreement or any of the Loan  Documents may be amended or waived,  and any departure  therefrom may be consented to by the Required Lenders,  if, but only if, such amendment,  waiver or consent is in writing  signed by the  Required  Lenders and, in the case of an amendment (other than an amendment  described in Section 15.9(d)), by the  Borrowers,  and in any  such  event,  the  failure  to  observe, perform or  discharge  any such term,  covenant,  agreement or condition
         (whether  such  amendment is executed or such waiver or consent is given before or after  such  failure)  shall not be  construed  as a breach of such term, covenant,  agreement or condition or as a Default or an Event of Default.  Unless  otherwise  specified  in such waiver or consent,  a waiver  or  consent  given  hereunder  shall  be  effective  only in the specific  instance and for the specific  purpose for which given. In the event that any such waiver or amendment  is requested by the  Borrowers, the Agent and the Lenders  may  require  and charge a fee in  connection
         therewith  and  consideration   thereof  in  such  amount  as  shall  be
         determined  by the Agent and the  Required  Lenders in their  reasonable discretion.

(b)      Except as  otherwise  set  forth in this  Agreement,  without  the prior unanimous written consent of the Lenders,

(i)      no  amendment,  consent or waiver  shall affect the amount or extend the time of the  obligation  of the  Lenders  to make  Advances  or extend  the  originally  scheduled  time or times of payment of the principal of any  Revolving  Credit Loans or alter the time or times of payment of interest on any Revolving  Credit Loans,
                  the  Revolving  Credit  Facility  Amount,   the  Commitment  or
                  Commitment  Percentage  of any  Lender or the rate of  interest thereon or the amount of any fee  payable  hereunder  or permit any  subordination  of the principal or interest on such loans, permit  the  subordination  of the  Security  Interests  in any material  Collateral  or amend the  provisions of Article 12 or of this Section 15.9(b),

(ii)     no Collateral  shall be released by the Agent other than as specifically permitted in this Agreement,

(iii)    except  to  the  extent  expressly   provided  herein,   the  definition
                  "Borrowing Base" shall not be amended, and

(iv)     neither the Agent nor any Lender  shall  consent to any  amendment to or
                  waiver  of  the   amortization,   deferral   or   subordination
                  provisions  of  any  instrument  or  agreement   evidencing  or
                  relating to  obligations  of any  Borrower  that are  expressly
                  subordinate   to  any  of  the  Secured   Obligations  if  such
                  amendment  or waiver  would be adverse to the  Lenders in their capacities as Lenders hereunder;

provided,   however,  that  anything  herein  to  the  contrary  notwithstanding,
Required  Lenders  shall have the right to waive any  Default or Event of Default and the  consequences  hereunder  of such  Default or Event of Default,  provided that such  Default  or Event of  Default  does not  arise out of a breach  of, or failure to perform or observe any term,  covenant or condition of this  Agreement or any other  Loan  Document  (other  than the  provisions  of Article 12 of this
Agreement),  the  amendment  of  which  requires  the  unanimous  consent  of the
Lenders.  The Required Lenders shall have the right,  with respect to any Default or Event of Default that may be waived by them,  to enter into an agreement  with the  Borrowers  providing for the  forbearance  from the exercise of any remedies provided  hereunder  or under  the  other  Loan  Documents  without  waiving  any
Default or Event of Default.

(c)      The making of Advances  hereunder by the Lenders during the existence of a Default  or Event of  Default  shall not be  deemed  to  constitute  a waiver of such Default or Event of Default.

(d)      Notwithstanding  any  provision  of this  Agreement  or the  other  Loan
         Documents to the  contrary,  no consent,  written or  otherwise,  of the
         Borrowers  shall  be  necessary  or  required  in  connection  with  any amendment to Article 14 (except to the extent  provided in Section 14.9)
         or Section 4.7;  provided,  however,  Agent shall provide copies of such amendment to the Borrowers.

SECTION 15.10     Performance  of  each   Borrower's   Duties.   Each  Borrower's
obligations  under  this  Agreement  and  each of the  Loan  Documents  shall  be performed by such  Borrower at its own cost and expense.  Upon the  occurrence of a Default or Event of Default  hereunder or under any of the Loan  Documents,  if a Borrower  shall fail to do any act or thing  which they have  covenanted  to do under this Agreement or any of the Loan  Documents,  the Agent,  on behalf of the
Lenders,  may  (but  shall  not be  obligated  to) do the  same or cause it to be done,  at such  Borrower's  cost and expense,  either in the name of the Agent or the  Lenders  or in the name and on behalf of such  Borrower,  and such  Borrower hereby irrevocably authorizes the Agent so to act.

SECTION 15.11     Indemnification.  Each  Borrower  agrees to reimburse the Agent and the  Lenders  for all  costs and  expenses,  including,  without  limitation, reasonable  counsel fees and disbursements,  incurred,  and to indemnify and hold the Agent and the Lenders  harmless from and against all losses  suffered by, the
Agent or any  Lender  in  connection  with (i) the  exercise  by the Agent or any
Lender  of any  right  or  remedy  granted  to it  under  any of the  Transaction
Documents,  (ii) any claim, and the prosecution or defense  thereof,  arising out of or in any way connected with any of the Transaction  Documents,  and (iii) the collection  or  enforcement  of the Secured  Obligations  or any of them, in each case,  other than such costs,  expenses and liabilities  solely and directly from the Agent's or any Lender's gross negligence or willful misconduct.

SECTION 15.12     All Powers  Coupled with  Interest.  All powers of attorney and other  authorizations  granted  to the  Agent  and the  Lenders  and any  Persons designated  by the  Agent  or the  Lenders  pursuant  to any  provisions  of this
Agreement or any of the  Transaction  Documents  shall be deemed  coupled with an interest  and  shall be  irrevocable  so long as any of the  Secured  Obligations remain unpaid or unsatisfied.

SECTION 15.13     Survival.  Notwithstanding  any  termination of this Agreement,
(a) until  all  Secured  Obligations  have  been  irrevocably  paid  in  full  or otherwise  satisfied,  the Agent,  for the benefit of the  Lenders,  shall retain its Security  Interest and shall retain all rights under this  Agreement and each of the  Security  Documents  with respect to such  Collateral  as fully as though this Agreement had not been  terminated,  (b) the  indemnities to which the Agent and the Lenders are  entitled  under the  provisions  of this  Article 15 and any other  provision of this Agreement and the Loan Documents  shall continue in full force and effect  and shall  protect  the Agent and the  Lenders  against  events arising after such  termination  as well as before,  and (c) in  connection  with the  termination  of  this  Agreement  and the  release  and  termination  of the
Security  Interests,  the  Agent,  on behalf of itself as agent and the  Lenders, may  require  such  assurances  and  indemnities  as  it  shall  reasonably  deem necessary  or  appropriate  to protect the Agent and the Lenders  against loss on account of such release and  termination,  including,  without  limitation,  with respect  to  credits  previously  applied  to the  Secured  Obligations  that may subsequently be reversed or revoked.

SECTION 15.14     Severability  of  Provisions.  Any provision of this  Agreement or any Loan Document  which is prohibited or  unenforceable  in any  jurisdiction shall,  as to  such  jurisdiction,  be  ineffective  only to the  extent  of such prohibition  or  unenforceability  without  invalidating  the  remainder  of such provision  or the  remaining  provisions  hereof  or  thereof  or  affecting  the validity or enforceability of such provision in any other jurisdiction.

SECTION 15.15     Governing   Law.   This   Agreement  and  the  Notes  shall  be
construed  in  accordance  with  and  governed  by the law of the  State of North
Carolina.

SECTION 15.16     Counterparts.  This  Agreement may be executed in any number of counterparts and by different  parties hereto in separate  counterparts,  each of which when so  executed  shall be deemed to be an  original  and shall be binding upon all parties,  their successors and assigns,  and all of which taken together shall constitute one and the same agreement.

SECTION 15.17     Reproduction  of Documents.  This  Agreement,  each of the Loan
Documents and all documents  relating  thereto,  including,  without  limitation,
(a)  consents,  waivers and  modifications  that may  hereafter be executed,  (b)
documents  received by the Agent or any  Lender,  and (c)  financial  statements, certificates  and other  information  previously  or  hereafter  furnished to the
Agent  or any  Lender,  may be  reproduced  by the  Agent or such  Lender  by any
photographic,   photostatic,  microfilm,  microcard,  miniature  photographic  or other  similar  process  and such Person may  destroy  any  original  document so produced.  Each  party  hereto  stipulates  that,  to  the  extent  permitted  by
Applicable Law, any such  reproduction  shall be as admissible in evidence as the original  itself in any  judicial or  administrative  proceeding  (whether or not the  original  shall be in  existence  and whether or not such  reproduction  was made by the Agent or such  Lender in the  regular  course of  business),  and any enlargement,  facsimile  or  further  reproduction  of  such  reproduction  shall likewise be admissible in evidence.

SECTION 15.18     Term of Agreement.  This Agreement  shall remain in effect from the  Agreement  Date  through  the  Termination  Date and  thereafter  until  all
Secured  Obligations  shall have been  irrevocably paid and satisfied in full. No termination  of this  Agreement  shall affect the rights and  obligations  of the parties hereto arising prior to such termination.

SECTION 15.19     Confidentiality.

(a)      Provided the Borrowers have given their  permission,  the Agent and each
         Lender  may issue and  disseminate  to the  public  general  information describing  the  credit  accommodation  entered  into  pursuant  to this
         Agreement,  including  the  name  and  address  of the  Borrowers  and a
         general   description  of  the  Borrower's  business  and  may  use  the
         Borrower's name in advertising and other promotional material.

(b)      Subject  to  the  provisions  of the  following  sentence,  each  Lender severally agrees to take normal and reasonable  precautions and exercise due care to maintain the  confidentiality of all information  identified as  "confidential"  or "secret"  by each  Borrower  and  provided to the
         Agent or such  Lender  by or on  behalf  of such  Borrower,  under  this
         Agreement  or any other Loan  Document,  except to the extent  that such information (i) was or becomes  generally  available to the public other than as a result of disclosure by the Agent or such Lender,  or (ii) was or becomes  available  on a  nonconfidential  basis from a source  other than  the  Borrowers,  provided  that  such  source  is not  bound  by a confidentiality  agreement with the Borrowers known to the Agent or such
         Lender;  provided,  however,  that the Agent and any Lender may disclose such  information  (A) at the request or pursuant to any  requirement of any Governmental  Authority to which the Agent or such Lender is subject or in connection  with an examination of the Agent or such Lender by any such  Governmental  Authority;  (B)  pursuant to subpoena or other court process;  (C) when required to do so in accordance  with the  provisions of any  Applicable  Law;  (D)  to  the  extent  reasonably  required  in connection  with  any  litigation  or  proceeding  (including,  but  not limited to, any bankruptcy  proceeding)  to which the Agent,  any Lender or  their  respective  Affiliates  may  be  party;  (E)  to  the  extent reasonably  required  in  connection  with the  exercise  of any  remedy hereunder or under any other Loan  Document;  (F) to the Agent's or such
         Lender's  independent   auditors,   accountants,   attorneys  and  other
         professional  advisors;  (G) to any prospective  Participant or Assignee under any Assignment and Acceptance,  actual or potential, provided that
         such   prospective   Participant   or  Assignee   agrees  to  keep  such
         information  confidential  to the same extent  required of the Agent and the Lenders hereunder; and (H) to its Affiliates.

SECTION 15.20     Pre-Petition  Loan Agreement.  The Borrowers  hereby agree that
(a)  this  Agreement  is  separate  and  distinct  from  the  Pre-Petition   Loan
Agreement and (ii) the  Pre-Petition  Loan  Agreement is in full force and effect against  the  Borrowers.  Borrowers  further  agree  that by  entering  into this
Agreement,  the Agent and the  Lenders  do not waive any  "Default"  or "Event of
Default" that may exist under the Pre-Petition Loan Agreement.

SECTION 1.1

                  IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement  to  be  executed  by  their  duly   authorized   officers  in  several
counterparts all as of the day and year first written above.

                  BORROWERS:

                  TROPICAL SPORTSWEAR INT'L CORPORATION
                  By:      /s/ Karen S. Castillo
                  Name:    Karen S. Castillo
                  Title:   Vice President Corporate Administration and Secretary

                  TROPICAL SPORTSWEAR COMPANY, INC.

                  By:      /s/ Karen S. Castillo
                  Name:    Karen S. Castillo
                  Title:   Assistant Secretary

                  SAVANE INTERNATIONAL CORP.

                  By:      /s/ Karen S. Castillo
                  Name:    Karen S. Castillo
                  Title:   Vice President Corporate Administration and Secretary

                  APPAREL NETWORK CORP.

                  By:       /s/ Karen S. Castillo
                  Name:     Karen S. Castillo
                  Title:    Vice President and Secretary

                  TSI BRANDS, INC.

                  By:       /s/ Karen S. Castillo
                  Name:     Karen S. Castillo
                  Title:    Assistant Secretary

                  TSIL, INC.

                  By:       /s/ Karen S. Castillo
                  Name:     Karen S. Castillo
                  Title:    Assistant Secretary

                  AGENT:

                  THE CIT GROUP/COMMERCIAL
                  SERVICES, INC.

                  By:       /s/ Gordon Jones
                  Name:     Gordon Jones
                  Title:    Senior Vice President

                  LENDERS:

Commitment Amount: $33,333,333.33

                  THE CIT GROUP/COMMERCIAL
                  SERVICES, INC.

                  By:       /s/ Gordon Jones
                  Name:     Gordon Jones
                  Title:    Senior Vice President

Commitment Amount: $16,666,666.67

                  FLEET CAPITAL CORPORATION

                  By:       /s/ Elizabeth L. Waller
                  Name:     Elizabeth L. Waller
                  Title:    Senior Vice President